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                                APPRAISAL REPORT

                                 SHILO INN HOTEL


                                   Located At

                               9900 SW CANYON ROAD
                                PORTLAND, OREGON



                                      As Of

                                DECEMBER 1, 1996

                                  Prepared for:

                                     KEYCORP

                           REAL ESTATE CAPITAL MARKETS

                          700 FIFTH AVENUE, 52nd FLOOR

                            SEATTLE, WASHINGTON 98104


                                  Prepared by:

                       JAMES RATKOVICH & ASSOCIATES, INC.

                             1224 EAST GREEN STREET

                           PASADENA, CALIFORNIA 91106

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

                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106
                            TELEPHONE: (818) 795-5087

December 9, 1996

Mr. David Thatcher
Senior Vice President
KeyCorp
Real Estate Capital Markets
700 Fifth Avenue, 52nd Floor
Seattle, Washington  98104

Re:     Appraisal Report of Shilo Inn
        9900 SW Canyon Road
        Portland, OR 97225-2996

Dear Mr. Thatcher:

In conjunction with the above captioned appraisal report ("Report"), we have conducted the required investigation, gathered the necessary data, and made certain analyses that were used in forming the opinion of the market value of the above referenced Property.

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral to secure a proposed loan. This Report is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

The purpose of this Report is to express our opinion of the market value of the Property subject to the definitions of value, the assumptions and limiting conditions and the certification contained in the attached Report. The Report:

          o May be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

          o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

          o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;


--------------------------------

Mr. David Thatcher
December 9, 1996
Page -2-

          o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

The subject property consists of four, two and three-story buildings containing 142 rooms, a full-service restaurant, lounge, sports bar fitness center and meeting rooms, located at 9900 SW Canyon Road in the City of Portland, Washington County, Oregon 97225-2996. It is situated on the southwest corner of SW Canyon Road and SW 97th Avenue, approximately twelve blocks east of Highway
217. The subject site is comprised of one assessor parcel of irregular shape. The site has approximately 477 feet of frontage on the south side of Canyon Road and 342.5 feet of frontage on SW 97th Avenue. Calculations reveal a total site area of 3.92 acres, or approximately 170,755 square feet. The site has been improved with four buildings, an outdoor heated swimming pool, gazebo, pond and ample parking. Total building area is approximately 91,931 square feet. The fee land is owned by Jon Katze and Kathryn Desphande. The improvements are owned by Mark Hemstreet and operated as a Shilo Inn.

The subject property and comparables were last inspected November 20, 1996. Based on the investigation and analysis outlined in the report and subject to the assumptions and limiting conditions as set forth within the context of this report, the estimated market value of the Leasehold Estate, as a going concern with existing furniture, fixture and equipment, As Is, as of December 1, 1996 was:

                                   $10,000,000
                                   ===========
                               TEN MILLION DOLLARS

The report that follows sets forth the identification of the property, the assumptions and limiting conditions, pertinent facts regarding the area and the subject property, comparable data and the reasoning leading to the conclusions set forth.

Sincerely,


/s/ M. Hammad

M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
OR No. TNR0314


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9900 SW Canyon Road, Portland, OR

                                TABLE OF CONTENTS

ASSUMPTIONS AND LIMITING CONDITIONS                                            V

SALIENT FACTS AND CONCLUSIONS                                                VII

SUBJECT PHOTOGRAPHS                                                            8

IDENTIFICATION OF THE PROPERTY                                                16

PURPOSE OF THE APPRAISAL                                                      16

FUNCTION OF THE APPRAISAL                                                     16

DATE OF VALUATION                                                             16

HISTORY AND OWNERSHIP                                                         16

SCOPE OF THE ASSIGNMENT                                                       17

MARKETING AND EXPOSURE PERIODS                                                17

AMERICAN DISABILITIES ACT COMPLIANCE                                          17

PROPERTY RIGHTS APPRAISED                                                     18

HAZARDOUS MATERIAL STATEMENT                                                  18

COMPETENCY PROVISION                                                          18

DEFINITIONS                                                                   19

REGIONAL OVERVIEW                                                             21

AREA DESCRIPTION                                                              25

HOTEL INDUSTRY OVERVIEW                                                       28

SITE DESCRIPTION                                                              35

PLAT MAP                                                                      39


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9900 SW Canyon Road, Portland, OR

TABLE OF CONTENTS (CONTINUED)

IMPROVEMENT DESCRIPTION                                                       40

HIGHEST AND BEST USE ANALYSIS                                                 46

VALUATION                                                                     48

COST APPROACH                                                                 51

DIRECT COMPARISON APPROACH                                                    69

INCOME APPROACH                                                               83

RECONCILIATION AND FINAL VALUE CONCLUSIONS                                   103

CERTIFICATIONS                                                               105

APPRAISER'S QUALIFICATIONS

ADDENDA

Legal Description
Ground Lease
Restaurant Lease
Historical Operating Data
Smith Travel Research Hotel Operating Statistics
PKF Industry Standards
Smith Travel Research Report


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9900 SW Canyon Road, Portland, OR

                        Assumptions & Limiting Conditions

The analysis of the property is predicated upon the following assumptions and conditions:

The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The Appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinions herein stated.

No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, although such matters may be discussed in the report.

No opinion as to title is rendered. Data on ownership and the legal description were obtained from sources generally considered reliable. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report.

The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

No engineering survey has been made by the Appraiser. Except as specifically stated, data relative to size and area were taken from sources considered reliable, and no encroachment of real property improvements is assumed to exist.

Maps, plats, and exhibits included herein are for illustration only, as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

No opinion is expressed as to the value of subsurface oil, gas, or mineral rights and the property is not subject to surface entry for the exploration or removal of such material except as expressly stated.

Testimony or attendance in court or at any other hearing is not required by reason of rendering this appraisal unless such arrangements are made and compensation is agreed in advance.

No soil studies covering the subject property were available to the Appraiser, therefore, assumptions as to soil qualities employed in this report are not conclusive but have been considered consistent with information available to the Appraiser.

Earthquakes are not common in the area. No responsibility is assumed due to their possible effects on individual properties unless detailed geological reports are made available.

The property has been personally inspected by the appraisers so designated in the Certification and have found no obvious evidence of structural deficiencies except as stated in the report; however, no responsibility for hidden defects or conformity to specific governmental requirements such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.

No consideration has been given in this appraisal to personal property located on the premises unless specifically addressed within this report. Only real property items have been considered unless specifically mentioned.


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9900 SW Canyon Road, Portland, OR

Assumptions & Limiting Conditions (continued)

The rental areas herein discussed have been calculated in accord with standards developed by the American Standards Association as included in Real Estate Terminology.

This report is based, in part, upon information assembled from a wide range of sources. An impractical and uneconomic expenditure of time would be required in attempting to furnish unimpeachable verification in all instances, particularly as to market related information, therefore, the incorporated data cannot be guaranteed.

The dollar amount of any value opinion herein rendered is based upon the purchasing power of the United States dollar existing at the date of value.

The Appraiser reserves the right to make such adjustments to the valuation herein reported as may be required by consideration of additional or more reliable data that may become available.

In the event this report is placed in the hands of a third party, such party must be made cognizant of any and all limiting conditions resulting from the basis of our employment and discussions related thereto as well as those set forth herein.

When improvements are labeled proposed or when development type properties are concerned, the property has been appraised subject to certain assumptions as to the quality and nature of the completed buildings, tenant improvements, land improvements or infrastructure. The basis for these assumptions were provided by the client, his representative, or government officials. Any deviation from these specifications will render the conclusions, which are based on those assumptions, useless and void.

Hazardous substances, if present within a facility, can introduce an actual or potential liability that will adversely affect the marketability and value of the facility. Such liability may be in the form of immediate recognition of existing hazardous conditions requiring correction and the future obligation that can stem from the release of currently non-hazardous contaminants, such as asbestos fibers or toxic vapors from urea formaldehyde foam insulation, through aging or building renovations. In the development of our opinion of value, no consideration has been given to such liability or its impact on value. The Appraiser is not qualified to make an investigation to determine the possible presence of toxic materials requiring either immediate or future correction. There are experts in this special field who can conduct such investigations and provide guidance regarding the impact of toxic materials that may be present in the subject property.

Disclosure of the contents of this appraisal report is governed by the bylaws and regulations of the Appraisal Institute. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraisers or the firm with which they are connected, or any reference to the Appraisal Institute or the MAI, SRPA, RM, SRA, or SREA designations) shall be disseminated to the public through advertising media, public relations media, news media, sales media, or any other public means of communication without the prior written consent and approval of the undersigned.

Moreover, except for the fee paid us in its connection, we do not assume any responsibility or liability for direct, indirect, incidental or consequential damages whatsoever resulting from errors due to human fallibility or to computer hardware or software.


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9900 SW Canyon Road, Portland, OR

                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

LOCATION:                            Shilo Inn
                                     9900 SW Canyon Road
                                     Portland, Oregon  97225-2996

ASSESSOR'S PARCEL NO.:               1S 1 11CD 02600 - Parcel: R0076786

PROPERTY RIGHTS APPRAISED:           Leasehold Estate

FEE OWNER OF RECORD:                 Jon Katze and Kathryn Desphande

PROPERTY TYPE:                       142 Unit Motel, Restaurant, Lounge,
                                      Meeting Rooms

ZONING:                              Commercial, Washington County, OR

SITE AREA:                           3.92 acres; (170,755 square feet)

IMPROVEMENTS:                        The subject improvements consist of four
                                     buildings ranging from two to three
                                     stories, pool, gazebo, pond, restaurant, lounge and sports bar. The improvements are classified as good quality Class D, double wall constructed motel building with 142 rooms encompassing 91,931 square feet of gross area. The improvements were constructed between 1935 and 1979, and remodeled within the last year. Effective age is estimated at 10 years, with a 40 year remaining economic life.

HIGHEST AND BEST USE:                As Vacant:    Commercial development
                                     As Improved:  Existing Use

VALUE CONCLUSIONS:
    Leasehold Land Value:            $365,000
    F, F & E:                        $426,000 ($3,000 per room)

    Cost Approach:                   $9,250,000 (Leasehold)
    Direct Sales Comparison:         $9,840,000 (Leasehold)
    Income Capitalization Approach:  $10,000,000 (Leasehold)

    Final Value Estimate             $10,000,000 (Leasehold)

ESTIMATED MARKETING TIME:            Twelve Months

LAST DATE OF INSPECTION:             November 20, 1996

DATE OF VALUE:                       December 1, 1996


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9900 SW Canyon Road, Portland, OR

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     SUBJECT PROPERTY - LOOKING SOUTHEAST FROM NEAR NORTHWEST CORNER OF SITE

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                    COURTYARD - GAZEBO - POND WITH FOUNTAINS


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9900 SW Canyon Road, Portland, OR

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              LOOKING NORTHWEST FROM NEAR SOUTHEAST CORNER OF SITE

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                LOOKING NORTH FROM NEAR SOUTHEAST CORNER OF SITE


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99 SW Canyon Road, Portland, OR

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              LOOKING NORTHEAST FROM NEAR SOUTHWEST CORNER OF SITE

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                   INTERIOR VIEW FROM POOL AREA LOOKING SOUTH


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9900 SW Canyon Road, Portland, OR

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                           LOBBY AND REGISTRATION DESK

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                                   RESTAURANT


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9900 SW Canyon Road, Portland, OR

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                                     LOUNGE

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                                DOUBLE QUEEN ROOM


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                                    KING ROOM

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                                   KING SUITE


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                              TYPICAL MEETING ROOM

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                                    POOL AREA


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9900 SW Canyon Road, Portland, OR

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                LOOKING EAST ON SW CANYON ROAD - SUBJECT TO RIGHT

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                LOOKING WEST ON CANYON ROAD - SUBJECT TO THE LEFT


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9900 SW Canyon Road, Portland, OR

                         IDENTIFICATION OF THE PROPERTY

The subject property is a Shilo Inn motel located at 9900 SW Canyon Road, Portland, Washington County, Oregon 97225. The subject is situated on an irregular shaped site located on the southwest corner of SW Canyon Road and SW 97th Avenue.

Legal Description

The property is identified for tax purposes as Assessor's Parcel Number 1S 1 11CD 02600. A full legal description of the property is included in the Addenda to this report.

                            PURPOSE OF THE APPRAISAL

The purpose of the appraisal is to express our opinion of the market value, "As-is" of the Leasehold Estate, of the going concern, in the subject property, as of the stated appraisal date.

                            FUNCTION OF THE APPRAISAL

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral for a proposed loan for its underwriting purposes. This appraisal is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal.

        o May be relied upon by KeyCorp and Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

        o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

        o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;

        o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

                                DATE OF VALUATION

The date of valuation is December 1, 1996. The subject and the comparables were last inspected on November 20, 1996.

                              HISTORY AND OWNERSHIP

According to title information furnished by First American Title Insurance Company of Oregon, dated October 1, 1996, the apparent owner of the subject property is Jon Katze and Kathryn Deshpande. The property has been in this ownership since December 7, 1992. The property owner leased the land to Patrick and Rosemary Lockhart, and subsequently assigned the lease to Mark S. Hemstreet on September 1, 1993. No consideration was indicated on the documents. There are no sales or listing pending on the subject property as of the appraisal date.


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9900 SW Canyon Road, Portland, OR

                             SCOPE OF THE ASSIGNMENT

This appraisal has been made in accordance with the accepted techniques, standards, methods and procedures as stated in the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute. The value set forth herein was estimated after application and analysis by the Direct Sales Comparison Approach to value and an Income Approach analysis using capitalization and discounting methods.

The appraiser researched the market for sales of vacant land similar to the subject's land. This was added to the estimated depreciated cost to build the improvements to arrive at a reasonable Cost Approach to value. The subject market area was surveyed to obtain an indication of overall market rents, typical expenses and occupancy levels, in order to analyze the subject income stream for the Income Approach to value. Additionally, sales of improved properties similar to the subject property were analyzed to determine both the demand for and to estimate market value of the subject property. The three approaches were correlated to arrive at a final value. This is a complete appraisal/self contained report. All the data gathered was verified and adjusted according to superiority or inferiority relative to the subject property in order to obtain a value indication for the subject property. The cost to complete the planned renovation is deducted from each of the approaches to arrive at an As Is value.

                         MARKETING AND EXPOSURE PERIODS

According to Korpacz Real Estate Investor Survey, Second Quarter 1996, the average marketing time for national investment property is 9.89 months as compared to 11.01 months a year prior. According to CB Commercial Investor Survey, First Quarter 1996, the marketing time for hotels ranges between 6-18 months and averages 8.4 months. Sales used in our market approach analysis indicate a range between 1 and 12 months marketing time. Hotel and motel brokers indicate that properties similar to the subject are expected to have marketing periods of approximately 9 to 12 months. This appraisal is based on a 12 month marketing period. Exposure period is a retrospective indication of market time and for the subject property is estimated to be the same as the marketing period.

                      AMERICAN DISABILITIES ACT COMPLIANCE

The subject property is appraised without a specific compliance survey having been constructed to determine if the property is or is not in conformance with the requirements of the Americans with Disabilities Act (ADA). The presence of architectural and communications barriers that are structural in nature that would restrict access by disabled individuals may adversely affect the property's value, marketability or utility.


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9900 SW Canyon Road, Portland, OR

                            PROPERTY RIGHTS APPRAISED

The rights in realty are typically identified with respect to properties such as the subject are the Fee Simple, Leased Fee, and Leasehold Estate. These are defined as follows: (1)

Fee Simple Estate: An absolute fee; a fee without limitations to any particular class of heirs or restrictions, but subject to the limitations of eminent domain, escheat, police power and taxation. An inheritable estate.

Leased Fee Estate: A property held in fee with the right of use and occupancy conveyed by lease to others. A property consisting of the right to receive rentals over a period of time, plus the right of ultimate repossession at the termination of the lease.

Leasehold Estate: A property held under tenure of lease. The right of use and occupancy of real property by virtue of a lease agreement. The right of a lessee to use and enjoy real estate for a stated term and upon certain conditions, such as the payment of rent.

The property rights appraised within the context of this report are described as the Leasehold Estate.

                          HAZARDOUS MATERIAL STATEMENT

In this appraisal assignment, unless otherwise stated, the existence of potentially hazardous material used in the construction or maintenance of the building, such as the presence of toxic waste, which may or may not be present on the property, was not observed by the appraiser; nor do we have any knowledge of the existence of such materials on or in the property. The appraiser is not qualified to detect such substances. The presence of potentially hazardous insulation may have an effect on the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for engineering or scientific knowledge required to discover such materials. The client is urged to retain an expert in this field, if so desired.

                              COMPETENCY PROVISION

We attest that the writer of this report has attained a level of competency necessary to complete the assignment in a diligent manner, utilizing all the commonly recognized analysis techniques considered normal for a prudent evaluation effort. The reader is referred to the appraisers' qualifications in the addenda for further confirmation of the appraisers' training and background.

----------
(1) Real Estate Terminology; American Institute of Real Estate Appraisers; Burl
N. Boyce, Ph.D.; Ballinger Company; 1975.


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9900 SW Canyon Road, Porltand, OR

Definitions

"(2) 'Market value'(2) means:

   (i) The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

        A. buyer and seller are typically motivated;
        B. both parties are well informed or well advised, and each acting in what he considers his own best interest;
        C. a reasonable time is allowed for exposure in the open market;
        D. payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and
        E. the price represents a normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

(ii) Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs that are normally paid by sellers as a result of tradition or law in a market area; these cost are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institution lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession, but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgment."

Going Concern Value

According to the Dictionary of Real Estate Appraisal, Third Edition, going concern value is defined as: the value created by a proven operation; considered as a separate entity to be valued with a specific business establishment.

----------
(2) This definition of market value is predicated on the Uniform Standards of professional Appraisal Practice (USPAP) and fully complies with those requirements mandated by the Office of Thrift Supervision (OTS), Office of the Comptroller of Currency (OCC), Federal Deposit Insurance Corporation (FDIC), National Credit Union Administration (NCUA), Federal Home Loan Bank Board (FHLBB), and the Resolution Trust Corporation (RTC).


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9900 SW Canyon Road, Portland, OR

                                  Regional Map

                                [GRAPHIC OMITTED]

Portland - Hillsboro


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                                REGIONAL OVERVIEW

The subject property is located in the Portland/Beaverton area and is part of the greater Portland Metropolitan area in the northwest portion of the State of Oregon at the northern end of the Willamette Valley. The metropolitan area is comprised of Multnomah, Washington, Clackamas, and Yamhill Counties in Oregon, and Clark County in Washington. Portland is the largest city in the State of Oregon. Situated on the Willamette and Columbia Rivers, about 80 miles east of the mouth of the Columbia River, the city enjoys commanding views of the Cascade Mountains. The breathtaking and snowcapped Mt. Hood rises majestically to the east of the city and is only one of many beautiful peaks that can be viewed from Portland. It is the largest population center between Seattle and San Francisco. The city is 110 water miles from the Pacific Ocean, 180 highway miles south of Seattle, and 650 highway miles north of San Francisco.

Portland has a temperate climate with mild temperatures averaging 38 degrees in the winter and 66 degrees in the summer. Portland's precipitation is primarily rain, the majority of which falls between October and May. Snowfalls are seldom more than a few inches and severe storms are rare.

TRANSPORTATION

Salem, the capital city of Oregon, is located approximately 50 miles south of Portland. Seattle, Washington is located 177 miles north. Due to its central location and proximity to primary transportation centers, Portland has become one of the major distribution centers in the Pacific Northwest. It is the only metropolitan city in the region which provides water travel, highway, and rail service to all four compass points. The area is accessed by Interstate Highway 5, a north/south freeway connecting Seattle to the north and San Francisco, Los Angeles, San Diego to the south. Interstate 84, an east/west freeway travels along the Columbia River to Idaho. The area is also serviced by US Highways 30, 26, 99E, 99W and Interstate 205.

Local mass transit is provided by Tri-Met County Metropolitan District. This system serves the tri-county area with 600 buses and a light rail system which connects the east side of Multnomah County with downtown Portland.

The Portland International Airport is located just off the Interstate 205 approximately 6 miles from Portland and 7 miles from the subject property. The airport has recently undergone a $17.5 million dollar expansion and is being considered by the FAA as an expansion airport due to crowding at other major airports. Air traffic is expected to increase dramatically over the next five years. The airport should continue to boost the regional economy. Two smaller airports are located in the cities of Hillsboro and Troutdale. Burlington-Northern, Southern Pacific and the Union Pacific railroads serve Portland. There are also several bus lines available, such as Greyhound and Trailways Lines.


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9900 SW Canyon Road, Portland, Or

REGIONAL OVERVIEW (continued)

POPULATION

In 1983 the federal government classified Portland as a "Level A" Consolidated Metropolitan Statistical Area (CMSA). This designation encompasses the areas of Multnomah, Washington, Clackamas, and Yamhill Counties in Oregon and Clark County, Washington. Included within this designation is the Portland Primary Statistical Area (PMSA), i.e., the four Oregon counties and the Vancouver PMSA, i.e., Clark County.

The PMSA's most recent population estimates indicate a total population of approximately 1.2 million. Thirty-six percent of the PMSA population reside in the City of Portland. Between 1979 and 1989, the Portland PMSA increased approximately 12%.

The Center for Population Research at Portland State University, showed that the three fastest growing cities in the PMSA are in Washington County. These are Durham, Sherwood and Cornelius, all experiencing double-digit growth over the past year. Gresham, Hillsboro and Oregon City added the largest number of residents for the same period. Oregon City increased 8.2% over the past year, reaching a population of 18,980. The total population for the Greater Portland Metropolitan area is approaching over 1.4 million people.

The State of Oregon labor statistics, September 1996, indicate a seasonally adjusted state unemployment rate for July, 1996, of 5.3%. This compares with a national seasonally adjusted unemployment rate of 5.4 percent. The Portland area showed an unemployment rate 4.1% for the same period. Although slightly higher than its level a year ago, the unemployment rate for the Portland metro area remains well below the statewide and national rates.

The PMSA is generally considered to have a diversified economy, not tied to any one industry or employer. The non-manufacturing sector employs about 80% of all non-farm wage and salary workers. There is relatively rapid growth expected in most of the non-manufacturing industries. A large number of the expected job openings in non-manufacturing sectors will be in the trade and service industries, which together account for about half of all wage and salary employment in the PMSA. There are approximately 38,000 business establishments (14,000 of which are in the services sector) in the Portland Metropolitan Statistical Area. There are more than 275 banking offices in the area. Metal working, lumber, furniture and timber products, electronics, and chemicals are five of the leading industries in the area. More than 1,000 businesses in these five fields claim Portland as their headquarters. Several of these companies are among the largest US Corporations and some, (Tektronix, Willamette Industries and Omark Industries for example) are listed in Fortune 1000. The top ten employers are Tektronix (10,624 employees), Fred Meyer, Inc. (6,689), HealthLink (4,300), Kaiser Permanente (4,253) and James River Corporation (4,200). The other five, each with approximately 3,000 employees are US Bancorp, Northwest Bell, Intel, PGE, and Wells Fargo Bank.


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9900 SW Canyon Road, Portland, OR

REGIONAL OVERVIEW (continued)

Portland has become a leader in attracting new businesses. The city ranked first among US cities in the growth of electronics and information technology companies from 1982 to 1984. The area has been able to entice global firms such as NEC, Epson, and Fujitsu to relocate in Portland. Governmental agencies have been actively pursuing plans (land use planning, selective lower tax rates) to recruit new businesses.

EDUCATION

Portland has a good primary and secondary education system. Additionally there are numerous private colleges, four community colleges and eleven vocational schools in the area. Portland is home to Portland State University, the University of Oregon Medical School, Lewis and Clark College, University of Portland and Reed College. The two largest schools in Oregon, the University of Oregon and Oregon State University are located 120 miles and 90 miles south of Portland, respectively.

TOURISM AND TRAVEL

Tourism is one of the fastest growing industries in the Pacific Northwest. While it is difficult to track the number of visitors to the Portland area due to the variety of entry modes, statistics compiled by the Portland Oregon Visitors Association indicate significant growth in visitor inquiries every year. In the long-term, tourism in the Pacific Northwest should benefit from national trends toward increased vacation time and personal income, and from a surge in visitors traveling to and from Asia. Popular tourist attractions in or near the Portland area include the Oregon Coast, Columbia Gorge, Mount Hood, Washington Park Zoo, the Portland Performing Arts Center, numerous gardens, the Yamhill Historic District, Riverplace, and a variety of shopping experiences including the Yamhill Marketplace, the Galleria, Pioneer Place and numerous regional shopping malls. The new Rose Garden Arena is a state-of-the-art facility that is host for the NBA Portland Trailblazers and hosts a variety of conventions, concerts, and sporting events.

Portland is home to the Trailblazers, an NBA basketball team, as well as professional baseball and hockey teams. There is horse and dog racing in the immediate area. An excellent system of parks and recreational areas along with nineteen golf courses and six private country clubs are found throughout the city. Other civic activities include a symphony and opera company, many museums, including the Oregon Museum of Science and Industry (OMSI), the coliseum and the civic stadium.

The retail market in Portland is well represented by several regional shopping malls, a vital downtown area, and miscellaneous neighborhood retail centers. Among the more prominent are the Clackamas Town Center with nearly 1,250,000 square feet, the Vancouver mall in Washington, the Washington Square regional shopping center with 1,200,000 square feet, the Lloyd Center Shopping mall centered around an ice skating rink, the Clackamas Promenade and Jantzen Beach shopping center.


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James Ratkovich & Associates, Inc.                                            23
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9900 SW Canyon Road, Portland, Or

REGIONAL OVERVIEW (continued)

Portland's location across the border from Washington and its lack of a sales tax enhances its position in the retail market. Many shoppers are drawn to the area from nearby Washington, which has helped to establish Portland as the retail capital of the Pacific Northwest. Although the Portland area ranks 41st in population, it is in 23rd position in retail sales.

Between 1985 and 1990, the number of events and delegates attending conventions, trade shows or events in Portland increased from 392 events and 241,000 visitors, to 420 events and 317,000 visitors. This equates to an average annual growth in delegates to conventions of 5.6 percent. The completion in 1990 of the Oregon Convention Center has greatly enhanced the convention market in Portland. The convention facility features 150,000 square feet of contiguous exhibit space, a 25,000 square foot ballroom, and 28 rooms totaling approximately 30,000 square feet of meeting space.

The Portland International Airport region continues to show vigorous growth and expansion of hotel/motel industries and restaurants. Many major hotel chains have recently built, or are in the process of building, new facilities. Some of these include, Embassy Suites, Fairfield Inn, Courtyard by Marriott, Holiday Inn Express, Hampton Inn, and Comfort Suites.

The Pacific Northwest is highly regarded by national and international visitors for it's excellent outdoor recreation. The Oregon Coast is approximately 60 miles west of Portland. Mr. Hood, with top-rated skiing facilities, is just east of the city. Other skiing facilities are within easy access of Portland and include Mt. Bachelor in Bend, and Hoodoo at the Santiam Pass. The Cascade Mountains, the Coastal Range, the high desert area of Bend, the Columbia Gorge all offer scenic vacationing and a full range of recreational activities. All of these areas are within a few hours of Portland.

SUMMARY

The Portland Metropolitan Statistical Area is a well-located, major metropolitan area. It has a diverse economic base and is considered to be the primary transportation hub of the Pacific Northwest. The area enjoys a year-around mild climate and is viewed as an attractive place to live. The predicted pattern of growth will likely remain similar to past growth rates. A steady but reasonable growth in population is foreseen.

The economic base of the PMSA is solid and will likely continue to out-perform the national economy. The construction industry is very active with employment higher than last year. Oregon continues to ride high compared to the national trend in new home construction. The last 3 years have shown continual and steady growth. Non-residential projects are even stronger than residential. The state is expected to operate in 1995 at comparable levels due to the in-migration of population. The current lower interest rates for mortgages continues to make housing affordable and the economy remains strong despite the downturn in other sections of the nation.


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James Ratkovich & Associates, Inc.                                            24
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9900 SW Canyon Road, Portland, Or

REGIONAL OVERVIEW (continued)

Active construction levels, a diverse employment base, increasing personal income levels and continued in-migration of population will all be a factor in a continuing positive trend for the state economy. Property values should continue to rise with a decline in vacancy rates expected. Tourism is expected to continue to be a strong factor in the economy. Tourism increased for the state by nearly 20% for the past three years and the future predictions are for continued, but more moderate growth. The Portland International Airport expansion and the completion of the Oregon Convention Center in 1990 and the Rose Garden in 1995, have positively impacted the area.

Barring any unusual adverse economic conditions, the property under appraisement is located in an area that will outperform national trends for the next several years. The strong economy of the PMSA and excellent quality of life will continue to draw people to the state both as tourists and residents.

Neighborhood Description/Introduction

The Appraisal Institute defines a neighborhood as "a group of complementary land uses" (2). A Neighborhood may be more specifically defined as "a portion of a larger community, or an entire community, in which there is a homogeneous grouping of inhabitants, buildings or business enterprises." (3) "...neighborhood boundaries may consist of well defined natural or manmade barriers or they may be more or less well defined by a distinct change in land use..." (3)

The subject neighborhood is located in the city of Portland, on the southwest corner of SW Canyon Road and SW 97th Avenue, approximately 1 mile east of Highway 217. It is located approximately 10 miles southwest of downtown Portland. Access to downtown Portland, as well as Beaverton is good. The neighborhood is accessed from Highway 217 and Highway 26. Highway 217 links with Highway 26 approximately two miles north. Highway 26 (Sunset Highway) provides direct access into downtown Portland. SW Canyon Road runs east and west and is a major transportation artery providing access to Highway 217 and Highway 26, as well as linking with Highway 8 (Tualatin Valley Highway). This highway provides access to Beaverton and Hillsboro to the west. There is substantial local and regional shopping located within the neighborhood. The surrounding neighborhood is dedicated primarily to commercial uses along the arterials and residential uses in the interior areas.

----------
(3) The Appraisal of Real Estate; 10th Edition, The Appraisal Institute; 1992


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9900 SW Canyon Road, Portland, OR

Neighborhood Description/Introduction (continued)

The Washington Square Shopping mall is a regional shopping mall used by all of the Portland area as well as Vancouver, Washington to the north, and the cities of the Willamette Valley to the south. The Mall contains major retail chains such as Nordstroms, Meier and Frank, Sears and all the accompanying smaller chains typical of a regional mall. It is located approximately three miles southwest of the subject at the Greenburg Road/Highway 217 interchange. Beaverton Town Square is located approximately 1 mile to the west, just west of Highway 217.

The subject neighborhood is well located in terms of access to local shopping, restaurants and other support facilities. The neighborhood is approximately 90% built-up. It has been developed over the past 15-20 years with various commercial uses, as well as residential uses in the interior areas. Highway 217 provides regional access to the neighborhood, linking with Interstate 5 and Highway 26 (Sunset Highway) to the northwest.

This transportation artery has provided transient linkage, as well as access to developing shopping areas, offices, and support facilities within the neighborhood. This corridor is the site of destination shopping facilities, meeting facilities and other consumer draws. These include Washington Square, Lincoln Center, Greenwood Inn and Convention Center, Beaverton Town Square as well as other major retailers and office developments. This is considered to be a positive factor which will tend to stabilize and strengthen the neighborhood. It is estimated that the growth of this neighborhood will also result in the development of various required commercial service facilities, such as overnight accommodations, restaurants and similar uses.

SW Canyon Road has been developed with various commercial retail and office uses and is a local arterial. Neighborhood uses include new and used car dealers, strip shopping centers, fast food restaurants, office buildings, some multi-family uses and similar commercial strip developments. The property uses to the north and south of SW Canyon Road consist primarily of single and multi-family residence.

There are no adverse influences noted. The subject property is located within a prime residential/commercial district of the southwest Portland, identified as the Beaverton/Tigard area. The subject full-service Shilo Inn development is consistent and complimentary to uses within the neighborhood. This neighborhood can be expected to provide a stable environment for most types of real estate investment.


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9900 SW Canyon Road, Portland, OR

                                Neighborhood Map

                                [GRAPHIC OMITTED]


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9900 SW Canyon Road, Portland, OR

                             Hotel Industry Overview

Shilo Inns Company is in the competitive limited-service hotel market. According to Trends in the Hotel Industry, 1996, this segment of the lodging industry saw a proliferation of new properties in the mid-1980s. It was seen as a favorable segment with guest rooms that are frequently superior to full-service hotel rooms at one-half to two-thirds the rate. For hotel managers the properties are simple to operate and for ownership and lenders, they provide higher profit margins and lower risk. The limited service hotel segment appears to have matured and is lagging the industry as a whole but have still achieved in 1995 an aggregate occupancy of 70 percent and average room rates increased 5.9 percent and 41.8 percent average operating profit. Its market demand is reported at 51.4 percent tourist and 45.8 percent business with the balance allocated to conventions and conferences.

Shilo Inns typically provides an example of a good limited service hotel property. Their hotels typically have clean and modern properties with good access, exposure and on-site parking. The interiors typically contain a comfortable lobby with check-in counter, one or more meeting rooms, fitness center, swimming pool, spa, as well as satellite TV, airport shuttle service and free daily newspapers. Major competitors to the Shilo Inn chain in its market place include Holiday Inn Express, Comfort Suites, Phoenix Inns, Radisson, Ramada and some Best Western franchises. The Residence Inns and Marriott Courtyards cater to a higher priced market sector and are above the subject segment.

The national limited-service hotel market is experiencing steady growth after several years of sluggish economic conditions. Overall, market conditions are continuing to improve, occupancies are higher, concessions are decreasing, and revenues are beginning to rise. Gross Domestic Product, often an indicator of travel patterns, is projected to grow at 2.5 percent to 3.0 percent in 1996. Hotel occupancy for the nation is expected to rise to 71.2 percent, while the average daily rate is anticipated to grow to $88.10. In general, modest but stable growth and little inflation are likely to characterize the regional economy in 1996 and 1997. The following table shows a summary of the US Lodging Industry's 1995 Regional Performance:

================================================================================
                               Occupancy                   Average Daily Rate
--------------------------------------------------------------------------------
                        1995     1994    Variance    1995      1994    Variance
                        -----    -----   --------  -------   -------   ---------
     New England        74.3%    72.0%     3.2%    $131.90   $125.23     5.3%
    Mid Atlantic
    North Central       69.6%    68.6%t    1.3%      82.59     79.41     4.0%
   South Atlantic       70.1%    68.2%t    2.8%      80.51     77.88     3.4%
    South Central       68.7%    67.7%t    1.5%      68.39     65.61     4.2%
  Mountain/ Pacific     71.4%    70.1%     1.7%      87.69     83.70     4.8%
     Nationwide         70.6%    69.2%     2.0%    $ 85.92   $ 82.21     4.5%
--------------------------------------------------------------------------------
Note: Average property size = 210 rooms          Source: PKF Consulting


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9900 SW Canyon Road, Portland, OR

Hotel Industry Overview (continued)

Investors are seeking limited-service hotels with upside potential in many regions of the country, including the Mountain and Pacific Regions, which encompasses the states west of the Continental Divide. 1996 and 1997 are forecast to have an annual average demand growth rate of 3.6 percent to 3.8 percent and RevPAR (room revenue per available room) growth of 5.2 percent to
7.3 percent according to the April 1995 issue of Coopers & Lybrand's Hospitality Directions. Further, this region outstripped the rest of the country in Rooms Demand with a 3.7 percent average percent change and a modest supply increase of only 1.6 percent as shown in the table below.

             ======================================================
                                    Rooms Demand    Rooms Supply
                                  Average percent      Average
                                       Change      percent Change
             ------------------------------------------------------
             New England                2.5%            1.2%
             South/Middle Atlantic      3.1%            1.4%
             EastSouth/North Central    3.4%            1.6%
             WestSouth/North Central    3.2%            1.3%
             Mountain                   3.7%            1.6%
             Pacific                    2.8%            2.8%
             ------------------------------------------------------

Investors cite improving operating results, a limited new full-service supply, and the relative scarcity of new development financing as influencing factors underlying the strong interest in this segment. In fact, many investors have stated that full-service hotels are considered the best hotel investment opportunity for 1996. In late 1995, investors were purchasing limited-service hotels at 70 percent of replacement cost; however, the inventory of quality full-service hotels is dwindling and competition is increasing. One of the more desirable acquisition targets is re-flagging a property in a major hotel chain that commands immediate brand name recognition and offers strong reservation and marketing systems.

New construction activity is expected to surge as investors target secondary and tertiary locations where an aging room supply exists and many operators are unwilling or unable to invest in room modernization. New construction between 1995 and 1997 is expected to be 40 percent higher than 1990 to 1993. Supply growth will edge up approximately 1.5 percent in 1996 and 1997, but is still below the 2.4 percent average growth rate that prevailed in the 1970s.

Renovation costs are a significant consideration in hotel investors' determination of price/value and return requirements. The majority of market participants anticipate that soft goods refurbishment be completed every five to seven years and a total refurbishment be completed every 10 years. In factoring these costs into price/value, investors typically attempt to discount them from the price/value; however, they are not always successful. An investor who intends to purchase a property, upgrade and reposition it will forecast higher renovation and property improvement costs than one who is not seeking to "reflag" the property. Thus, the first investor of an older property has less room for negotiation.


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James Ratkovich & Associates, Inc.                                            29
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9900 SW Canyon Road, Portland, OR

Hotel Industry Overview (continued)

Investors continue to base pricing on historical 12-months cash flow and are less willing to pay for any upside potential. Nearly 58 percent of participants in a recent Coopers & Lybrand's poll reported that they capitalize their prior 12 months income.

Investors also prefer fee simple purchases to ground leases; however, in high density locations such as the central business district or airport areas, ground leases are generally in-place. Almost all investors look at the potential of buying out the lease or renegotiating the terms. Leases tend to be calculated on either a fixed payment or a percentage of revenue basis, with investors shying away from percentage payments.

The following table shows a summary of major hotel transactions. The survey was conducted by Hospitality Associates and covers the years 1991 to 1995. There is a clear trend showing both increased activity and prices paid since 1992 when, many believe, the market bottomed out for hotel sales.

            ---------------------------------------------------------------
             Year      Number of        Number of      Average Price Per
                      Transactions        Rooms              Room
            ---------------------------------------------------------------
             1995         107            38,135            $83,000
             1994          83            30,452             76,000
             1993          40            15,825             74,000
             1992          41            17,219             63,000
             1991          52            15,806             87,000
            ---------------------------------------------------------------

While financing has been constrained in past years, debt financing sources have begun to ease credit terms and Wall Street firms and institutional money sources are targeting hotel investments. Lenders who are active in hotel debt financing include insurance companies, banking institutions, and finance/credit companies such as Finova Capital Corporation, Heller Financial, and GE Capital Corporation. Publicly traded companies such as Host Marriott, Prime Motor Inns, and Felcor Suite Hotels are aggressively pursuing acquisitions. Many lenders are offering secondary financing above 80 percent loan to value ratios. REITs are becoming aggressive in purchasing hotels. This is especially true of Patriot American Hospitality, Inc., the largest REIT, which filed an initial public offering (IPO) with the SEC in late September 1995 and raised more than $350 million.

As a result of increased financing availability, investors have benefited by more favorable long-term financing. For instance, the first quarter 1995, American Council of Life Insurance Companies` (ACLI) average interest rate was
9.41 percent. Typically loans are indexed to the prime rate, treasury rate or LIBOR. The range of loan amortization is from 15 to 25 years with 20 years being average. A typical loan-to-value ratio is 50 percent to 75 percent with the average reported at 63 percent. Debt-coverage-ratios have ranged between 1.25 percent to 1.50 percent with 1.40 percent being average.


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9900 SW Canyon Road, Portland, OR

Hotel Industry Overview (continued)

Full-service hotels are considered most vulnerable to new competition, particularly from newly built, limited-service chain hotels. In addition, they suffer from operating deficiencies, including high property operation and maintenance costs, utility expenses, and upgrading, which erode profitability. Because it is likely that new construction funds will increase the competitive supply of both limited and full service hotel rooms by late 1996 and 1997, owners of older properties are advised to reinvest in the physical plant to cement guest loyalty. Owners are now beginning to realize that historical reserve funding levels, typically between 3 percent to 4 percent of total revenues, are insufficient to fund necessary capital improvements over the life of a property. Actual capital expenditures for well-maintained properties often exceed 7 percent of total revenue.

Job growth, the most important indicator of sustained demand for real estate, continues to substantially trail general economic growth. In fact, many are calling our current economy a "jobless recovery." No immediate acceleration is anticipated, due to factors such as improved productivity in many industries and overall caution on the part of employers.

As stated, it is likely that additional sources of capital will provide opportunities. Further, many market participants believe that rising inflation with have a positive net effect on earnings as room revenue is expected to out-strip increases in operating costs. Trade agreements such as GATT should have a positive effect on the hotel industry, and the advent of low-cost airlines will promote more travel and higher occupancies.

New ideas, especially new ideas in technology, continue to be one of the industries in which the US is remaining competitive in global markets. As the US achieves a higher level of technology, the hospitality industry has the opportunity to implement this technology in areas where guests need it most: checking into the hotel, and communications. Adopting new technology is an opportunity for hotels to remain competitive and maintain and expand their customer base. For instance, AT&T's telecommunication package, "Guest Works," improves call-processing, accounting and provides specialized voice messaging through a server.

Selling expenses typically range from 2.5 percent to 5.0 percent of the total purchase price. According to a national hotel/motel brokerage firm located in Southern California, the marketing period for limited-service hotels ranges from
3.0 to 12.0 months with an average of 9.0 months. An average 90-day closing period is typical (from the time a hotel is put under contract to closing).

The early 1990s have been cruel to the hospitality industry, but Shilo Inns has gone against the grain. (4) Big national chains have been fighting to keep troubled properties. Many retreated from hotel ownership to seek a relatively safe haven as hotel management companies. Small independent operators, seeking security in numbers, flocked to join national franchises.

(4) "Portland Business Journal,"  May 31, 1993, Vol. 10, No. 14,  p. 13.


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9900 SW Canyon Road, Portland, OR

Hotel Industry Overview (continued)

The Shilo Inn capitalized on its regional identity and superior reputation to make gains in its market areas. Mr. Mark Hemstreet, the owner and head of this privately held company was quoted saying, "I'll take consistent management and a good product any day over a good location. If guests are greeted with friendly service and nice clean rooms, they'll come back to Shilo again and again." With 46 hotels and motels, Shilo has become a formidable chain in the West, owned by just one person making it the 102nd largest lodging company in the world. The company has about 2,000 employees in nine Western states. Shilo's "affordable excellence" promotion strategy appears to have been successful in retaining its core customer base. Shilo's size enables the company to not only get economies of scale enabling its successful advertising and referral network, but also it eliminates the need to associate with a costly franchise.

Mr. Hemstreet's willingness to invest in what may be considered secondary locations goes against the trend of national operators. This provided Shilo Inns with a competitive advantage, bringing them to maturing markets ahead of the competition and providing a regional network of lodging facilities to service their loyal guest base. They appeal to business travelers and tourists alike. Further, Shilo Inns has continued to invest in renovation and upgrade of older properties and has superior maintenance and replacements programs. Shilo Inns has an effective company credo: to deliver consistently high standards from friendly, efficient, and dedicated employees; and to provide clean, comfortable and affordable accommodations. (5)

In general, we can conclude that the hotel industry is experiencing the best growth since the trough of 1992. Increases in occupancies, average daily room rates, and profitability has been reported throughout the industry in all market segments. The following chart and accompanying table shows five key indications:

o      Average Daily Rate Change Rate
o      Operating Expense Change Rate
o      Free & Clear Equity Capitalization Rate
o      Residual Capitalization Rate
o      Free & Clear Equity Internal Rate of  Return

(5) "Oregon Business," October, 1993, Vol. 16, No. 10, p. 32.


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9900 SW Canyon Road, Portland, OR

Hotel Industry Overview (continued)

                       National Full-Service Hotel Market
           From Coopers & Lybrand L.L.P. -- "Hospitality Directions"

                               [GRAPHIC OMITTED]

                              [Bar graph omitted]
--------------------------------------------------------------------------------
                 4th Qtr,'93 1st Qtr.'94  2nd Qtr.'94  3rd Qtr.'94  4th Qtr.'94
--------------------------------------------------------------------------------
ADR Chan           0.0278      0.0329        0.0315       0.0322        0.035
--------------------------------------------------------------------------------
Op. Exp. C         0.0344      0.0363        0.0354       0.0336       0.0355
--------------------------------------------------------------------------------
Equity Cap         0.1143      0.1148         0.115       0.1127       0.0992
--------------------------------------------------------------------------------
Residential C      0.1189      0.1148         0.115        0.114       0.1014
--------------------------------------------------------------------------------
Equity IRR         0.1505      0.1533         0.155       0.1575       0.1567
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 1st Qtr.'95  2nd Qtr.'95  3rd Qtr. 95  4th Qtr. 95
--------------------------------------------------------------------------------
ADR Chan            0.037      0.0383        0.0391       0.0417
--------------------------------------------------------------------------------
Op. Exp. C         0.0352      0.0345        0.0351       0.0348
--------------------------------------------------------------------------------
Equity Cap         0.1073      0.1088         0.109       0.1065
--------------------------------------------------------------------------------
Residential C      0.1086      0.1088        0.1078       0.1067
--------------------------------------------------------------------------------
Equity IRR         0.1523      0.1475        0.1496       0.1505
--------------------------------------------------------------------------------

o     Average Daily Rate Change Rate
This rate expresses the percentage change in the Average Daily Room Rate. Like the capitalization rate change, there is a clear trend expressed by the ADRs. In this case, the trend shows a steady increase in rates. Every quarter since the 2nd Quarter, 1994 has shown incremental increases with an average quarterly increase of 3.64 percent.

o     Operating Expense Change Rate
Operating Expenses as a percent of revenues have stayed relatively flat or stable at about 3.5 percent. This indicates that there are economies of scale in larger revenues since operating expenses can be limited to a stable proportion of revenues.


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James Ratkovich & Associates, Inc.                                            33
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9900 SW Canyon Road, Portland, OR

Hotel Industry Overview (continued)

o     Free & Clear Equity Capitalization Rate
In contrast to the stability of the IRR, the Equity Capitalization rate (i.e., overall rate) is showing evidence of decline. A declining capitalization rate indicates that investors are willing to accept a lower return from their investment. It has been shown in the above narrative that sales have been increasing. More purchasers in the market-place means more competition for a finite supply, thus prices are increasing and investors must be willing to accept a lesser capitalization rate. This type of trend encourages new construction which, depending upon the extent of the construction, may stabilize or even reverse the capitalization rate trend. It is not a given, however, that occupancies and room rates will continue to increase. Based on available information, it appears that the favorable trend will continue into 1997 and, perhaps, beyond.

o     Residual Capitalization Rate
As would be expected, residual capitalization rates have declined consistent with equity (or overall) capitalization rates

Summary
A dramatic strengthening of industry profits may be expected for 1996 and 1997 given the Coopers & Lybrand forecast. Major contributing factors include healthy revenue expansion, modest increases in major expenses, continued productivity gains, and below-average supply growth. Profits per available room are projected to rise to $2,900 in 1996, and $3,500 in 1997.

There is a significant need to maintain and modernize older full-service hotels. Shilo Inns has made a commitment to maintaining high-quality, attractive hotels. Shilo has taken a "saturation" approach to expansion by locating throughout the Pacific Northwest. Although not a franchise, the Shilo Inns name is recognizable and has a loyal following. The Shilo Inn name is certainly beneficial in this region and probably largely responsible for the success of the off-the-beaten-path locations. Because Shilo is privately owned and Mark S. Hemstreet is truly an industry insider, it is likely that Shilo Inns are better managed due to his oversight.

Overall economic trends are positive in the Pacific Northwest and surrounding regions. This is contributing to the growth in the lodging industry and these trends appear to be sustainable through the few years. New additions of supply are expected to provide stiff competition to existing properties and much of this is coming from Holiday Inn Express and some Comfort Suites. However, Shilo Inns typically have one of the best locations in its local market areas and with their efficient management and continuos maintenance programs they should be able to maintain their market share, if not increase it at he expense of less competitive properties. Clearly, the trend in the limited service lodging industry continues to be towards "suite" properties. Shilo Inns has many such properties and generally provide good size rooms with market desired amenities at an affordable price. Given the positive economic trends in the many of the markets Shilo Inns is located, central reservation system, large guest following and solid management structure with efficiencies in purchasing and marketing it is reasonable to conclude that the Shilo Inns will continue to be a successful chain with a positive outlook for the foreseeable future.


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James Ratkovich & Associates, Inc.                                            34
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9900 SW Canyon Road, Portland, OR

                                SITE DESCRIPTION

As shown on the plat map to follow, the subject site is an irregular shaped lot, located on the southwest corner of SW Canyon Road and SW 97th Avenue. It is located on the south side of Canyon Road. The land area, according to the Washington County Assessor's office, is 170,755 square feet, or 3.92 acres. The site has approximately 477 lineal feet of frontage along SW Canyon Road and
342.5 feet of frontage on SW 97th Avenue. The site is approximately twelve blocks east of State Highway 217. The site has direct access from SW Canyon Road and SW 97th Avenue.

Visibility and Access

The subject site has good exposure to both east and westbound traffic along SW Canyon Road. Signs on Highway 217 and Highway 26 direct travelers to the property. Because this is a destination full-service facility, direct freeway visibility/access is not considered to be necessary. Exposure of the site from SW Canyon Road is very good. Access to the subject site for both northbound and southbound travelers along Highway 217 is relatively easy. Travelers exit the highway at SW Canyon Road and proceed in an easterly direction for approximately twelve blocks. Entrance to the site is via a right turn from SW Canyon Road, eastbound.

Off-Site Improvements

SW Canyon Road is approximately a 70 foot-wide asphaltic paved arterial street in front of the subject property. This roadway consists of four traffic lanes, two in each direction, as well as a center turn lane. It is a city maintained arterial constructed with asphaltic surface, steel reinforced, poured-in-place concrete sidewalks, curbs, gutters and approach aprons. Overhead street lighting is maintained by the city of Portland.

Topography and Drainage

The terrain of the subject property is level at the street, then sloping steeply to the south. There are no obvious physical problems in the topography of the site which would adversely affect its present use.

Surrounding Uses

The subject site is located in a commercial district in close proximity to shopping and major regional transportation systems. A transitional residential use is located to the west. Residential use is located to the south and north. Commercial use is to the east. This is typical of an urban strip commercial district. Surrounding uses are complimentary.


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9900 SW Canyon Road, Portland, OR

SITE DESCRIPTION (continued)

Zoning

The subject site is zoned for general commercial use by Washington County. This is a general commercial zone which allows retail, office, service uses, hotel/motel and associated uses. Based on a review of the applicable codes, the subject motel appears to conform to current code requirements.

Soils

No soils report was provided to the appraisers. We have inspected the building interior corridors, ground floor slab areas, parking lots, and surrounding parcels for evidence of subsidence, heaving or separation cracking. None of these effects was evident from our inspections. Therefore, it is assumed that the subject soils and subsoils have adequate load-bearing capacity to support the existing improvements, although this opinion is in no way to be construed as having the weight of a professional engineer's opinion. Such matters are clearly beyond the expertise of the appraiser to determine and beyond the scope of this appraisal assignment. If a conclusive opinion is required, the services of a properly licensed professional engineer should be retained.

Environmental Hazards

We have inspected the building interior corridors, ground floor slab areas, parking lots, and surrounding parcels for evidence of the presence potential environmental hazards. No suspicious containers, drums, discarded materials, stressed vegetation, surface soil discoloration or evidence of seepage was found by us. Therefore, it is assumed that the subject is not adversely impacted by the presence of these hazards, although this opinion is in no way to be construed as having the weight of a professional engineer's opinion. Such matters are clearly beyond the expertise of the appraiser to determine and beyond the scope of this appraisal assignment. If a conclusive opinion is required the services of a properly licensed professional engineer should be retained.


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SITE DESCRIPTION (continued)

Seismicity

The subject site is NOT LOCATED within a Seismic Special Study Zone. The 1994 Uniform Building Code (UBC) identifies the region as a Zone 2B risk area, which is characterized as having low to moderate seismicity and moderate seismic engineering requirements.

Utilities

All utilities necessary for the operation of the hotel are in place and are presumed to be of adequate capacity. Water, sewer, and storm drain services are provided by the City of Portland. Portland General Electric, Northwest Natural Gas and US West Communications all serve this area.

Easements, Restrictions, CC&Rs, Adverse Encumbrances

The property is subject to municipal easements to allow normal installation and maintenance of utilities. We are aware of no easements or covenants which would adversely affect the value of the property in its current use.

Assessment and Taxes

According to the Washington County Assessor, the subject assessments and property taxes for the current tax year are summarized as follows:



Tax Account:          1S 1W 11CD 02600 - Parcel R0076786

                      Land:                 $  939,150

                      Improvement:          $2,782,500

                      Total:                $3,721,650

                      Taxes:                $48,831.76

A review of the local taxing authority, all taxes are current and paid. The tax assessment and tax rate is typical for commercial properties in this area.

Flood Hazard

According to FIRM Map 410238 0507 B, dated September 30, 1982, the subject site is not located within a designated flood hazard area. It is identified as Zone
C. Golf Creek does run along a portion of the rear of the site. However this area has no building improvements.


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9900 SW Canyon Road, Portland, OR

SITE DESCRIPTION (continued)

Ground Lease Abstract
The site is leased from the Jon Katze and Kathryn Desphande with a long term ground lease that began in August 1968 and was assigned to Mark Hemstreet in June 1993. The lease an initial term that extends through June 2033. The following is an abstract of the ground lease terms. The ground lease document is located in the addenda.

Lessor:                           Jon Katze and Kathryn Desphande
Lessee:(assignment)               Mark S. Hemstreet
Assignment Commencement:          June 1993
Termination:                      June 30, 2033
Extensions:                       None
Current Rent:                     $50,213 per year till July 1998 and is
                                  adjusted every five years based on CPI
Expenses:                         Triple net, all expenses paid by the lessee

Conclusion

The subject site is located on a sloping corner site with good access to SW Canyon Road and Highway 217 and area services. It is well landscaped and conveniently accessed from SW Canyon Road and SW 97th Avenue.

After careful consideration of the foregoing factors, the appraiser believes that the subject site is well adapted to its current use as a hotel/motel site. The majority of the subject site is developed with the Shilo Inn hotel with adequate off-street parking. There is no excess land available for future expansion on the subject premises. The site has been developed in an efficient manner and shows no signs of functional obsolescence. We further conclude that it is located within a strong commercial area attracting some transient travelers, but primarily business travelers and commercial accounts. There are no apparent adverse easements or encroachments noted.


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                                    PLAT MAP

                                [GRAPHIC OMITTED]


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                            IMPROVEMENT DESCRIPTION

Structures
The subject consists of a four-building hotel complex, which contains 142 guest rooms, meeting rooms, spa, sauna, steam room, outdoor pool, fitness center, restaurant, lounge and sports den, and housekeeping rooms. The gross building area is approximately 91,931 square feet.

There is a main building contains the lobby with registration desk, restaurant, lounge, sports den, the Canyon meeting room on the second floor and the Patio Terrace room on the lower level below the restaurant, as well as office and two rest rooms.

The east building contains three levels of guest rooms, as well as a small "board" meeting room and the Executive meeting room on the second level. The west building contains two levels of guest rooms, executive offices and fitness center. The south west building contains two and three levels of guest rooms, as well as the Oregonian meeting room on the first floor and two rest rooms.

The building are constructed around a central courtyard which contains extensively landscaped grounds, a pond with water fountains and gazebo. There is also a heated outdoor swimming pool on an upper terrace above the fountain pond. Parking is provided around the perimeter of the site, with the main parking lot located in the southeast corner of the property. Off-street parking is ample for guests, as well as meeting room registrants, restaurant/lounge and sports den guests.

The building is constructed with wood framing above a concrete foundation. Interior walls are gypsum board. The roof cover is concrete tile windows are primarily aluminum framed. Heating and cooling are provided by individually-controlled through-wall package units in the guest rooms, and by central heating and air conditioning systems to the meeting rooms, lobby and other common areas. There is no elevator. Access to the upper floors is provided by interior stairways.

The guest rooms of the motel are classified into nine room types with varying views and configurations. The breakdown of guest units is shown in the following table.

Please note that the square foot numbers are approximations made by the Appraiser from field measurements. On the pages following the Improvement Description discussion are representative Site Plans of the subject. These are general representations and are not completely to scale nor are they completely accurate as to the existing physical conditions. The major building components for the buildings are described as follows:

Size                                142 Rooms

Room Type:                          62 Single King mini-suites
                                    48 Double Queen mini-suites
                                    27 Single Queen mini-suites
                                     5 Suites
                                    --
               Total Rooms:         142


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IMPROVEMENT DESCRIPTION (continued)

Meeting Rooms:                      Five

Recreational Facilitates:           Outdoor heated pool, spa - Fitness center

Gross Building Area:                91,931 square feet, as follows:

                      Building                       Size/Sq.Ft.
                      --------                       -----------
                      Lobby, Restaurant,
                      Lounge:                        16,479 on 3 levels
                      West Building:                 11,416 on 3 levels
                      South Wing:                    25,214 on 2 levels
                      East Wing:                     18,742 on 3 levels
                      Northeast Building:            20,080 on 2 levels
                                                     ------
                      Total                          91,931 Gross Area

Average Room Size:                  531 sq. ft. gross (average gross room area
                                    - includes meeting rooms/fitness center/ hallways and stairs)

No of Stories:                      Two and Three

Parking: Open paved, striped spaces around perimeter of buildings. Main parking lot is located in southeast corner of site. Parking exceed minimum requirements

Year Built:                         1935, 1969, 1970, 1972, 1979 - Refurbished
                                    1993

Foundation:                         Reinforced concrete footings

Floor Structure:                    Slab on grade and wood subfloor system on
                                    upper level

Exterior Walls:                     Exterior board and batten siding

Roof Structure:                     Wood deck with concrete tile shingles

Interior Construction:              Wood frame partitions with painted drywall
                                    cover, carpet, ceramic and vinyl tile floor coverings, incandescent and fluorescent lighting.

Lobby: Carpeted floor covering, front desk, guest seating area, decorative furnishings, and business office.


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IMPROVEMENT DESCRIPTION (continued)

Guest Rooms:                        Painted and papered drywall walls and
                                    ceiling, carpet in guest room aluminum
                                    windows

Stairwells:                         Eight interior stairways throughout complex

HVAC: Individual wall mounted package HVAC with temperature control. Central system for common areas and lobby.

Fire Protection:                    Smoke detectors in each room, fire
                                    extinguishers

Site Improvements:
The site improvements include asphalt paved driveway and parking areas. There are prominent signs providing good visibility and access to the site. There is a covered driveway at the main building entry to the registration lobby. The parking lot is paved, striped with good perimeter landscaping. The landscaping is irrigated and there is exterior lighting. Site improvements are well maintained and adequate.

Remarks
The improvements are in good condition and are well maintained. They are well designed and functional in layout with good utility and guest appeal. The physical condition of the subject improvements is good overall.

Depreciation
The subject improvements were constructed during the period 1935 to 1979, according to Washington County Assessor information. The physical age of the subject property ranges from 17 to 61 years. The improvements were completely renovated in 1993 and are in good condition. Based upon the observed condition and recent renovation, the effective age is estimated at 10 years. According to building industry sources the expected life of similar improvements is 50 years. Based on our analysis it is estimated that the subject has an effective age of 10 years and a remaining useful life of 40 years.

Functional Features
The subject complex is well designed for full-service hotel/motel use. The improvements are of average to good quality and good condition. The layout of the improvements and room size are appealing and considered adequate within its market place. The improvements do not exhibit any significant functional obsolescence.

Furniture, Fixtures & Equipment
The guest rooms are furnished with typical modern furnishings which include bed, side tables, dresser, chair, table, television, microwave ovens, refrigerators and telephone. They include all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $3,000 per room, or $426,000.


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                                   Site Plan

                               [GRAPHIC OMITTED]


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                                   Floor Plan

                               [GRAPHIC OMITTED]


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                                   Floor Plan

                               [GRAPHIC OMITTED]


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                          HIGHEST AND BEST USE ANALYSIS

The Appraisal Institute defines highest and best use as follows:

        "The most profitable likely use to which a property can be put. The opinion of such use may be based on the highest and most profitable continuous use to which the property is adapted and needed, or likely to be in demand in the reasonably near future. However, elements affecting value that depend on events or a combination of occurrences that, although in the realm of possibility, are not fairly shown to be reasonably probable, should be excluded from consideration. Also, if the intended use is dependent on a uncertain act of another person, the intention cannot be considered.

        "That use to which the land may reasonably be expected to produce the greatest net return to land over a given period of time. That legal use which will yield to land the highest present value. Sometimes called 'optimum use.'"

In estimating highest and best use, there are essentially four stages of analysis:

            1. Possible Use. What uses of the site in question are physically possible?

            2. Permissible Use (legal). What uses are permissible by zoning and deed restrictions on the site in question?

            3. Feasible Use. Which possible and permissible uses will produce a net return to the owner of the site?

            4. Maximally Productive Use. Among the feasible uses, which use will produce the highest net return or the highest present worth?

The highest and best use of the land (or site) if vacant and available for use may be different from the highest and best use of the improved property. This is true when the improvements are not an appropriate use, but it makes a contribution to the total property value in excess of the value of the site.

The following tests must be met in estimating the highest and best use. The use must be legal; the use must be probable, not speculative of conjectural; there must be a profitable demand for such use; and it must return to the land the highest net return for the longest period of time. These tests have been applied to the vacant property. In arriving at the estimate of highest and best use, the subject site was analyzed as vacant and available for development.


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9900 SW Canyon Road, Portland, OR

HIGHEST AND BEST USE ANALYSIS (continued)

As Vacant
Possible Use. The first constraint is the constraint dictated by the physical characteristics of the site. The size and location within a block have a determining effect on the site's value. In general, larger sites and corner locations enable a developer to achieve economies of scale and allow flexibility in building design.

The subject site is a large corner parcel with access from SW Canyon Road and SW 97th Avenue. It is irregular in shape and slopes downward from street grade. Its shape and location allows for good functional utility. All utilities are available to the site. The frontage is ample and allows two curb cuts from SW Canyon Road and one curb cut from SW 97th Avenue, with access enhanced by a left turn lane on SW Canyon Road. Therefore, the physical aspects of the site would not eliminate any specific commercial uses which require high traffic, such as fast food and service stations. Restaurants, office buildings and hotel/motel facilities are the most likely use due to access and visibility, and site size.

Permissible Uses. Two types of legal restrictions apply to the subject property: private restrictions (deed restriction easements) and public restrictions (namely, zoning). The existing utility easements are of no consequence to the development of the site.

The subject is zoned for general commercial use by Washington County. Generally, this zoning designation allows for a variety of commercial retail, office and similar uses. This designation does not allow for residential or industrial uses.

Feasible Uses. The property is most usable for commercial development due to its surrounding uses and location. There is sufficient demand for commercial properties similar to the subject as demonstrated by the occupancy and income levels of surrounding properties.

Maximally Productive Uses. Of the permitted uses, a commercial use, such as restaurant, hotel/motel or other commercial use. The proximity of Highway 217, surrounding and nearby commercial developments, including the regional Washington Square shopping mall, Beaverton Town Square and downtown Portland provides economic strength to a wide variety of commercial uses. Therefore the highest and best use of the site, as vacant, is for commercial development.

As Improved

The subject property is improved with a 142-unit hotel. It's operations are stable and both gross and net income have grown over the past four years. The existing use has been continuous for the past several years and has demonstrated economic viability. In view of the physically possible, legally permissible and financially feasible uses of the improvements, the existing use is considered to be the most financially feasible use of the improved property. Therefore, the highest and best use as improved is the existing use.


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                                   VALUATION

There are three approaches to value which will be employed in the analysis: the Cost Approach including land valuation and construction cost analysis; Direct Sales Comparison Approach evaluating sales of similar properties; and an Income Approach based upon the property operating at stabilized income levels.

Cost Approach

In the appraisal process, the Cost Approach requires an analysis of sales of similar parcels of land to arrive an estimate of market value for the subject site. An estimate is then made as to the cost to replace the subject's improvements at today's costs using reliable sources of cost data. Depreciation or obsolescence from all causes is estimated based on the experiences of similar properties. Depreciation is then deducted from the replacement costs as new to arrive at the present worth of the improvements and the site.

Market Approach (Direct Comparison Approach)

This is an appraisal procedure in which the value estimate is predicated upon prices paid in recent market transactions. Listings and offerings of property may also be utilized in this analysis, however, the use of listings is limited since the property has not met the full test of the market and usually tends to set the upper limit of value. The steps the appraiser follows in this approach are set forth below.

      1. Seeks out similar properties for which pertinent sales, listings, offerings and/or rental data are available.

      2. Qualifies the price as to terms, motivating forces and bona fide nature.

      3. Compares each of the sale properties' important attributes with the corresponding ones of the properties being appraised, under the general division of time, location, income and physical characteristics.

      4. Considers all dissimilarities in terms of their probable effect upon the sale price.

      5. Formulates an opinion of the relative value of the property being appraised as compared with the price of each similar property.


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9900 SW Canyon Road, Portland, OR

VALUATION (Continued)

The units of comparison abstracted from the sales are the sales price per square foot or unit and the overall rate of return. Each of these units of comparison is discussed more fully below.

Sales Price per Square Foot or Unit

This is an expression of the total consideration divided by the particular unit of comparison. Its chief advantage is that it is a direct comparison of the price of the comparable to the property in question. Weighing of comparables may be necessary due to differences of location, physical characteristics, market conditions and terms of the sale transactions. It is most accurate when the subject and the comparables are of similar character and the sales are of recent vintage.

Overall Rate of Return

This rate is the direct relationship of the net operating income (before debt service) and the sale price. the overall rate reflects both the return on the investment and the return of the investment. This is a rate which is frequently used by investors and appraisers because it is ascertainable from comparable sales and can be applied directly to the estimated net operation income of the property under appraisal. This unit of comparison is used in the Income Approach.

Income Approach

The Income Approach is generally the most relevant approach in evaluating investment type properties. This approach is predicated on the principle that value is created by the expectation of benefits derived in the future. The anticipated net income is converted to a present value by a direct capitalization or the use of a discounted cash flow process.

Direct Capitalization

This process involves dividing the net operating income by a capitalization rate. This rate reflects such factors as risk, time, interest on capital investment, and recapture of the depreciating asset. This approach to value encompasses the following:

1. The estimation of current economic rent levels to establish annual potential gross revenues. Current economic rents are generally current market rents.

2.    The estimation of vacancy and collection loss allowances.

3.    The estimation of annual operating expenses.

4. The deduction from potential gross revenues of vacancy and collection loss and operating expenses, leaving the net operating income before debt service and depreciation.


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9900 SW Canyon Road, Portland, OR

VALUATION (Continued)

5. Capitalization of the net operating income by the appropriate rate as abstracted from the market.


Discounted Cash Flow

A widely accepted view of value as of a given valuation date is the discounted present worth of the anticipated future income reasonably expected to be generated by an income producing property over a specific period of time. The process by which future income receipts are converted to a present value is termed discounting. Many different capitalization methods and techniques are available to process anticipated future income into a present worth estimate. The method used depends primarily on the characteristics of the forecast income stream, the form of the appropriate rate of return or discount rate, and the time period involved.

The two methods used in this analysis are capitalization in perpetuity (utilizing an overall capitalization rate discussed above) and capitalization for a finite period (discounted cash flow analysis). Capitalization in perpetuity as used in the Income Approach assumes the income stream will continue undiminished, indefinitely. The rate used to process this income streams embodies the factors of time preference (opportunity costs), liquidity, management burdens, and ownership risks. The appropriate rate is derived through an analysis of sales of properties displaying similar investment opportunities to the investor.

The discounted cash flow method is a rigidly defined mathematical relationship between income streams, rates and timing. Processing an income stream by a correct mathematical formula does not in itself produce a supportable market value. As with other techniques of income capitalization, the discounted cash flow analysis requires reliable market data on several critical points. If the required market data information is not available, the appraiser is injecting his judgment and opinion in using non-market data and the results are not justifiable market value.

RECONCILIATION

The final step in the appraisal process is the reconciliation or correlation of the value indicators. In the reconciliation, the relative applicability of each of the approaches utilized is considered. Those approaches that are deemed most appropriate to the particular appraisal question involved are weighed for the accuracy and reliability of the data used in the analysis, and an opinion is formed as to the market value of the subject property. The relative weight or emphasis given to any of the approaches depends on the forces prevalent in the market which act upon the subject property.


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                                 COST APPROACH

In this approach, it is assumed that a purchaser would consider producing a substitute, competing property with the same utility as the subject. The net cost to the rational, informed purchaser is the measure of value of the subject property. The net cost includes construction costs (to the purchaser, not the contractor or builder), financing costs, and all other costs incurred during the construction period. Any depreciation or diminished utility is deducted from the costs in order to arrive at a net contribution of the improvements in their present condition to the total property value as of the valuation date. The site is valued as if vacant and available to be put to its highest and best use. This is then added to the depreciated improvement costs to yield the value of the total property as indicated by the Cost Approach.

Land Valuation

The most reliable procedure for estimating the land value is by the application of the Direct Sales Comparison Approach. In estimating the value of the subject's site, a search was conducted to find sales of similar parcels with similar zoning and characteristics. Those sales considered to be the most relevant indicators of the subject's land value are detailed on the following pages.


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                                 LAND SALES MAP

                                [GRAPHIC OMITTED]


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                             COMPARABLE LAND SALE 1

PROPERTY IDENTIFICATION

Address:                            8900 SW Oak
City:                               Tigard
Parcel:                             R027056, 0270441, 0270450, 0272476
County:                             Washington
Map Reference:                      1S13 35AC 03000,04400,04300 - 35AD 01303
Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            Paulette Klepper, et al
Grantee:                            Orland Ltd.
Document Number:                    96-057098, 058268, 051290-292
Sale Price:                         $1,050,000
Sale Terms:                         Cash Equivalent
Sale Date:                          June 25, 1996

SITE DESCRIPTION

Site Area:                          4.04 acres  - 175,982 square feet
Zoning:                             Commercial
Utilities:                          Available
Off-Sites:                          Fully Improved
Topography:                         Level
Location:                           Interior - good frontage

SALE ANALYSIS

Price Per Square Foot:              $5.97

COMMENTS Commercially-zoned parcel with good street frontage and all public utilities.


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                             COMPARABLE LAND SALE 2

PROPERTY IDENTIFICATION

Address:                            NW Cornell and NW Corridor Court, Beaverton
City:                               Beaverton
Legal:                              Lot 1,2, Corridor Center, tax lots 300, 400,
                                    700, 800
County:                             Washington
Map Reference:                      1S 1W 30DC 300,400,700,800
Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            Spectrum Development Corp.
Grantee:                            Tandem Properties LLC
Document Number:                    96-008772
Sale Price:                         $900,000
Sale Terms:                         Cash Equivalent
Sale Date:                          January 31, 1996

SITE DESCRIPTION

Site Area:                          245,243 sq. ft.              5.63 acres
Zoning:                             OC
Utilities:                          Available
Off-Sites:                          Fully Improved
Topography:                         Level
Location:                           Interior and cul-de-sac - visibility from
                                    Highway 26

SALE ANALYSIS

Price Per Square Foot:              $3.66

COMMENTS This is a level, at-grade interior site with cul-de-sac access consisting of two non-contiguous parcels.


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                             COMPARABLE LAND SALE 3

PROPERTY IDENTIFICATION

Address:                            North side of SW Haines Road, between I-5
                                    and SW 68th
City:                               Tigard
Parcel:                             R0284604
County:                             Washington
Map Reference:                      1S 1 36DA 00101
Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            Ted L. Millar, et al
Grantee:                            State of Oregon - Public Employees
                                    Retirement
Document Number:                    96-028688
Sale Price:                         $831,571
Sale Terms:                         Cash Equivalent
Sale Date:                          April 2, 1996

SITE DESCRIPTION

Site Area:                          175,111 sq. ft.              4.02 acres
Zoning:                             Commercial
Utilities:                          Available
Off-Sites:                          Fully Improved
Topography:                         Level
Location:                           Interior-Double Exp.

SALE ANALYSIS

Price Per Square Foot:              $4.75

COMMENTS This is a level, at grade, interior site with frontage on SW Haines and SW 68th Street.


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                             COMPARABLE LAND SALE 4

PROPERTY IDENTIFICATION

Address:                            SW Allen Boulevard, east of Arctic
City:                               Beaverton
Parcel:                             R2017514
County:                             Washington
Map Reference:                      1S 1 23BA 01600
Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            New England Mutual Life Insurance
Grantee:                            Pacific NW Properties Ltd.
Document Number:                    96-054861
Sale Price:                         $1,022,661
Sale Terms:                         Cash Equivalent
Sale Date:                          June 18, 1996

SITE DESCRIPTION

Site Area:                          240,016 sq. ft.              5.51 acres
Zoning:                             Commercial
Utilities:                          Available
Off-Sites:                          Fully Improved
Topography:                         Level
Location:                           Interior - good road frontage

SALE ANALYSIS

Price Per Square Foot:              $4.26

COMMENTS Site is a level, at grade interior lot. It has good frontage on major collector street with good access.


----------------------------------
James Ratkovich & Associates, Inc.                                            56

9900 SW Canyon Road, Portland, OR

                             COMPARABLE LAND SALE 5

PROPERTY IDENTIFICATION

Address:                            15583 NW Gateway Court
City:                               Beaverton
Parcel:                             R2046380
County:                             Washington
Map Reference:                      1N132BD 00700, part 00600 and 00800
Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            Talcott Realty I Lmt.
Grantee:                            Alameda Properties - Cornell Oaks LLC
Document Number:                    96-062508
Sale Price:                         $917,919
Sale Terms:                         Cash Equivalent
Sale Date:                          July 12, 1996

SITE DESCRIPTION

Site Area:                          97,574 sq. ft.        2.24 acres
Zoning:                             Commercial
Utilities:                          Available
Off-Sites:                          Fully Improved
Topography:                         Level
Location:                           Cul-de-sac - business park

SALE ANALYSIS

Price Per Square Foot:              $9.41

COMMENTS Site is a level, at grade cul-de-sac site located in Corporate Center at Cornell Oaks. Site is designated for hotel use only.


----------------------------------
James Ratkovich & Associates, Inc.                                            57

Discussion

These six land sales transactions are located within the subject marketing area and represent the market value of commercially-zoned parcels which could be developed similar to the subject. The sales occurred between January 1996 and July 1996, with purchase prices ranging from $3.67 to $9.41 per square foot. The discussion of the value adjustments and conclusions is presented below.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the land sales used involved the transfer of the fee simple interest and no adjustment is warranted. No adjustment was made.

Financing Adjustment

The comparable land sales have been reviewed in reference to their financing. Sales and asking prices represent all cash transactions, where no extraordinary financing terms or seller financing is involved. Therefore, no cash equivalency adjustments have been applied.

Conditions of Sale

Local MLS data reveals that closed commercial land sales in our area occur at 93-95 percent of listing price. By definition however, those sales which do close are those priced closest to their true value relative to market supply/demand factors, and rational, investor behavior. Sales which fail to close after allowing for adequate marketing exposure are either impaired in some material aspect or priced uneconomically with respect to market supply and demand factors. All the comparables are closed transactions and require no adjustment for conditions of sale or to allow for sale negotiations.

Market Conditions Adjustment - Time Factor

The sales were analyzed for changes in market conditions to determine if a market conditions adjustment is required and to what magnitude. Based upon appraiser's evaluation of secular trends in the market we have identified land inflation rates within our local market ranging from 3 percent per year to over 10 percent per year over the past few years. Specific sales and resales were not available but the general trend is upward for commercial property prices. In view of the location, access and size of the subject site, the sales are adjusted upward at the rate of 3 percent per year.


----------------------------------
James Ratkovich & Associates, Inc.                                            58

9900 SW Canyon Road, Portland, OR

Physical Adjustments

Factors which have an influence on value such as location, growth patterns and trends, accessibility to freeways, employment and commerce centers, size, and physical improvements required for development (off-sites), all require appropriate adjustments in comparing the comparable sales to the subject property.

Location, of comparable #5 is considered to be superior to the subject. Comparable #2 and #4 is considered to have an inferior location to the subject. Direct market abstraction was not possible due to lack of true paired sales. Comparable #5 is located within the confines of a good quality business park and is designated for "hotel use only." Due to the quality of the surrounding developments and exclusive nature of this subdivision, a downward adjustment of 25% is estimated, based upon perceived market behavior. Comparables #2 and #4 are located on an interior site on a major collector street, but without benefit of strong commercial development proximity or major highway access. An upward adjustment of 10%-15% is estimated to compare to the subject.

Size adjustments, which may be dictated when substantial differences in value indicators can be isolated only to differences in size, may be supported where data is plentiful enough to facilitate a matched pair sales analysis. In this case the available data are insufficient to do so. However, it is typical that large sites indicate a lower unit price than do smaller sites. This is supported by comparison of comparable #2 (the largest sale) with comparable #5 (the smallest of the sales). Comparable #2 indicates a price of $3.67 per square foot and comparable #5 indicates $9.41 per square foot. Therefore, each sale is adjusted either upward or downward by 1% for each 10,000 square feet of site area, using the subject as the standard.

Corner influence can have a definite impact on site value, particularly for highway oriented commercial uses such as hotels, restaurants, and regional shopping centers. The subject is a corner site with good access. Comparables #1, #3 and #4 are interior sites, and adjusted upward 15% to compare to the subject.

Analysis of the comparable sales data to the subject indicate that no other adjustments are required for comparison.


----------------------------------
James Ratkovich & Associates, Inc.                                            59

9900 SW Canyon Road, Portland, OR

Concluded Land Value

The comparable land sales indicate an unadjusted range of $3.67 to $9.41 per square foot. This is a wide range, however the market parameters are set for the subject value. After appropriate adjustments, the price range is narrowed from $4.58 to $6.44 per square foot.

The sales which required the least adjustment indicated prices of $5.55 and $6.95 per square foot. Of these sales, comparable #1 is closest in size to the subject and required adjustment for date of sale, corner and a small size adjustment. This sale indicated an adjusted price of $6.95 per square foot. The overall adjusted average price per square foot is indicated to be $5.69 per square foot.

In view of the size, location, access and features of the subject site, a value of $6.00 per square foot is well supported by available market evidence.

Therefore, the market value of the subject site is calculated as follows:

            170,755 square feet @ $6.00 per square foot = $1,024,530
                              Rounded $1,025,000

Ground Leased Fee & Leasehold Interests Valuation

Leased Fee Valuation
Having valued the land in fee simple we must now value the leased fee interest in the site created by the long term ground lease. The ground lease terms are summarized in the Site Data section and a copy of the ground lease summary is located in the addenda.

Potential Gross Income
The potential gross income of the subject is stipulated by the long term ground lease which encumbers the property and to which the appraisal is made.

The existing lease is a 40 year lease which commenced in June 1993 and extends through June 2033. The current rent under the lease is $52,213 and is adjusted next in July 1998 and every five years based on CPI. We have projected the ground lease rent based on the terms of the lease and have grown it at 5 percent per year every 5 years for the full term of the ground lease.


----------------------------------
James Ratkovich & Associates, Inc.                                            60

9900 SW Canyon Road, Portland, OR

Expense Analysis
Having determined the potential gross income, we must now estimate the operating expenses associated with the subject property.

Vacancy & Collection Loss
Vacancy and collection loss is an allowance for a reduction in the potential gross income, due to vacant or uncollected payment of rent. Based on the subject's long term ground lease status and the fact that we are valuing the leased fee estate, vacancy and collection loss is considered to be a minimal expense since the lessee has a very strong interest to protect by keeping the subject lease current and in effect. We estimate vacancy and collection loss at 1 percent of gross income.

Operating Expenses
Operating expenses are the annual expenditures borne by the owner of income-producing property necessary to continue the production of the effective gross income.

Under the projected income analysis the lessor is not responsible for any of the operating expenses. The only expense the lessor is responsible for is management. This expense is estimated as follows:

Management. This item is for off-site management expenses. Management is estimated at 2.0 percent based on the ground lease being to a triple net lease with minor management duties and it's long term remaining.

Rate of Return Analysis
The next step in this analysis is the selection of an appropriate yield rate for the ground lease payment. The rate of return utilized in this approach is defined as follows.

Discount Rate - A rate of return commensurate with perceived risk used to convert future payments or receipts into present value. The pretax equity yield rate used to discount the projected cash flows from the ground lease is be based on an analysis of yield rates anticipated by the many investors in the real estate market and other alternative investment markets. These rates are not historical yield rates; rather, they are the rates which reflect the acceptable yield expectations because the yield rate used in the discounted cash flow model is anticipatory.

The discount rate applicable to the subject ground lease and reversion is estimated based on analysis of land yield rates as indicated by sales of the lessors' interests in several properties encumbered with long term ground leases. The yield rate is defined as the sum of the going in overall rate plus the anticipated growth rate. We analyzed overall yield rates achieved by lessors on relatively recent long term ground leases, to which an anticipated growth rate is added, to arrive at an appropriate yield rate indication.


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James Ratkovich & Associates, Inc.                                            61

9900 SW Canyon Road, Portland, OR

A 56,000 square foot commercial site that is subject to a ground lease and located in Chatsworth sold in September 1990 for $840,000 with $95,400 in annual income indicating a yield rate of 11.36%. Another land leased site located on Foothill Boulevard in Fontana sold in April 1991 for $4,550,000 with an annual income of $567,492 per year indicating a 12.5% yield rate. These indicates a yield rate of between 11.36% and 12.47%.

In May 1992 a car wash site located at 2750 Bristol Street in Costa Mesa that was leased in 1988 was purchased out by the lessee from the lessor based on 9.8% rate of return. In May 1992 a ground lease for a commercial site located in Rancho Cucamonga was leased for 50 years to a large shopping center developer based on a 9.0 percent going in rate with adjustments every five years. In October 1991, the Taco Bell Corporation entered a 20 year ground lease in Fullerton California at a rate of 9.3% of the fair market value of the land with adjustment every five years. These leases indicate going in capitalization rates between 9.0% and 9.8%. Adding in anticipated growth rates between 2 and 3 percent per year results in a yield rate range between 11.0% and 12.8%.

In our opinion the yield rate applicable to ground leases is between 11.0% and 12.5%. for leases with long term remaining and periodic adjustments. Given that the subject rent is based on a percentage of gross revenues, and thus is likely to adjust regularly, as well as it's long term remaining, it is our opinion that the subject's leased fee should be discounted at a yield rate of 11.0%.

Reversion
The reversion of the land is projected to occur at the end of the initial term of the subject ground lease since we can not predict economic and market conditions much beyond that . The future value of the site is calculated by using the current land value estimate of $900,000, previously estimated, and projecting an expected growth rate applicable to the land. Based on historical trends and current investment parameters and expectations, we estimate a growth rate of 3 percent per year. The future value of the land is discounted at the same yield rate previously estimated for the income steam to arrive at a net present value of the reversion. This is added to the sum of the present value of the income stream to arrive at a total present value of the leased fee estate in the subject property. Subtracting the leased fee value estimate from the fee value of the site results in an estimate of the leasehold in the site, subject to the ground lease.

Conclusions
Located on the following pages are the cash flows, which show the calculations and value estimates of the leased fee and leasehold estates. The indicated value of the leased fee estate is $660,000. The leasehold estate, that is the lessee interest in the site under the ground lease, is estimated by subtracting the leased fee value of $660,000 from the fee value of the land, $1,025,000, which results in a leasehold value of $365,000. The estimate of the leased fee value is utilized in the Sales Comparison Approach and the leasehold value is used in the Cost Approach.


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James Ratkovich & Associates, Inc.                                            62

                                                    LEASED FEE VALUATION
Lease Commenced:                                    9900 SW Canyon Road
Initial Term:                                       Portland/Beaverton, OR
Current Rent:                                       As of December 1, 1996
Growth Rate:


Fiscal Year (Dec-Nov)___          1997    1998     1999      2000    2001     2002     2003    2004     2005      2006     2007
====================================================================================================================================

GROSS INCOME

Annual Rent                     $50,213  $53,546  $58,211  $58,211  $58,211  $58,211  $62,074  $67,482  $67,482  $67,482  $67,482
Less Collection Loss Allowance      502      535      582      582      582      582      621      675      675      675      675
                                ----------------------------------------------------------------------------------------------------
Effective Gross Income           49,711   53,010   57,629   57,629   57,629   57,629   61,453   66,807   66,807   66,807   66,807

Less Management Expense             994    1,060    1,153    1,153    1,153    1,153    1,229    1,336    1,336    1,336    1,336
                                ----------------------------------------------------------------------------------------------------
Net Operating Income            $48,717  $51,950  $56,476  $56,476  $56,476  $56,476  $60,224  $65,471  $65,471  $65,471  $65,471

Discount Rate
Discount Factor                  0.9009   0.8116   0.7312   0.6587   0.5935   0.5346   0.4817   0.4339   0.3909   0.3522   0.3173
Present Value                   $43,889  $42,164  $41,295  $37,203  $33,516  $30,195  $29,007  $28,410  $25,594  $23,058  $20,773

Total P. V. of Income Stream     $593,350

---------------------------------------------------
REVERSION ANALYSIS

Current Value of Site in Fee             $1,024,530
                        170,755     $6.00
Growth Rate
Future Value Factor                          2.9852
Future Value of Reversion                $3,058,454
Present Value Factor  @                    0.021040
---------------------------------------------------
Present Value of Reversion                  $64,350

Total Present Value of
  the Leased Fee Estate                    $657,701
Leased Fee Estate (rounded to)             $660,000
Extracted Value of the Leashold            $365,000

                                                     LEASED FEE VALUATION
Lease Commenced:                                      9900 SW Canyon Road
Initial Term:                                      Portland/Beaverton, OR
Current Rent:                                      As of December 1, 1996
Growth Rate:

Fiscal Year (Dec-Nov)            2008     2009      2010    2011     2012     2013     2014      2015     2016     2017     2018
================================================================================================================================
GROSS INCOME

Annual Rent                       $71,960  $78,230  $78,230  $78,230  $78,230  $83,422  $90,690  $90,690  $90,690  $90,690  $96,709
Less Collection Loss Allowance        720      782      782      782      782      834      907      907      907      907      967
Effective Gross Income             71,241   77,448   77,448   77,448   77,448   82,587   89,783   89,783   89,783   89,783   95,742
Less Management Expense             1,425    1,549    1,549    1,549    1,549   -1,652    1,796    1,796    1,796    1,796    1,915
Net Operating Income              $69,816  $75,899  $75,899  $75,899  $75,899  $80,936  $87,987  $87,987  $87,987  $87,987  $93,827
Discount Rate
Discount Factor                    0.2858   0.2575   0.2320    02090   0.1883   0.1696   0.1528   0.1377   0.1240   0.1117   0.1007
Present Value                     $19,956  $19,545  $17,608  $15,863  $14,291  $13,729  $13,446  $12,114  $10,913   $9,832   $9,445


Fiscal Year (Dec-Nov)               2019
=========================================
GROSS INCOME

Annual Rent                      $105,135
Less Collection Loss Allowance      1,051
Effective Gross Income            104,094
Less Management Expense             2,082
Net Operating Income             $102,002
Discount Rate
Discount Factor                    0.0907
Present Value                      $9,251

                                                          LEASED FEE VALUATION
Lease Commenced:                                          9900 SW Canyon Road
Initial Term:                                             Portland/Beaverton, OR
Current Rent:                                             As of December 1, 1996
Growth Rate:

--------------------------------------------------------------------------------------------------------------------
Fiscal Year (Dec-Nov)                 2020        2021      2022       2023      2024      2025       2026      2027
====================================================================================================================

GROSS INCOME
Annual Rent                         $105,135  $105,135  $105,135   $112,112  $121,880  $121,880   $121,880  $121,880
Less Collection Loss Allowance         1,051     1,051     1,051      1,121     1,219     1,219      1,219     1,219
                                      ------------------------------------------------------------------------------
Effective Gross Income              $104,084   104,084   104,084    110,991   120,661   120,661    120,661   120,661

Less Management Expense                2,082     2,082     2,082      2,220     2,413     2,413      2,413     2,413
                                      ------------------------------------------------------------------------------

Net Operating Income                $102,002  $102,002  $102,002   $108,771  $118,248  $118,248   $118,248  $118,248

Discount Rate
Discount Factor                       0.0817    0.0736    0.0663     0.0597    0.0538    0.0485     0.0437    0.0394
Present Value                         $8,334    $7,508    $6,764     $6,498    $6,364    $5,734     $5,165    $4,654


-------------------------------------------------------------------------------------------------
Fiscal Year (Dec-Nov)                    2028       2029      2030      2031       2032      2033
=================================================================================================

GROSS INCOME
Annual Rent                          $129,968   $141,292  $141,292  $141,292   $141,292   $82,420
Less Collection Loss Allowance          1,300      1,413     1,413     1,413      1,413       824
                                    -------------------------------------------------------------
Effective Gross Income                128,669    139,879   139,879   139,879    139,879    $1,596

Less Management Expense                 2,573      2,798     2,798     2,798      2,798     1,632
                                    -------------------------------------------------------------

Net Operating Income                 $126,095   $137,081  $137,081  $137,081   $137,081   $79,964

Discount Rate
Discount Factor                        0.0355     0.0319    0.0259    0.0259     0.0234    0.0210
Present Value                          $4,471     $4,378    $3,945     3,554     $3,201    $1,682

9900 SW Canyon Road, Portland, OR

Reproduction Cost New

The next step in the Cost Approach is to estimate the cost new of the subject improvements. The dimensions and characteristics of the improvements have been identified through a field inspection and analysis. There are two forms of cost data generally available. These are Replacement and Reproduction costs.

Replacement Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of a building having utility equivalent to the building being appraised but built with modern materials and according to current standards, design and layout."

Reproduction Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of an exact duplicate or replica using the same materials, construction standards, design, layout, and quality of workmanship, embodying all the deficiencies, super adequacies and obsolescence of the subject building."

The use of the replacement cost concept presumably eliminates all functional obsolescence, and the only depreciation to be measured is physical deterioration and external obsolescence. In this appraisal, the Marshall Valuation Service, a nationally recognized cost service, as well as consultation with local contractors, has been used to derive the estimate of the replacement cost. The publishers of this manual consider the estimates to be replacement costs, but when the cost model closely conforms in construction materials and methods to the subject, these costs can be considered as reproduction costs.

Since the cost estimate is applied to the gross area of the subject property, the deficiencies and other adequacies of the subject are embodied in the cost estimate and are dealt with in the depreciation estimate. The cost utilized in this analysis is therefore considered to represent Reproduction Costs.

This estimate is set forth on the Development Proforma located at the end of this approach. These costs include hard costs for construction, soft costs for architectural and engineering, soil, legal, supervision, fees and related costs; Financing costs; leasing commissions; and rent loss during absorption. Developers profit is added at 18 percent to account for the high level of risk and skill required to develop hotel property.

The hard construction cost for the improvements is estimated at $80.85 per square foot. Soft costs are estimated at 8 percent for design, architectural and engineering; 3 percent for development overhead, and 25 percent of annual income is estimated for opening expenses and income loss during stabilization.


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James Ratkovich & Associates, Inc.                                            66

9900 SW Canyon Road, Portland, OR

Furniture, Fixtures & Equipment
The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed, two or three queen beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, lamps, couch, clock radio and telephones. Most rooms have a small refrigerator, microwave and hair dryer. There are some kitchenette units. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $3,000 per room, or $426,000.

Accrued Depreciation
Accrued depreciation is the difference between the reproduction cost of the improvements and the market value of the improvements on the date of valuation. Depreciation is characterized by three categories: physical, functional and external.

Physical depreciation is evidenced by wear and tear of the structure. Functional obsolescence is also caused by internal characteristics such as a poor floor plan, inadequate mechanical equipment or functional inadequacy or over adequacy due to size or other characteristics. External or economic obsolescence is caused by conditions external to the property, such as a lack of economic demand or changing property uses in the area, or general national or regional economic conditions.

To establish the appropriate depreciation to be applied to the subject, the Marshall Valuation Service has been consulted. This service collates by type of construction and usage actual case studies of properties to produce market derived depreciation and remaining life estimates. These studies resulted in mathematical curves from which the depreciation for any initial life expectancy can be computed. An additional method of estimating physical depreciation is the Age/Life Method. This is a method of estimating incurable physical deterioration as a percentage applied to current replacement or reproduction cost new of the improvements. The percentage reflects the ratio of estimated effective age to typical anticipated economic life.

The depreciation estimate for the subject property is based an effective age at 10 years and an expected life of 50 years for the improvements indicating a depreciation estimate of 20 percent.

Located on the following page is a summary of the replacement cost new, including depreciation and leasehold land value indication. It indicates an As Is value of subject property, in leasehold, as follows:

                                   $9,250,000
                                   ==========


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James Ratkovich & Associates, Inc.                                            67

9900 SW Canyon Road, Portland, OR

                             Replacement Cost Study

--------------------------------------------------------------------------------------------------------------------
Development Proforma
Shilo Inn, Portland/Beaverton, OR
--------------------------------------------------------------------------------------------------------------------

 MVS: Sec. 11, P 17, Class D, Good Current X      Local X     Adj $/sf
 -------------------------------------------      -------     --------
 Base Cost:                 $69.30   1.00          1.09       $75.54

 Hard Costs                         Measure                  $/Measure                           Cost           $/SF
 ----------                         -------                  ---------                           ----           ----
  Building                         91,931 SF                  $75.54       $6,944,192
  Yard Improvements                                                          $250,000
                                                                             --------

 Total Hard Costs                                                                            $7,194,192       $78.26

 Soft Costs
 ----------
 Architectural & Engineering                       8.00%                     $575,500
 Development Overhead                              3.00%                      215,800
 Stabilization & Opening Expenses        25% of annual income                 642,168

 Total Soft Costs                                                                            $1,433,468       $15.59
                                                                                          -------------

 Total Improvement Costs                                                                     $8,627,660       $93.85

 Entrepreneurial Profit             18.00%                                                   $1,552,979       $16.89
                                                                                          -------------      -------
 Total                                                                                      $10,180,639      $110.74

 Depreciation Adjustment            Age/Life                   % Dep.          $ Dep.
 -----------------------
 Physical                           10/50                      20.00%      $1,725,532

 Total Depreciation                                                                          $1,725,532       $18.77
                                                                                             ----------
 Project Costs (Depreciated Replacement Cost)                                                $8,455,107       $91.97

 Depreciated Furniture Fixtures & Equipm           142 Units @                 $3,000          $426,000

 Land Valuation                     Acres            SF         $/SF       Land Value             Total
 --------------                     -----            --         ----       ----------             -----
 Site Value in Fee                   3.92       170,755        $6.00       $1,024,530

 Site Value in Leasehold (Leasehold Interest    170,755        $2.14                           $365,000

 -------------------------------------------------------------------------------------------------------------------
 Indicated Value                                                                             $9,246,107

 Rounded                                                                                     $9,250,000
                                                                                             ----------
 -------------------------------------------------------------------------------------------------------------------


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James Ratkovich & Associates, Inc.                                            68

9900 SW Canyon Road, Portland, OR

                           DIRECT COMPARISON APPROACH

The Direct Comparison Approach attempts to estimate the value of the subject property by comparing sales of similar properties within the market area of the subject. These sales are inspected, verified as to price, terms and conditions of the property at the date of sale, location, and income characteristics of the property. The data are then analyzed and compared to the subject property. The units of comparison considered significant in determining the subject's market value are the sale price per square foot and price per unit. In addition, a Gross Room Revenue Multiplier is derived for use as an additional measure of value for this approach. The overall rate is also abstracted from the market data for use in the Income Approach.

A search of the subject's regional market area was conducted to find sales of generally comparable hotel facilities that have occurred in the recent past. A summary of the sales that were considered most relevant for this analysis are summarized on the following page.


----------------------------------
James Ratkovich & Associates, Inc.                                            69

                                         -------------------------------
                                         REGIONAL SUMMARY OF HOTEL SALES
                                         ===============================

========================================================================================================================
                                      Date of      Year     Building     Land       Land/Bldg      No of     Gross
NO.        LOCATION                    Sale        Built      Area       Area         Ratio        Units    Area/Rm.
========================================================================================================================

1    Comfort Inn                      May-95       1990      30,740      76,405      2.49 :1         58       530
     13207 NE 20th Avenue                                     Est.
     Vancouver, WA

2    Comfort Inn                      Jun-96       1992      34,000      66,646      1.96 :1         64       531
     8855 SW Citizens Drive
     Wilsonville OR

3    Ramada Inn                       Oct-94       1978      68,410      16,200      0.24 :1        120       570
     2200 Fifth Avenue
     Seattle, WA

4    Travelodge                       Jun-94       1961      30,820      56,912      1.85 :1         74       416
     4715 25th Avenue NE
     Seattle, WA

5    West Coast Gateway Hotel         Mar-96       1990      59,074      71,165      1.20 :1        145       407
     18415 Pacific Highway South
     Seattle, WA

6    Best Western Hotel               Mar-95       1986      91,618     262,749      2.87 :1        147       623
     15901 W. Valley Highway
     Tukwilla WA

========================================================================================================================
                                      Sale          Price/       Price/                 Comments
NO.        LOCATION                   Price         Sq.Ft.        unit
========================================================================================================================

1    Comfort Inn                      $2,800,000     $91.09       $48,276     Occupancy reported at 70 percent
     13207 NE 20th Avenue                                                     ADR @ $46.00. No food and beverage
     Vancouver, WA                                                            One meeting room, spa, pool, excercise
                                                                              Located near new mall.
2    Comfort Inn
     8855 SW Citizens Drive           $2,600,000     $76.47       $40,625     Two-story wood frame motel located
     Wilsonville OR                                                           in suburban location.

3    Ramada Inn                       $8,400,000    $122.79       $70,000     Four-story wood frame and stucco
     2200 Fifth Avenue                                                        downtown location. Renovated prior
     Seattle, WA                                                              to sale. $70 ADR estimate.

4    Travelodge                       $4,200,000    $136.28       $56,757     Includes retail building (Blockbuster)
     4715 25th Avenue NE                                                      ADR est $55.00
     Seattle, WA                                                              Pool, spa.

5    West Coast Gateway Hotel        $11,218,164    $189.90       $77,367     SeaTac Airport location.
     18415 Pacific Highway South                                              All cash sale.
     Seattle, WA

6    Best Western Hotel               $5,500,000     $60.03       $37,415     Three story wood frame structure
     15901 W. Valley Highway                                                  includes restaurant, spa, excercise
     Tukwilla WA                                                              room and outdoor pool.

     Unadjusted Range:                      $60.03      to      $189.90 /Sq.Ft.
                                           $37,415      to      $77,367 /Unit

                                           Mean:       $112.76 /Sq Ft     $55,073 /Unit

                                [GRAPHIC OMITTED]

                                Comparable Sales

9900 SW Canyon Road, Portland, OR

                              COMPARABLE SALE NO. 1

                                [GRAPHIC OMITTED]

ADDRESS:                Comfort Inn                 GRANTOR:            Ray Patel, et al.
                        13207 NE 20th Avenue        GRANTEE:            Shree Ram LLC
                        Vancouver, WA
DESCRIPTION:            Two-story wood frame        DOCUMENT #:         Na
                        and stucco limited service  MARKET TIME:        Na
                        hotel                       NUMBER OF UNITS:    58
YEAR BUILT:             1990                        SALE PRICE:         $2,800,000
LOT SIZE:               76,405 S.F.                 SALE DATE:          June 5, 1995
CONDITION:              Average/Good                TERMS:        $350,000 down
QUALITY:                Average                                   seller wrapped existing $1.45M
                                                                  1st TD with, due in 10 years

BUILDING AREA:          30,740 S.F.                 GROSS INCOME:       $685,540
LAND:BLDG RATIO:        2.49:1                      NET INCOME:         $288,000
PRICE/S.F.:             $91.09                      OVERALL RATE        10.29%
PRICE/UNIT:             $48,276                     GRM:                4.08
FF&E:                   $140,000

COMMENTS: This property is located at the Vancouver Mall north of Portland Airport in a newly developing area. It is a newer property in good condition but round about access. 1994 ADR reported at $46.00 and Occupancy at 70%.


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James Ratkovich & Associates, Inc.                                            72

9900 SW Canyon Road, Portland, OR

                              COMPARABLE SALE NO. 2

                                [GRAPHIC OMITTED]

ADDRESS:                Comfort Inn                 GRANTOR:        Mahalaxmi Inc.
                        8855 SW Citizens Drive      GRANTEE:        Ganesh Enterprises
                        Wilsonville, OR
DESCRIPTION:            Two-story wood              DOCUMENT #:     9603044444
                        frame limited service       MARKET TIME:    Na
                        hotel
NUMBER OF UNITS:        64
YEAR BUILT:             1992                        SALE PRICE:     $2,600,000
LOT SIZE:               66,646 S.F.                 SALE DATE:      June 19, 1996
CONDITION:              Average/Good                TERMS:          $800,000 down
QUALITY:                Average                                     $1,8M 1st Td Commercial
                                                                    Bank
BUILDING AREA:          34,000 S.F.                 GROSS INCOME:             $804,825
LAND:BLDG. RATIO:       1.96:1                      NET INCOME:               $310,628
PRICE/S.F.:             $76.47                      OVERALL RATE              11.95%
PRICE/UNIT:             $40,625                     GRM:                      3.23
FF&E:                   $160,000 Est.

COMMENTS: This suburban property is located near Highway 5 and is a newer property with good exposure but less than direct access.


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James Ratkovich & Associates, Inc.                                            73

9900 SW Canyon Road, Portland, OR

                              COMPARABLE SALE NO. 3

                                [GRAPHIC OMITTED]

ADDRESS:                Ramada Inn                  GRANTOR:        2200 Fifth Ave. Ltd.
                        2200 5th Avenue             GRANTEE:        Devin Corporation
                        Seattle, WA
DESCRIPTION:            Four-story over parking     DOCUMENT #:         9410280992
                        frame and stucco hotel      MARKET TIME:        6 months
                        with restaurant/lounge      UMBER OF UNITS:     120
YEAR BUILT:             1978                        SALE PRICE:         $8,400,000
LOT SIZE:               16,200 S.F.                 SALE DATE:          October 28, 1994
CONDITION:              Average                     TERMS:          $3,000,000 down
QUALITY:                Average                                     $5,400,000 1st Td Seafirst
                                                                    Bank
BUILDING AREA:          68,410 S.F.                 GROSS INCOME:              Na
LAND:BLDG RATIO:        0.24:1                      NET INCOME:                Na
PRICE/S.F.:             $122.79                     OVERALL RATE               Na
PRICE/UNIT:             $70,000                     GRM:                       Na

COMMENTS: This property is located on Fifth Avenue in the Denny Grade area of downtown Seattle. It was renovated prior to the sale with new lobby, HVAC and FF&E. Property leases additional parking nearby. Seller leased back property for 10 years, terms unknown. Central city location, average appeal.


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

9900 SW Canyon Road, Portland, OR

                              COMPARABLE SALE NO. 4

                                [GRAPHIC OMITTED]

ADDRESS:                Travelodge                     GRANTOR:        Vincent Hanna Fowler Inv.
                        4715-25 25th Avenue NE         GRANTEE:        P.B. Investments Ltd.
                        Seattle, WA
DESCRIPTION:            One and two-story wood         DOCUMENT #:     9506222113
                        frame and stucco motel         MARKET TIME:    12 month
                        with 6,700 sf retail building
NUMBER OF UNITS:        74
YEAR BUILT:             1961                           SALE PRICE:     $4,200,000
LOT SIZE:               56,912 S.F.                    SALE DATE:      June 22, 1994
CONDITION:              Average                        TERMS:          All cash
QUALITY:  Average
BUILDING AREA:          30,820 S.F.                    GROSS INCOME:          Na
LAND:BLDG RATIO:        1.85:1                         NET INCOME:            Na
PRICE/S.F.:             $136.28                        OVERALL RATE           Na
PRICE/UNIT:             $56,757                        GRM:                   Na

COMMENTS: This suburban property is located north of the University of Washington and across from University Village shopping center. The Travelodge has a detached Blockbuster retail store on the site which enhanced the sales price. That store is leased at $9,520 per month triple net with 7 years remaining. Extraction of retail portion value indicates $800,000 based on capitalization of lease income for 7 years plus reversion on the Blockbuster lease. Residual to the Motel is $3,400,000 or $45,945 per unit and $110.32 per square foot.


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James Ratkovich & Associates, Inc.                                            75

9900 SW Canyon Road, Portland, OR

                              COMPARABLE SALE NO. 5

                                [GRAPHIC OMITTED]

ADDRESS:                Westcoast Gateway Hotel         GRANTOR:        Gateway Hotel LP
                        18415 S. Pacific Highway        GRANTEE:        Patriot American Hospitality
                        Sea-Tac, WA
DESCRIPTION:            Six-Story, good quality Class   DOCUMENT #:     7110-407
                        B hotel w/ restaurant, lounge   MKTG.TIME::     N/A
                        Pool and spa amenities.         ROOM CT.:       145
YEAR BUILT:             1990                            SALE PRICE:     $11,218,164
LOT SIZE:               71,165 SF (1.63 Acre)           SALE DATE:      March, 1996
CONDITION:              Good                            TERMS:          Cash Equivalent
QUALITY:                Average-Good                    CLASS:          Limited service, upper tier
BUILDING AREA:          59,074 SF                       GROSS INCOME:         N/A
LAND:BLDG RATIO:        1.20:1                          NET INCOME:           N/A
PRICE/SF:               $189.90                         OVERALL RATE          N/A
PRICE/UNIT:             $77,367                         GRM:                  N/A

COMMENTS: This property is located adjacent to the Sea-Tac International Airport. It has one of the best proximity of the hotels along Pacific Highway. Constructed of good quality Class B materials. Part of a five property portfolio sale which included 3 Seattle properties, 1 in Wenatchee, and 1 in California. Unable to obtain operating data to extract OAR, or revenue/expense ratios.


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James Ratkovich & Associates, Inc.                                            76

9900 SW Canyon Road, Portland, OR

                              COMPARABLE SALE NO. 6

                                [GRAPHIC OMITTED]

ADDRESS:                Best Western Southcenter    GRANTOR:        United States National Bank
                        15901 W. Valley Highway     GRANTEE:        Wen & Liu
                        Tukwilla, WA
DESCRIPTION:            Three-story and one-story   DOCUMENT #:     95-3311394
                        wood frame structures,      MKTG.TIME::     N/A
                        restaurant, pool & spa      No Of Units:    147
YEAR BUILT:             1986                        SALE PRICE:     $5,500,000
LOT SIZE:               262,749 S.F.                SALE DATE:      March 31, 1995
CONDITION:              Average                     TERMS:          Cash Equivalent
QUALITY:                Average
BUILDING AREA:          91,618 S.F.                 GROSS INCOME:             N/A
LAND:BLDG RATIO:        2.87 :1                     NET INCOME:               N/A
PRICE/SF:               $60.03                      OVERALL RATE              N/A
PRICE/UNIT:             $37,415                     GRM:                      N/A

COMMENTS: This property is regarded as the limited service hotel facility in the Seattle-Tacoma market area. Located near Freeway across the street from newer Embassy Suites and north of Residence Inn Hotel in a suburban location. Unable to obtain operating data to extract OAR, or revenue/expense ratios.


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James Ratkovich & Associates, Inc.                                            77

9900 SW Canyon Road, Portland, OR

To compare the relevant sales to the subject property, consideration has been given to such factors as financing, market conditions, conditions of sale and physical and economic characteristics such as location, quality of the improvements, age and condition of the improvements, overall size and property operation levels.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the sales used were fee simple estates and no property rights adjustments are necessary.

Financing Adjustment

Typical income producing property sales transactions involve some combination of mortgage financing and cash (or equity) transfer. Knowledgeable investors are aware that the use of mortgage financing will have an effect on the yield to equity funds. The careful structuring of the mortgage and equity components of a transaction may produce higher returns to the equity position than the overall return to the property (positive leverage). This process can work in the opposite direction when the rate paid for mortgage funds exceeds the overall rate produced by the property (negative leverage). When the terms of the sale are atypical, the result may be a price that is higher or lower than that of a normal market transaction. In this analysis, it is assumed that the subject is expected to sell for cash or with the prevalent institutional financing terms available.

The comparable sales have been reviewed in reference to their financing and typically involved normal or large down payments with the balance typically financed by the seller or major lending institutions at prevailing long term rates. No secondary financing was of any particular advantage and was not considered to affect the sale prices. Based on an analysis of the financing terms of the comparable sales, no adjustments were required and the sales are all cash equivalent.

Conditions of Sale

The comparables were reviewed for their conditions of sale surrounding the transactions. Sale 4 has a retail store on site that is estimated to contribute approximately $800,000 which results in an adjusted price to the hotel property of $3,400,000 or $45,945 per room. Sale 5 sold to the same buyer as part of a 5 property portfolio sale. However, the prices were established for each of the sale properties separately and no adjustment is necessary. The other sales are not considered to require any conditions of sale adjustments since the sales prices were all based on market value with no unusual conditions surrounding the transactions.


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

9900 SW Canyon Road, Portland, OR

DIRECT COMPARISON APPROACH (Continued)

Market Conditions

The next adjustment to the comparables is to determine any change in value associated with the passage of time. Due to changes in market conditions between the date of sale and the date of valuation, an adjustment must be made to compare the comparable sale to the subject. Changes in the market conditions often result from various causes such as inflation, deflation, changing demand or supply and changes in the general economy. It is noted that the adjustment is not for the passage of time itself, but for the changes in market conditions that have occurred over the time period in question. The best indication of value change over time is the sale and resale of the same property. The sales used occurred between mid 1994 and mid 1996, under similar market conditions as exist for the subject valuation. No market conditions adjustments are warranted.

Locational, Quality, Age and Condition and General Adjustments

The sales used indicate a range between $60.32 to $189.90 per square foot. They range between $37,415 to $77,367 per unit. The sales occurred between June 1994 and June 1996 and are the best available sales comparables for use in comparison to the subject property due to their generally similar physical and economic characteristics.

It is noted here that we reviewed several motel/hotel sales in the local market area which occurred in the past two years and found most to have sold at prices below the low end of the above range. Many of those properties are locally oriented, poorly performing properties which did not represent viable investment alternatives to the subject and thus they were not included in our analysis. We had to broaden our search to a regional market since we considered the subject property to have a regional investment and market appeal. While the sales used are not direct comparables to the subject property, generally being in urban locations and larger market areas, they are the best indicators of the subject's value due to its economic and market characteristics which are more similar to the sales used than to local sales, and due to its regional identity as part of the regional chain with a good reputation and an established guest following.

Since the validity test for all adjustments in the sales comparison approach is what the market reaction to differences will be, we conclude that the market's reaction to one property over another is ultimately reflected in its stabilized operating performance. Market preferences for dozens of amenities and characteristics including neighborhood/location, pool/spa's, exercise rooms, restaurants, shuttle services, continental breakfasts, free movie channels etc. are all expressed in the economic productivity of the going concern. The better the amenity mix the more the property generates. Conversely, if the operations and facilities fail to meet local standards and customer preferences, this will be reflected in a lower economic performance.


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James Ratkovich & Associates, Inc.                                            79

9900 SW Canyon Road, Portland, OR

Therefore, individual adjustments for property characteristics are not even attempted here. Developing statistical correlation to determine the relative contribution to total property value of various amenities or locational characteristics would become absurdly complex. Instead we focus on the range of values indicated on a per unit basis and on the value indicators that indicate economic productivity and return potential. These are the gross revenue multiplier (GRM) and the overall capitalization rate (OAR).

Gross Revenue Multipliers

We were careful to select our primary comparable sales from within the general region of the subject property where similar economies and social factors impact value. However when we attempted to verify income and operating expense information for the sales referenced herein we were only able to confirm data for two of the six sales profiled here. This is simply too small a sampling to develop reliable GRM and OAR indicators for estimating values through the Sales Comparison Approach. Therefore we have summarized these sales together with four other supplementary sales for which income/expense data and GRM/OAR indicators could be extracted and verified. These sales are summarized on the table on the previous page.

These sales represent a broader cross-section of hotel properties encompassing limited and full service properties, and include some middle and upper tier market operations. The best GRM value indicators for the subject property are indicated by Sale Nos. 1 through 4 which suggest GRM's in the high 3 and low 4 times. We have estimated a GRM of 4.0 as applicable to the subject property which indicates a value of:

                             $2,568,673 GRM x 4.0 =       $10,274,692

                             Rounded                      $10,275,000

Value Per Unit

Recognizing that these indicators yield somewhat divergent values, we must point out that without a highly detailed, multi-factorial quantitative adjustment process, the sales comparison approach is going to yield the most divergent array of value indicators of the three approaches. Attempting to apply "reasonable" adjustments injects so much subjectivity into the analyses that we conclude the principal benefits of the direct sales comparison approach are diagnostic rather than projective. They may reveal operating, economic and functional anomalies of the subject property but in the end prove marginal at actually predicting value.


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James Ratkovich & Associates, Inc.                                            80

                                   ------------------------
                                   SUPPLEMENTAL HOTEL SALES
                                   ------------------------

------------------------------------------------------------------------------------------------------------------------------------
                          Date of   Year    Building     No of    Gross                  Sale       Price/  Price/
No.   LOCATION             Sale     Built    Area        Units   Revenue      NOI       Price       Sq. Ft.  Unit     GRM    OAR
------------------------------------------------------------------------------------------------------------------------------------

1  Comfort Inn             May-95   1990     30,740       58    $685,540    $288,000   $2,800,000   $91.09  $48,276   4.08  10.29%
   13207 NE 20th Avenue
   Vancouver, WA

2  Capital Inn/Days Inn    Jan-95   1990     29,949       81    $778,745    $373,765  $S3,320,000  $110.86  $40,988   4.26  11.26%
   120 College Street
   Lacey WA

3  Quality Inn             Oct-95  1977/86   29,200       73   $S685,200    $293,760   $2,625,000   S89.90  $35,959   3.83  11.19%
   1545 NE Burnside
   Gresham OR

4  Comfort Inn             Jun-96   1992     34,000       64    $804,825    $310,628   $2,600,000   $76.47  $40,625   3.23  11.95%
   8855 SW Citizens Drive
   Wilsonville OR

5  Ameritel Inn            Jun-96   1991     48,966       94  $1,652,218    $823,838   $6,110,000  $124.78  $65,000   3.70  13.48%
   Confidential


6  Bellevue Hilton         Aug-95   1979    122,369      180  $3,945,000  $1,107,000  $12,300,000  $100.52  $68,333   3.12   9.00%
   100 112th Street NE
   Bellevue WA

                                Mean:                                                               $98.93  $49,863   3.70  11.19%

   Unadjusted Ranges:          $76.47   to   $124.78 /Sq.Ft.
                              $35,959   to     $68,333 /Unit
                                 3.12   to          4.26 GPM
                                 9.00%  to        13.48% OAR

9900 SW Canyon Road, Portland, OR

The primary sales comparables most similar to the subject in geographic proximity, size, type of operation and age are Sales Nos. 1, 2, 4, and 6. These sales suggest values in the mid 40,000's per unit. However, these properties are priced at a lower daily rate and achieve lower occupancies which requires us to be above that range. Sale Nos. 3 and 5 indicate a value range of $70,000 and $77,367 per unit and represent more similar economic characteristics. Given the age and overall condition of the subject we conclude that the subject is near the mid $70,000 per room. Therefore, we conclude on a value of $75,000 per room or:

                   142 Units @ $75,000 per Unit = $10,650,000

                             Conclude @ $10,650,000

Correlation of Value

The two units of comparison applied indicate a range of value for the subject property between $10,275,000 and $10,650,000. We have selected a value indication at the middle of the two indications, less the ground leased fee interest of $660,000, calculated in the Land Valuation section of this report, to indicate a leasehold interest as follows:

                         Indicated Value in Fee                    $10,500,000
                         Less Leased Fee Interest                  $   660,000
                                                                   -----------
                         Indicated Value Leasehold                 $ 9,840,000

                             Conclude                   $9,840,000
                                                        ==========


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9900 SW Canyon Road, Portland, OR

                                 INCOME APPROACH

The Income Approach is premised upon the principle of anticipation which holds that value is determined by the present worth of the anticipated future benefits. These benefits in the case of an income producing property are the net cash flows, the reversion at the end of the holding period, and the inherent tax benefits afforded an owner of income property.

In this approach, the value is estimated by the capitalization of the expected future net income. Capitalization is the process of converting an income stream into a single capital value. This is the amount that a prudent, typical informed purchaser would pay as of the valuation date for the right to receive the forecast net income over the specific period.

In order to make relatively accurate income and expense projections for the subject property, we have relied on the subject's actual operating history for the past three years, plus the trailing 12 months ended August 1996. We also relied on market conditions, lodging industry reports and our survey of lodging competition in the subject's area. We also analyzed local industry trends from Star Reports as prepared by Smith Travel Research.

As a part of our analysis to develop the potential gross income of the subject, the appraiser has conducted a survey of hotel facilities considered to be competitive with the subject property. The survey focused on hotels which are considered to be primary competition to the subject. These hotels are summarized on the following page.


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James Ratkovich & Associates, Inc.                                            83

9900 SW Canyon Road, Portland, OR

                          SUMMARY OF COMPETITIVE HOTELS

                                NO OF           RACK
NO.   LOCATION                  ROOMS           RATE             COMMENTS
--------------------------------------------------------------------------------
1.    Greenwood Inn             250             $107   Single King/Double Double
      10700 SW Allen                            $107   Kitchenette/Murphy Bed
      Beaverton, OR                             $67    Weekend Rate

The Greenwood Inn is a full-service motel which includes the Pavillion Bar and Grill and restaurant. This facility has extensive meeting rooms, 2 outdoor pools and spa. The property was developed approximately 25 years ago and remodeled within the last few years. Overall quality and condition is good. It is located near the Highway 217/SW Allen Boulevard interchange. Access is good. Occupancy is estimated at 60-65%.

2.    Embassy Suites            354             $119 - $134   Single King Suite
      9000 SW Washington Square Road            $119 - $194   Double Queen Suite
      Tigard, OR                                $10 each additional person

This Embassy Suites was constructed in 1987 and is in good condition. It is located north of Washington Square Mall, off Highway 217. It contains 354 all-suite rooms. Each room has wet bar, microwave and refrigerator. There is a separate living room with pull-out sofa. Each guest receives a complimentary made-to-order breakfast and free drinks during the cocktail hour. There is an indoor sauna and jacuzzi. This property has a full-service restaurant and lounge. Occupancy is estimated at 65-70%.

3.    Courtyard                 149             $89           Single King
      8500 SW Nimbus Drive                      $99           Double Queen
      Beaverton, OR                             $102 - 112    Suite

This is a Marriott Courtyard which was constructed in 1984 in excellent condition. This is a full-service facility geared toward the business traveler. There is a restaurant, indoor pool, fitness center and jacuzzi. Most rooms have microwaves and refrigerators. Occupancy is estimated at 70% on an annual basis.

There are no other full-service hotel/motels in the vicinity of comparable age, condition and quality to compare to the subject. A Phoenix Inn has been constructed within the last year south of Washington Square Mall. There is no restaurant or convention facilities. Room area all classified as mini-suites, with room rates ranging from $82 to $97.


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9900 SW Canyon Road, Portland, OR

SUMMARY OF COMPETITIVE HOTELS

4.    Subject Shilo Inn         142             $89 - $115    Single King
      9900 SW Canyon Road                       $79 - $99     Single Queen
      Portland, OR                              $89 - $105    Double Queen
                                                $99 - $189    Full Suite

Commercial rates are approximately 20% less on selected rooms.

The subject is a full-service motel with outdoor pool/spa. There is a restaurant, lounge and sports bar, as well as five meeting rooms and a variety of room types. Overall quality and condition is good. Motel guests receive a complimentary breakfast buffet. Most rooms have microwaves and refrigerators. Access to Highway 217 and downtown Portland is good, as well as Washington Square Mall, area restaurants and support services. Occupancy has ranged from 51% to 63% over the past four years. The last two years operations indicates occupancy of 58% and 63%. Average daily room rates have increased from $70.82 to $74.78 over the last two years.


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James Ratkovich & Associates, Inc.                                            85
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9900 SW Canyon Road, Portland, OR

                              COMPETITIVE MOTEL MAP

                               [Graphic Omitted]


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James Ratkovich & Associates, Inc.                                            86

9900 SW Canyon Road, Portland, OR

                             COMPETITIVE MOTEL NO. 1

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                               [Graphic Omitted]

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                             COMPETITIVE MOTEL NO. 2

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                               [Graphic Omitted]

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James Ratkovich & Associates, Inc.                                            87
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9900 SW Canyon Road, Portland, Or

                             COMPETITIVE MOTEL NO. 3

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                               [Graphic Omitted]

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James Ratkovich & Associates, Inc.                                            88

9900 SW Canyon Road, Portland, OR

                           COMPETITIVE MARKET OVERVIEW

The subject property is located in a steadily developing area with strong local and regional consumer interest in the southwest Portland metropolitan area. There are several local, regional and national companies located within the general area, including Nike, Intel, General Motors, which create additional commercial service demand for lodging facilities to house visiting business people. Some tourist demand also contributes to the local hotel/motel demand. The proximity of Washington Square, as well as the companies mentioned above, place the subject property in a favorable location due to access from Highway 217 and Interstate 5.

The subject property is a full-service facility with a few competitors located within the general area. The previously mentioned facilities are considered to comprise the majority of the subject competition. In addition to these facilities, there are several limited-service hotels in the area, including two Phoenix Inns, Pepper Tree Inn, and another Shilo Inn near Washington Square. While these are located in the subject area, they are not considered to be competitive due to their inferior services and limited services. The subject property attracts business travelers, as well as meeting delegates, commercial and governmental guests. The subject property provides services and facilities demanded by the business traveler and casual tourist requiring a full-service hotel.

The following summarizes the competitive facilities in the subject area:

        Property                            Number of Rooms      Facility Type
        --------                            ---------------      -------------
        Phoenix Inn - Tigard                           56        Limited
        Phoenix Inn - Lake Oswego                      62        Limited
        Quality Inn - Tigard                          118        Limited
        Pepper Tree Inn - Beaverton                    73        Limited
        Shilo Inn - Washington Square                  77        Limited
        Greenwood Inn - Beaverton                     250        Full Service
        Embassy Suites - Tigard                       354        Full Service
        Courtyard - Beaverton                         149        Full Service
        Subject Shilo Inn - Portland                  142        Full Service
                                                     ----
               Total Rooms:                         1,281

The Inn at Exit 290 (Best Western) is located near the Quality Inn in Tigard. This is an older facility which is undergoing substantial renovation, anticipated to be completed in the Spring of 1997. Due to its age and condition, this property is not considered to compete. Both this property and the Quality Inn are more geared toward transient guests utilizing Interstate 5.

The subject property represents 11% of the rooms in the general area and 16% of the competitive rooms in the subject area. It has increased its occupancy from 41% in 1993 to 63% as of August 31, 1996. Occupancy for 1996 is projected to be 66%. Analysis of the area reveals that there is minimal comparable land available for development of more rooms which would compete with the subject. Therefore, based upon the location, management, current room rates and competition, it is estimated that the subject property can easily maintain its current market share, with occupancy ranging from 63% to 65%.


----------------------------------
James Ratkovich & Associates, Inc.                                            89

--------------------------------------------------------------------------------
------------------------      SHILO INN
# of Rooms        142         9900 SW Canyon Road                   Ground Lease
------------------------      Portland/Beaverton, OR
------------------------
Building Area  91,931 sf

                     ---------------------------------------
                     RECONSTRUCTED HISTORICAL OPERATING DATA
================================================================================


                                    1993                             1994                             1995
==================================================================================================================================
Occupancy Rate                      41.00%                           47.00%                           44.00%
Average Room Rate                   $56.76                           $52.00                           $52.28
----------------------------------------------------------------------------------------------------------------------------------
REVENUES                         % Total   Per Room                % Total     Per Room             % Total     Per Room
                                 -------   --------                -------     --------             -------     --------
  Room Rentals                  $1,176,355     94.1%    $8,284   $1,718,670      94.9%   $12,103  $2,080,322      95.1%   $14,650
  Restaurant                        36,379      2.9%      $256       34,029       1.9%      $240      42,160       1.9%      $297
  Telephone                         31,023      2.5%      $218       46,016       2.5%      $324      54,943       2.5%      $387
  Other Income                       6,916      0.6%       $49       12,242       0.7%       $86      11,177       0.5%       $79
----------------------------------------------------------------------------------------------------------------------------------
Total Revenue                   $1,250,673    100.0%    $8,808   $1,810,957     100.0%   $12,753  $2,188,602     100.0%   $15,413

EXPENSES
Departmental Expenses
  Rooms Department                 319,022     25.5%    $2,247      389,674      21.5%    $2,744     465,794      21.3%    $3,280
  Food & Beverage                    3,295      0.3%       $23        1,888       0.1%       $13       2,214       0.1%       $16
  Telephone                         26,685      2.1%      $188       32,569       1.8%      $229      31,559       1.4%      $222

Undistributed Operating Expenses
  Administrative & General         108,782      8.7%      $766      121,705       6.7%      $857     117,770       5.4%      $829
  Management                        62,534      5.0%      $440       90,548       5.0%      $638     109,430       5.0%      $771
  Marketing                        118,332      9.5%      $833      213,881      11.8%    $1,506     265,285      12.1%    $1,868
  Utilities                         93,596      7.5%      $659       84,309       4.7%      $594      69,942       3.2%      $493
  Property Operations & Maintenance 74,865      6.0%      $527      102,285       5.6%      $720     109,210       5.0%      $769
  Capital Expenditures              38,819      3.1%      $273       61,340       3.4%      $432      36,935       1.7%      $260
  Miscellaneous                      3,788      0.3%       $27        4,358       0.2%       $31       3,907       0.2%       $28

Fixed Charges
  Property Tax & License            59,176      4.7%      $417       49,608       2.7%      $349      45,412       2.1%      $320
  Insurance                         12,690      1.0%       $89        8,652       0.5%       $61      13,306       0.6%       $94
  Ground Rent                       38,714      3.1%      $273       50,213       2.8%      $354      50,213       2.3%      $354
----------------------------------------------------------------------------------------------------------------------------------
Total Expenses                    $960,298     76.8%    $6,763   $1,211,030      66.9%    $8,528  $1,320,977      60.4%    $9,303

NET OPERATING INCOME              $290,375     23.2%    $2,045     $599,927      33.1%    $4,225    $867,625      39.6%    $6,110
----------------------------------------------------------------------------------------------------------------------------------


                                  Trailing 12
                                  Months 8/96
================================================================
Occupancy Rate                        63.00%
Average Room Rate                     $74.78
----------------------------------------------------------------
REVENUES                                       % Total  Per Room
                                               -------  --------
  Room Rentals                    $2,332,202      95.3%  $16,424
  Restaurant                          44,300       1.8%     $312
  Telephone                           59,504       2.4%     $419
  Other Income                        11,712       0.5%      $82
----------------------------------------------------------------
Total Revenue                     $2,447,718     100.0%  $17,237

EXPENSES
Departmental Expenses
  Rooms Department                   519,471      21.2%   $3,658
  Food & Beverage                      4,028       0.4%      $28
  Telephone                           41,399       127%     $292

Undistributed Operating Expenses
  Administrative & General           122,412       5.0%     $862
  Management                         122,386       5.0%     $862
  Marketing                          244,666      10.0%   $1,723
  Utilities                           78,703       3.2%     $544
  Property Operations & Maintenance  111,059       4.5%     $782
  Capital Expenditures                36,189       1.5%     $255
  Miscellaneous                        3,907       0.2%      $28

Fixed Charges
  Property Tax & License              40,811       1.7%     $287
  Insurance                           13,606       0.6%      $96
  Ground Rent                         65,876       2.7%     $464
----------------------------------------------------------------
Total Expenses                    $1,404,513      57.4%   $9,891

NET OPERATING INCOME              $1,043,205      42.6%   $7,347
----------------------------------------------------------------

9900 SW Canyon Road, Portland, OR

Occupancy and Room Revenue Estimates

The subject's reconstructed historical operating summary, as provided by the Shilo Inn, is located on the previous page. Occupancy changed from 59 percent in 1993 to 58 percent in 1994, to 63 percent in 1995 and are 61 percent for the trailing 12 months. The average daily room rate has increased from $53.77 in 1993 to $62.15 in 1996. We expect the subject property to maintain its operation within this range of the market for the foreseeable future.

The Smith Travel Research report located in the addenda indicates that occupancy market wide has increased from 62.9 percent in 1993 to 64.8 percent in 1994 to
67.5 percent in 1995 and is achieving 70.3 percent in the first nine months of 1996. The average daily rates have similarly increased from $55.14 in 1993 to $66.07 in 1996. These figures reflect support for the subject's operations

Based on our analysis of the competitive market area and the subject's operations, it is our opinion that the subject will maintain average occupancy rate of 63 percent per year. An average daily rate of $60 for year one, projected to increase at an annual rate of 3 percent per year.

Other Revenues

Other revenues include telephone income, estimated at 2.8 percent of room revenues and miscellaneous other income from vending machines and similar items, which is estimated at 0.5 percent of room revenues. The subject's history is the best indicator of these revenue.

EXPENSE ANALYSIS

In addition to the subject's actual historical operating data, previously presented, we have reviewed expense data as reported in Trends by PKF Consulting, and Star Travel Research which are both located in the addenda.

Departmental Expenses

Rooms

Room expenses include salaries, wages, payroll taxes and fringe benefits for front desk staff and housekeeping personnel; general hotel expenses (excluding franchise fees); guest room supplies; cleaning supplies; laundry, linen; reservations/booking expenses; travel agent commissions; and numerous other small expense categories. PKF industry standards indicate a range from $3,166 to $3,950 per room. Star Research reports rooms department expenses to range from $3,208 to $4,432. The subject's reconstructed historical data indicates a range from $2,247 to $3,658 per room. We have projected $3,500 per room for departmental room expense which supported by the subject's actual historical performance and industry averages.


----------------------------------
James Ratkovich & Associates, Inc.                                            91

9900 SW Canyon Road, Portland, OR

Telephone

Telephone expenses include monthly service charges, local and long distance charges billed by the phone company. The subject property utilizes a discount rate long distance provider which bills in six second increments, and offers discounted long distance rates. Although the ratio of phone revenues to expenses are in line with the industry standard at about 2:1, these operations comprise a small percentage of revenue. We have utilized an expense ratio of 45 percent of telephone revenues based on historical data.

UNDISTRIBUTED OPERATING EXPENSES

These expenses reflect the expenses and fixed overhead items which are not attributable to any specific activity or profit center but are required to maintain the going concern operation. These include Administrative and General Expenses; Franchise Fees; Marketing and Guest Entertainment costs; Property Operation and Maintenance Costs; Energy / Utility Costs and miscellaneous other unallocated departmental costs.

Administrative and General

These expense items include: administrative staff salary/wages, payroll taxes and benefits; bookkeeping and accounting; vehicle expenses; credit card commissions; office supplies; printed materials; postage; professional and legal fees; contract security; and owner/manager travel expenses, and bad debt write-offs. PKF reveals that industry standards for administrative and general expenses in the two property categories we compared the subject to ranged from 7.8% to 9.0%. Smith Travel indicates this expense to range from 9.1% to 9.4% for the subject's categories. The subject expended between 5.0% and 8.7% for G&A over the past four years. We conclude that the most subject's actual experience, with some consideration to industry averages, is the best indicator of this expense and have selected 5.0% for our projections.

Management Fees

The subject property is owner operated and the primary compensation paid to the owner managers comes in the form of profit distributions. A portion of the executive management compensation is also accounted for in Administrative salary/wages which are also somewhat below industry averages by several measures. A typical market derived management fee for an operation such as the subject should run at least 3.0%-5.0% according to most reliable sources. PKF industry standards indicate a range for management of 2.8% to 3.1%. Smith Travel indicates 2.8% to 3.8% for management expense in the subject's categories. The subject has a 5 percent internal accounting management fee. We have utilized a management fee of 5.0 percent for our projections which is above industry standards.


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James Ratkovich & Associates, Inc.                                            92

9900 SW Canyon Road, Portland, OR

Franchise and Marketing Expense

Franchise and marketing expense includes charges for regional or national chain affiliations or franchise, expenses for advertising, promotional literature and activities. Historically the subject has expended between 9.5% to 11.8% for advertising and there is no franchise fee since the subject is company owned. PKF industry standards indicate advertising expense to range from 3.7% to 3.9% and franchise fees to range from 0.9% to 1.9%. Smith Travel indicates 3.7% to 6.6% for advertising and 1.7% to 3.5% for franchise fees. Despite the current level of the subject's expenditures, we used the industry standards for our projections, since we look at typical owner requirements rather than Shilo's actual corporate profile. We have utilized a rate of 3.0% for franchise and 5.0% for marketing, for a total of 8%, based on our estimate of the appropriate costs for the subject property to continue to perform at current levels.

Energy / Utility Costs

Expenses in the Energy/Utility category are highly consistent over the previous four years of operation. We note that the Pacific Northwest has the lowest energy costs of any region of the US because of the relative abundance of hydroelectric power. The subject has expended between 3.7 to 3.9 percent in utility expenses in the past four years. PKF industry standards indicate a range from 3.9 to 5.0 percent and Smith Travel indicates a range from 4.8% to 6.3%. We have utilized 3.8 percent for our analysis based on the subject's historical data.

Property Operations and Maintenance

This category includes automotive maintenance; Building expenses; computer equipment and software systems; Copy Machine/Fax machine maintenance; maintenance contracts; grounds maintenance; painting and decorating; swimming pool/spa maintenance contracts; TV repairs; tools and other miscellaneous expenses. The subject has historically spent between 4.5 and 6.0 percent for repairs and maintenance which includes some capital improvements expenses. PKF industry standards indicate a range from 4.5 to 6.2 percent and Smith Travel indicates 4.2% to 5.2% for this item. We have utilized a rate of 4.5 percent based on the subject's most recent historical data and industry standards.

FIXED CHARGES

Property Taxes

According to the Grant County Assessor, the subject's current property taxes are $49,012. Taxes are based on six year cycle assessments with annual adjustments by the assessor. A sale does not trigger a reassessment. We expect future assessment increases to be in line with historical increases. Property taxes for the subject property are estimated at $52,500 in our projections to account for personal property taxes.


----------------------------------
James Ratkovich & Associates, Inc.                                            93

99090 SW Canyon Road, Portland, OR

Property Casualty Insurance

Insurance has been consistent during the last four years between 0.5 and 1.0 percent of total revenue which is slightly below the 1.0% to 1.2% level suggested by the industry standard data. A one year premium for fire and extended coverage and liability has been estimated at 0.55 percent. Industry averages are above the actual history of the subject but these are a general indicator overall, highly dependent on location and negotiations. In the final analysis we relied on the subject's history.

Ground Lease Payment

The ground lease is a 30 year, 5 month lease which commenced in August 1988 and extends through December 2018. The rent under the lease is based on 3.1284 percent of gross revenues generated from operations, less taxes, and is paid partly by the subject hotel and partly by the Deli/Mart lessee as part of the terms of their lease. The rent in 1995 was $43,362 paid by the subject hotel and $9,256 for the Deli/Mart, for a total of $52,618. We have projected the ground lease rent applicable to the subject property based on 3.1284 percent of gross revenue less taxes paid.

Replacement Reserves

The short-lived building components and equipment which require replacement and for which a reserve account should be set up consist of roof covering, floor covering, draperies, water heaters, air conditioning systems and other mechanical systems servicing the buildings and other capital expenditures. Since these expenses are bound to occur, we have accounted for this expense item as a percentage of total revenue. Some of the replacement items are included in normal maintenance, supplies and room expense items.

The International Society of Hospitality Consultants released a comprehensive study in 1995 which examined historical industry-wide CapEx expenditures for the 10 year period from 1983 through 1993. The study, funded by 16 high profile national and international hospitality management companies, lenders and hotel operators concluded that the historical convention of reserving only 2%-3% of gross revenues was inadequate for funding the actual capital outlays required to maintain a property in a typically competitive market. They concluded that capital expenditures for limited service properties averaged 3.7%.

They also noted that CapEx expenditures increased significantly as a hotel ages with a spike every 7 to 9 years when major renovations of guest rooms and public areas are required. They pointed out that properties in their survey data built before 1981 averaged CapEx outlays of 9.6% of annual gross revenue. What this clearly reveals is that historical reserves have been grossly underestimated and have caused financial distress for both financiers and operators of hotel properties. The bottom line of the study is that properties over 7 to 8 years old, and certainly those over 10 years old will require reserves of roughly 2.5 times to 3.0 times the traditionally accepted reserve allowance. For upper-tier, limited service properties and lower-tier, full service


----------------------------------
James Ratkovich & Associates, Inc.                                            94

9900 SW Canyon Road, Portland, OR

Capitalization Analysis

properties this will equate to a total CapEx reserves of 4%-5% at a minimum, depending on age, method of construction, historical occupancy/use levels and prior CapEx investment.

We have divided reserves charges into two categories: Furniture, Fixtures & Equipment and Improvement Reserves. The furniture, fixtures and equipment used in the operations of the subject property is charged at a rate of 3.0 percent of total revenue based on industry standards and our estimate of the useful life of the subject's FF&E. The improvements reserve for replacement expense is estimated at 2.0 percent of total revenue.

Direct Capitalization: This technique employs the use of an overall rate. This is an annual percentage rate that expresses the relationship between net operating income and the present worth of the property. The term overall rate reflects the fact that the rate incorporates capital appreciation or depreciation along with a return on net income. The overall rate must represent what informed, prudent and rational investors are requiring and obtaining for similar, competitive properties in the current market.

Overall Rate Derivation / Direct Capitalization: The first estimate of value we develop through the Income Approach is developed with the Direct Capitalization Technique, which utilizes the overall capitalization rate. This is an aggregated rate that expresses the relationship between a single year's stabilized net operating income, and the present worth of the property. The term overall capitalization rate, or simply, overall rate (OAR), indicates that the rate encompasses all market derived return requirements including capital appreciation or depreciation, a baseline return on net income, plus any risk related return premiums dictated by the market's perception of the risk elements attendant to ownership and operation. The overall rate should represent the income to value ratio that typically informed, economically motivated, prudent and rational investors would require and obtain, when investing in similar, competitive properties in the current market.

Ideally, the market transactions referenced in the overall rate derivation should be open market sales of regionally competitive hotel properties, with generally similar income streams and expense ratios. The summary contained in the Direct Comparison Approach indicates overall rates derived from only two of the primary market comparable sales. A Supplemental Summary of Hotel Sales has also been produced to show the overall rates indicated in a variety of other hotel sales in a broader survey of the Pacific and Inland Northwest.

The sale of the Bellevue Hilton, which sold in August 1995, indicated an overall rate of 9.00%. This was the lowest OAR and it could be regarded as anomalous, relative to the other market indicators and investors surveys compiled by us. We surmise that the price may have reflected substantial unrealized income potential or operating economies not superficially obvious from the reported data.


----------------------------------
James Ratkovich & Associates, Inc.                                            95

9900 SW Canyon Road, Portland, OR

The balance of the supplemental sales suggested OAR's ranging from the low 10 to high 11 percent except for Supplemental Sale No. 5, the Ameritel Inn, which reported an OAR of 13.48% Although the price/unit appears to fall within the range of the other surveyed transactions, the OAR of Sale No. 5 appears well above the indicated range for a property of it's age, and apparent quality. We are, therefore, disinclined to emphasize the OAR of this sale as an indicator for the subject

Capitalization Analysis

National Investor Surveys compiled from a variety of respected industry sources provide additional insight into investor expectations and underwriting assumptions which may me relevant to the analysis of the subject. For reader convenience we have compiled a survey of the surveys which is presented on the following page. The Korpacz Real Estate Investor Survey, Third Quarter 1996, indicates the average free and clear equity overall rate for hotel properties is
12.75 percent, as compared to 12.53 percent for the previous quarter and 12.79 percent a year ago.

According to the First Quarter 1996, National Investor Survey conducted by CB Commercial, going in cap rates for Class A, Full Service Hotel properties ranged between 8.00% and 12.00% and average 10.30%. Class B, Limited Service Hotels ranged from 9.00% to 13.00% and averaged 11.30%. Our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to the First Half 1996, Hotel Investment Outlook prepared by Landauer Hospitality Services, going in cap rates for Class A, Full Service Hotel properties ranged between 7.00% and 13.00% and averaged 9.75%. Class B, Limited Service Hotels ranged from 10.00% to 14.00% and averaged 11.55%. Again, our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to TransActions 1995 Recap, published by Hotel Motel Brokers of America the Mountain Pacific Region had an average overall rate of 12.7 percent for all hotels and ranged between 9.4 and 14.5 percent. These sales totaled 38 hotels with an average 66 units per hotel. They had an average occupancy of 55.2 % and an average daily rate of $42.68. which is lower than the subject's operating levels. Nationally the rates ranged from 9.1% to 14.8%, and averaged 11.80% for all HMBA transactions. We observe that HMBA member brokers were primarily involved in sales of individually owned properties and not the larger institutional, and multi-property transactions included in the survey results compiled by the national consulting firms. We think the HMBA transactions may represent a slightly lower grade of properties than the subject property.


----------------------------------
James Ratkovich & Associates, Inc.                                            96

9900 SW Canyon Road, Portland, OR

Capitalization Analysis

PKF Consulting, one of the most respected names in the hospitality industry identifies OAR's ranging from 8.00% to 11.30% for Class A properties and an average of 10.88%. Class B properties range from 8.50% to 14.50%, averaging 11.76%. Their results are consistent with the other industry consultants cited.

OAR Conclusion / Indication of Value

In attempting to select an appropriate OAR for the direct capitalization value work up for the subject we have considered the following:

o The subject property is a middle tier, limited-service property defined by its franchise flag and has a high level and quality of operations and other guest amenities relative to its competitive market.

o The subject property is 25 years old hotel which is proposed for cyclical renovations.

o The current competitive position of the subject in its market area is fairly strong in its niche as new competition will likely be impeded by development costs and restrictive market conditions for new development.

Based on these factors, our Direct Sales Comparison Analyses and our survey of hospitality industry consultants, we conclude that the appropriate OAR for developing a value estimate for the subject property through the Direct Capitalization Technique is 10.50%. Dividing the projected stabilized Net Operating Income by the selected OAR yields an indication of fee simple value for the going concern operation, as of the current appraisal date in the amount of:

                                   $10,189,278
                                   ===========

Yield Capitalization / Discounted Cash Flow Analysis

A discounted cash flow analysis has been made on the premise that the value of the subject property is represented by the present worth of the anticipated future net income stream. The projected income stream is based on an analysis of the quality, as well as the quantity and duration, of the income expectancy. This income stream is discounted to present value using a discount factor and then added to the present worth of the property reversion. The property reversion is calculated by capitalizing the net income from the property into an indication of value using a capitalization rate extracted from the general market data of similar properties. This value is then discounted to present worth.


----------------------------------
James Ratkovich & Associates, Inc.                                            97

Yield Capitalization / Discounted Cash Flow Analysis

In this analysis, we utilize a ten-year discounted cash flow projection which represents the underwriting convention of the industry. Although we have not profiled specific survey results we note that the average holding period for hotel investments, according to at least two national consultants ranges from 6 to 10 years. One source referenced a 6.27 year average holding period in 1995 while the other referenced a 7.1 year average holding period. Ten to eleven years, the period covered in our analyses, probably represents the outer limits of what most investors reasonably anticipate as an investment holding period since profit taking (dispositions) and normal business cycles seem to occur in rolling five to seven year intervals.

Revenue and Expense Growth Rate

The survey results are self explanatory. We note that the emerging trend among analysts and underwriters is a very thin but widening margin between income and expense growth rates, with revenues leading. As this margin widens the positive impact on value indications becomes geometric, and we think unreliable. As of the date of this writing, one market watcher suggests that a rate differential of 12 to 15 basis points represents the current market thinking. We think such an assumption may be plausible during the early phases of an industry or national economic recovery when revenue gains do generally exceed expense growth rates by meaningful margins. Our perception is that strong industry performance during the last two plus years will breed new competition placing downward pressure on revenue growth. Nevertheless, industry vendors, subcontractors and county tax assessors, not wanting to miss out on the "good times" should continue with healthy price and assessment increases over the next couple years. We think it prudent, therefore, to project both revenue and expense growth at the same levels over the long haul. The survey results lead us to conclude on annual growth factors of 3.00% for both revenue and expenses.

Terminal Capitalization Rate

Our rate selection is based on the survey results previously presented and our perceptions of the subject property and its competitive position in the local market. The survey results suggest that terminal capitalization rates generally exceed the going in rates by 25 to 100 basis points. Utilizing moderate growth rate assumptions, CapEx reserves, and moderately conservative discount rates (to be discussed next) leads us to select a terminal cap rate 100 basis points above the going in rate, or 11.50%.


----------------------------------
James Ratkovich & Associates, Inc.                                            98

9900 SW Canyon Road, Portland, OR

Yield Capitalization / Discounted Cash Flow Analysis

Discount Rate Selection

The discount rate we utilized reflects the long term yield expectations of hotel market investors, relative to other alternative investment opportunities in the real estate markets available today. It also reflects current financial market conditions and the perceived risk, quality and duration of the income stream anticipated from each prospective investment. The yield rate used in the Discounted Cash Flow Analysis is anticipatory rather than historical in its reference point. The rate should consider all benefits and risks attendant to the ownership and operation of that particular class of income property, and may also anticipate tax considerations and leveraging issues that non-realty investments do not. The appropriate rate is that minimum rate that the individual, institutional or real estate investor considers a minimal acceptable return on investment over the particular projection period analyzed. It may be regarded as a hurdle rate, below which, the typical market investor would not find sufficient returns to justify the investment, given the risks and responsibilities attendant to that investment.

We have utilized two means of identifying an appropriate discount rate for the subject property analyses. These are:

o Survey of investors' acceptable yield rates
o Capital market returns analysis plus risk rate

The National Investor Surveys previously referenced summarize the return expectations of institutional and individual investors as they have been compiled by five of the hospitality industry's most familiar and respected consultants. Altogether they reveal a typical range of discount rates from 10.0% to 20.0% with a convergent grouping of averages and medians clustered between 14.00% and 15.00%.

Built up Yield Rates can provide another indication of investors' motivations and expectations regarding long term equity returns. These may be developed or "built up" from the bond markets and other long term capital markets. However, the quality and durability of a real estate income stream, and the marketability of real property is generally considered less reliable (predictable) than other capital market investments. Investors may purchase relatively risk free treasury funds and sell them almost immediately when he or she chooses. Investments in real estate require additional risk based yield premiums to compensate for their additional risks and illiquidity. Therefore, one simple technique for estimating the appropriate yield rate for real estate in general, and hotels specifically, is to explore the yield relationships between relatively "risk free" investments and real estate investments.


----------------------------------
James Ratkovich & Associates, Inc.                                            99

9900 SW Canyon Road, Portland, OR

Yield Capitalization / Discounted Cash Flow Analysis

According to a market yield rate survey conducted by Real Estate Research Corporation, the difference in yield rates between real estate and other selected capital market investments over the last four quarters ranged from 2.4 percent to 5.6 percent. These differences may be regarded as market perceptions the additional risks and illiquidity premiums required of real estate investments in general. Comparing yield rates on investment grade real estate to hotel investments reveals an additional yield rate differential of 1.00% to 3.00% which investors require of management intensive real estate such as hotels. Hotels are actually much more than real estate operations. They are in fact going concern business operations which are real estate intensive. The additional management expertise and risks attendant to such enterprises dictates another level of yield compensation. The following table shows some recently published yields on bonds, which are an indication of long term investor's pre-tax "safe rate" equity yield requirements:

                          Yields on Selected Securities
================================================================================
     Period       Aaa Bonds  Baa Bonds    Treasury    Treasury Securities
                                         Securities       (Five Year)
                                        (Long Term)
--------------------------------------------------------------------------------
   March 1995       8.12%      8.70%       7.45%             7.05%
--------------------------------------------------------------------------------
 September 1995     7.32%      7.93%       6.55%             6.00%
--------------------------------------------------------------------------------
   April 1996       6.80%      7.47%       6.05%             5.36%
--------------------------------------------------------------------------------
     Average        7.41%      8.03%       6.68%             6.14%
================================================================================

Based on the stability of the revenues and potential marketability of the subject as discussed previously, the discount rate could be reflected as follows:

        "Risk Free" Capital Market Return Rate:                  8.00% +/-
        Real Estate Risk and Illiquidity Premium:                4.00% +/-
        Hotel-Going Concern Risk based premium:                  1.00% +/-
                                                                 ---------

        Total Return Expectation-Going Concern Hotels:          13.00% +/-

Based on the National Investor Surveys, the capital market risk based premium rationale, and the specific characteristics of the subject property previously enumerated we conclude the appropriate yield rate (IRR) to be utilized in the 10 year DCF is 13.00%.


----------------------------------
James Ratkovich & Associates, Inc.                                           100

9900 SW Canyon Road, Portland, Or

Yield Capitalization / Discounted Cash Flow Analysis

Net Reversionary Value

The last component we must consider in the long term discounted DCF analysis is the net reversionary interest in the property. The yield analysis explicitly assumes full capital recovery at the end of the holding period, which is another way of saying the sale or disposition of the property. Calculating a net reversionary value is accomplished through a simple direct capitalization technique utilizing the projected Year 11 NOI, and an appropriate terminal capitalization rate. From the direct capitalization value indication we deduct estimated selling costs, which will include brokers commissions, title costs, legal costs and escrow fees. This net reversionary value is included in the Year 10 cash flow projections and is identified as the NOI + Reversion in the 10 Year DCF spreadsheet on the following page.

Discounting the projected operational cash flows plus net reversionary value in Year 10, by the appropriate yield rate produces an indication of Net Present Value (NPV) in the amount of:

                                   $9,958,880
                                   ==========

Correlation of Value Indications

The discounted cash flow schedule is located on the following page which contains the income, expenses, discounting, reversion and direct capitalization. We have given both indication relatively similar weight. The indicated values and conclusion of value, of the leasehold estate, via the Income Approach are summarized below:

            Direct Capitalization - Fiscal 1997 Income - $10,189,278

                   Discounted Cash Flow Analysis - $9,958,880

                               Rounded $10,000,000
                                       ===========

----------------------------------
James Ratkovich & Associates, Inc.                                           101

                                                           SHILO INN
# of Rooms                                       142       1880 NW Sixth Street
Growth Rate:                                    3.0%       Grants Pass OR

---------------------------------------------------------------------------------------------------------------------------------
                                             % Total        1          2          3          4          5          6          7
Fiscal Year (12/1 TO 11/30)                  Revenue       1997       1998       1999       2000       2001       2002       2003
=================================================================================================================================
Room Nights Available                                    51,830     51,830     51,830     51,830     51,830     51,830     51,830
Number of Occupied Rooms                                 32,653     32,653     32,653     32,653     32,653     32,653     32,653
Occupancy Rate                                           63.00%     63.00%     63.00%     63.00%     63.00%     63.00%     63.00%
Average Room Rate                                        $75.00     $77.25     $79.57     $81.95     $84.41     $86.95     $89.55
---------------------------------------------------------------------------------------------------------------------------------

REVENUES
 Room Rentals                                 95.34% $2,448,968 $2,522,437 $2,598,110 $2,676,053 $2,756,334 $2,839,025 $2,924,195
 Telephone                                     2.50%     61,224     63,061     64,953     66,901     68,908     70,976     73,105
 Restaurant Revenue                            1.80%     46,236     47,623     49,052     50,523     52,039     53,600     55,208
 Other Income                                  0.50%     12,245     12,612     12,991     13,380     13,782     14,195     14,621
                                              -----------------------------------------------------------------------------------
Total Revenue                                 100.0% $2,568,673 $2,645,733 $2,725,105 $2,806,858 $2,891,064 $2,977,796 $3,067,129

EXPENSES
Departmental Expenses
 Rooms ($/room/year)                          $3,500    497,000    511,910    527,267    543,085    559,378    576,159    593,444
 Telephone (% of Departmental Income)          65.0%     39,796     40,990     42,219     43,486     44,790     46,134     47,518
                                              -----------------------------------------------------------------------------------
Total Departmental Expenses                    20.9%   $536,796   $552,900   $569,487   $586,571   $604,168   $622,293   $640,962

Undistributed Operating Expenses
 Administrative & General                       5.0%    128,434    132,287    136,255    140,343    144,553    148,890    153,356
 Management                                     5.0%    128,434    132,287    136,255    140,343    144,553    148,890    153,356
 Furniture, Fixtures & Equipment Reserves       3.0%     77,060     79,372     81,753     84,206     86,732     89,334     92,014
 Franchise & Marketing                          8.0%    205,494    211,659    218,008    224,549    231,285    238,224    245,370
 Utilities                                      3.5%     89,904     92,601     95,379     98,240    101,187    104,223    107,350
 Property Operations & Maintenance              4.5%    115,590    119,058    122,630    126,306    130,098    134,001    138,021
 Miscellaneous                                  2.0%     51,373     52,915     54,502     56,137     57,821     59,556     61,343
                                              -----------------------------------------------------------------------------------
Total Undistributed Expenses                   31.0%   $796,289   $820,177   $844,782   $870,126   $896,230   $923,117   $950,810

Total Expenses Before Fixed Charges            51.9% $1,333,084 $1,373,077 $1,414,269 $1,456,697 $1,500,398 $1,545,410 $1,591,772
Income Before Fixed Charges                    48.1% $1,235,588 $1,272,656 $1,310,836 $1,350,161 $1,390,666 $1,432,386 $1,475,357

Fixed Charges
 Property Tax & License                         1.9%     50,000     51,500     53,045     54,636     56,275     57,964     59,703
 Insurance                                     0.55%     14,128     14,552     14,988     15,438     15,901     16,378     16,869
 Ground Lease                                   2.0%     50,213     50,213     53,546     58,211     58,211     58,211     58,211
 Buildings Reserve for Replacement              2.0%     51,373     52,915     54,502     56,137     57,821     59,556     61,343
                                              -----------------------------------------------------------------------------------
Total Fixed Charges                             6.5%   $165,714   $169,179   $176,081   $184,422   $188,209   $192,108   $196,125

NET OPERATING INCOME                           41.7% $1,069,874 $1,103,477 $1,134,755 $1,165,739 $1,202,457 $1,240,277 $1,279,232
Present Value of Income Stream                          946,791    864,184    786,442    714,969    652,646    595,728    543,728
 Discounted at                                13.00%
Total Present Value of Income Stream                            $6,459,861

REVERSION ANALYSIS
--------------------------------------
 Eleventh Year Income                     $1,437,822
 Reversion Capitalized @                      11.50%
 Reversion                               $12,502,796                                              DIRECT CAPITALIZATION
 Less Sales Expense                             5.0%                                         *******************************
 Net Reversion                            11,877,657                                         Net Operating Income $1,069,874
 Discount rate                                13.00%                                             (1997)
 Present Value of Reversion                         $3,499,019                               Overall Rate             10.50%
                                                    ----------                                                    ----------
TOTAL PRESENT VALUE                                 $9,958,880                               Indicated Value     $10,189,278

Concluded Value via Income Approach                $10,000,000          $70,423 /Room
                                                    ==========


-------------------------------------------------------------------------------------
                                                   8         9         10         11
Fiscal Year (12/1 TO 11/30)                       2004      2005       2006       2007
======================================================================================
Room Nights Available                           51,830    51,830     51,830     51,830
Number of Occupied Rooms                        32,653    32,653     32,653     32,653
Occupancy Rate                                  63.00%    63.00%     63.00%     63.00%
Average Room Rate                               $92.24    $95.01     $97.86    $100.79
---------------------------------------------------------------------------------------

REVENUES
 Room Rentals                               $3,011,921 $3,102,279 $3,195,347 $3,291,208
 Telephone                                      75,298     77,557     79,884     82,280
 Restaurant Revenue                             56,865     58,571     60,328     62 137
 Other Income                                   15,060     15,511     15,977     16,456
                                             ------------------------------------------
Total Revenue                               $3,159,143 $3,253,918 $3,351,535 $3,452,081

EXPENSES
Departmental Expenses
 Rooms ($/room/year)                           611,247    629,585    648,472    667,926
 Telephone (% of Departmental Income)           48,944     50,412     51,924     53,482
                                             ------------------------------------------
Total Departmental Expenses                   $660,191   $679,997   $700,397   $721,409

Undistributed Operating Expenses
 Administrative & General                      157,957    162,696    167,577    172,604
 Management                                    157,957    162,696    167,577    172,604
 Furniture, Fixtures & Equipment Reserves       94,774     97,618    100,546    103,562
 Franchise & Marketing                         252,731    260,313    268,123    276,166
 Utilities                                     110,570    113,887    117,304    120,823
 Property Operations & Maintenance             142,161    146,426    150,819    155,344
 Miscellaneous                                  63,183     65,078     67,031     69,042
                                             ------------------------------------------
Total Undistributed Expenses                  $979,334 $1,008,714 $1,038,976 $1,070,145

Total Expenses Before Fixed Charges         $1,639,525 $1,688,711 $1,739,373 $1,791,554
Income Before Fixed Charges                 $1,519,618 $1,565,206 $1,612,163 $1,660,527

Fixed Charges
 Property Tax & License                         61,494     63,339     65,239     67,196
 Insurance                                      17,375     17,897     18,433     18,986
 Ground Lease                                   62,074     67 482     67,482     67,482
 Buildings Reserve for Replacement              65,183     65,078     67,031     69,042
                                             ------------------------------------------
Total Fixed Charges                           $204,126   $213,795   $218,185    222,706

NET OPERATING INCOME                        $1,315,492 $1,351,411 $1,393,978$ 1,437,822
Present Value of Income Stream                 494,835    449,864    410,650
 Discounted at
Total Present Value of Income Stream

9900 SW Canyon Road, Portland, OR

                          RECONCILIATION AND CONCLUSION

               Cost Approach                              $ 9,250,000
               Market Approach                            $ 9,840,000
               Income Approach                            $10,000,000

The approaches have various degrees of applicability depending on the circumstances. The Cost Approach is usually relied upon when the improvements are new, or nearly new and are fully utilized for their designed intent. The Income Approach indicates the amount at which a prudent investor would pay for the property. The Direct Comparison Approach reflects actual prices paid for similar properties reduced to a unit of comparison.

The variance between the approaches does not invalidate any of them and is expected since each approach reflects the differing attitudes and motivations of the various sectors of the real estate market.

In this analysis, the Cost Approach is given the least weight due to its limitations in being able to accurately reflect current market conditions, and going concern elements of value. These conditions are directly related to the income generating ability of the subject, which is best analyzed within the Income Approach. The Cost Approach may therefore represent the least reliable data source, and the method least likely to be referenced by the typical investor. However, it would be of interest to anyone exploring the feasibility of developing new facilities. Here their principal concern is whether functional properties can be acquired for less than their current replacement cost. If the answer were "yes", the decision to acquire rather than build should result.

The Sales Comparison Approach is based upon the principle of substitution. It is based on the premise that an informed investor will pay no more than the cost to acquire a similar, competitive property with the same utility as the subject. In this analysis, numerous sales of comparable properties were surveyed and analyzed and adjusted to compare to the subject. The strength of this approach is that it is the purest reflection of market intentions with regard to the subject. It's weakness is that it is the most difficult of all approaches to verify and quantify since appraisers rarely have access to complete financial and transactional records for sale comparables. Properly allocating value to real estate, FF&E and other business components and verifying the actual and projected operating revenues and expenses are several of the challenges appraisers face. Developing market supported quantitative and qualitative adjustment factors is also extremely problematic. Therefore, individual interpretations of reported sale data can be somewhat varied which tends to make value indications developed through this approach highly subjective. While data reliability can be rather poor in some instances, this approach is generally utilized by market participants for developing reasonable bracketing of value and key benchmark ratios which are utilized in the primary valuation approach, The Income Approach.


----------------------------------
James Ratkovich & Associates, Inc.                                           103

9900 SW Canyon Road, Portland, OR

The Income Approach is the primary approach utilized in estimating the value of the subject. It has the benefit of generally being the most reliable approach, since operating projections are developed from the detailed records of the owners. It also is the approach given the most weight by knowledgeable market.

Participants who base the bulk of their investment decision making on projected return analyses. Value estimates are developed through detailed economic data including occupancy levels and ADR's through application of direct capitalization rates and discount rates. Numerous well respected consultants and industry leaders perform research and publish data which aids the appraiser in formulating opinions of value. Clearly, the Income Approach is the most reliable and verifiable of the three approaches and is also the de facto standard utilized by all knowledgeable market participants. Therefore, the value conclusions presented herein place the greatest weight on the indications of value developed through the Income Approach.

Based on the foregoing analysis, the opinion has been formed by the appraisers that the market value of the subject hotel property, as a going concern with all furniture fixtures and equipment, subject to the limiting conditions included in this report, as of December 1, 1996, of the Leasehold Estate, As Is, was:

                                   $10,000,000
                                   ===========

                      (Including Value of FF&E - $426,000)


----------------------------------
James Ratkovich & Associates, Inc.                                           104

9900 SW Canyon Road, Portland, OR

                                  CERTIFICATION

The undersigned appraisers hereby certify that, to the best of their knowledge and belief:

The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

We have no present or prospective interest in the property that is the subject of this report, and have no personal interest or bias with respect to the parties involved.

Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

We have made a personal inspection of the property that is the subject of this report, unless specifically stated otherwise.

In addition to the undersigned Mr. Herald Haskell, MAI performed the original field inspection, site, improvements, area and competitive market analysis and land valuation.

The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Practice of the Appraisal Institute.

The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

This appraisal assignment was not based on a requested minimum value, a specific value or the approval of a loan.

As of the date of this report, M. Hammad has completed the requirements of the continuing education program of the Appraisal Institute.


/s/ M. Hammad

M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
OR No. TNR0314


----------------------------------
James Ratkovich & Associates, Inc.                                           105

9900 SW Canyon Road, Portland, OR

                           STATEMENT OF QUALIFICATIONS

                                  M HAMMAD, MAI

PROFESSIONAL AFFILIATIONS

   MAI, Member Appraisal Institute #10,868
   GAA, General Accredited Appraiser, National Association of Realtors Member San Fernando Valley Board of Realtors

EXPERT WITNESS

Qualified as expert witness before Los Angeles County and Orange County Superior Courts and US Federal Bankruptcy Court and American Arbitration Association.

EDUCATION

University of California, Los Angeles (UCLA)
BA in Economics - 1977

LICENSES

   Certified General Appraiser, California
   #AG002849, Expires 2/1/97
   Real Estate Broker, State of California

PROFESSIONAL HISTORY

HAMMAD & ASSOCIATES, INC.  Studio City, CA                  1988 to Present

President

   Principal of real estate appraisal and consulting firm in commercial, industrial and income producing residential properties.

MARSHALL & STEVENS, Los Angeles, CA                         1986 to 1988

Director of Real Estate Valuation

   Manager and director of real estate appraisal group specializing in the appraisal of commercial and industrial real estate for large investors, corporations and major financial institutions.

WELLS FARGO REALTY ADVISORS, Marina Del Rey, CA             1985 to 1986

Assistant Vice President

   Appraisal officer specializing in appraisal of major properties for portfolio analysis, proposed joint venture developments and financing.

LAVENTHOL & HORWATH, Los Angeles, CA                         1984 to 1985

Associate Appraiser

   Assisted the National Director of Valuations in developing a new appraisal practice that specialized in hotel and motel valuation, mixed use and commercial real estate appraisal and feasibility analysis.


----------------------------------
James Ratkovich & Associates, Inc.                                           106

9900 SW Canyon Road, Portland, OR

                                  ADDENDA


----------------------------------
James Ratkovich & Associates, Inc.                                           107

                                    EXHIBIT A

                               [Legal Description]

Beginning at the northwest corner of FIRST ADDITION TO WESTVIEW, a duly recorded subdivision in Section 11, Township 1 South, Range 1 West, of the Willamette Meridian, Washington County, Oregon, which Northwest corner beats North 89 (degrees) 18' West 1067.5 feet and North 0 (degrees) 46' West 435.0 feet from the one-quarter corner between Sections 11 and 14, Township 1 South, Range 1 West of the Willamette Meridian; thence from the described place of beginning, North 0 (degrees) 46' West 443.46 feet to the northwest corner of that certain tract of land conveyed to George Nendel, by deed recorded on Page 635 of Volume 130 of Washington, County, Oregon Deed Records; thence North 82 (degrees) 39' East along the northerly line of said Nendel tract, 477.22 feet to the northeast corner thereof; thence South 0 (degrees) 46' East along the east line of said Nendel tract and on the center line of County Road Number 1163, a distance of
342.5 feet to the northeast corner of the said FIRST ADDITION TO WESTVIEW; thence South 71 (degrees) 03' West along the northerly line of the FIRST ADDITION TO WESTVIEW, a distance of 499.0 feet to the place of beginning.

                                        STATE OF OREGON     )
                                                            )  SS
                                        County of Washington)

                                             I, Jerry R. Hanson, Director of
                                        Assessment and Taxation and Ex-Officio
                                        Recorder of Conveyances for said county, do hereby certify that the within instrument of writing was received and recorded in book of records of said county.

                                             Jerry R. Hanson, Director of
                                             Assessment and Taxation, Ex-Officio
                                             County Clerk

                                        Doc: 92092227
                                        Rect: 91185

                                        12/24/1992 08:57:24AM

                              BARGAIN AND SALE DEED

     JON KATZE, AKA JOHN REED KATZE ("Grantor") conveys to JON KATZE AND KATHERYN DESHPANDE, as tenants by the entirety ("Grantees"), the following real property situated in Washington County, Oregon, to-wit:

     See Exhibit A attached hereto and by this reference incorporated herein.

The true consideration for this conveyance is $0. This conveyance is made for estate planning purposes.

Dated this 7th day of December, 1992.

                                                              /s/ Jon Katze
                                                              ------------------
                                                              Jon Katze

STATE OF TENNESSEE         )
                           ) ss.
County of Shelby           )

     Personally appeared before me, Jon Katze, with whom I am personally acquainted and who acknowledged that he executed the within instrument for the purposes therein contained.

     Witness my hand, at office this 7th day of December, 1992.

                                        /s/ [Illegible]
                                        --------------------------------
                                        Notary Public for Tennessee
                                        My Commission expires: 10-16-94

After recording return to:

Steven D. Stadum
Ater Wynne Hewitt Dodson & Skemit
222 S.W. Columbia, 17th Floor

Portland, Oregon 97201

All Tax Statements are to be
sent to the following address:

        No Change
-----------------------

                               ASSIGNMENT OF LEASE

     KNOW ALL MEN BY THESE PRESENTS, That Beaverton Hotel Associates Assignor, for value received hereby assigns unto Mark S. Hemstreet Assignee, the lessee's interest in that certain lease made by Beaverton Hotel Associates in which Jon Katze and Kathryn Desphande is lessor dated June 1, 1993(*) and covering the following described premises, to-wit:

Real property commonly known as 9900 SW Canyon Road, Portland, Washington County, Oregon, the legal description of which is attached hereto, marked as Exhibit A.


(*) Notice of such lease was recorded June 15, 1993, at Fee No. 93046792, Washington County Deed Records, including all additions, addendums and amendments thereto (if any). This Assignment includes all of Assignor's interest in all improvements, furniture, furnishings and equipment associated with the above-described real property.

         To Have and to Hold the same unto said Assignee and assigns from September 1, 1993, for all the rest of the term of said lease, subject to the covenants, conditions and provisions therein mentioned. The rents provided for in said lease are paid to and including September 1, 1993.

         AND the Assignor hereby covenants that the interest in said lease hereby assigned is free from encumbrances.

         In construing this assignment and where the context so requires, the singular includes the plural and all grammatical changes shall be implied to make the provisions hereof apply equally to corporations and to individuals.

         In Witness Whereof, the assignor has executed this instrument on September 23, 1993; if a corporate assignor, it has been done by order of assignor's board of directors with its corporate seal affixed.

/s/ Mark S. Hemstreet                                /s/ Patrick G. Lockhart
------------------------                             --------------------------
Mark S. Hemstreet                                    Patrick G. Lockhart

                                                     /s/ Rosemary Lockhart
                                                     --------------------------
                                                     Rosemary Lockhart

(If executed by a corporation,
affix corporate seal)

STATE OF OREGON, County of Washington ) ss. September 23, 1993.

     Personally appeared the above named Patrick G. Lockhart and Rosemary Lockhart and acknowledged the foregoing instrument to be their voluntary act and deed.

                  Before me: /s/ Douglas A. Pease, Sr.

                                 OFFICIAL SEAL
                              DOUGLAS A. PEASE SR.
                             NOTARY PUBLIC - OREGON
                             COMMISSION NO. 019196
                      MY COMMISSION EXPIRES OCT. 23, 1996


STATE OF OREGON, County of Washington ) ss. September 22, 1993.

Personally appeared Mark S. Hemstreet and acknowledged said instrument to be his voluntary act and deed.

                         Before me:

                         /s/ Shirley Jean Stewart

                                 OFFICIAL SEAL
                              SHIRLEY JEAN STEWART
                             NOTARY PUBLIC - OREGON
                             COMMISSION NO. 026678
                      MY COMMISSION EXPIRES SEPT. 5, 1997

                         QUALIFICATIONS OF THE APPRAISER

                             HERALD S. HASKELL, MAI

Herald S. Haskell is an independent real estate appraiser/analyst with offices located in Salem, Oregon. He began his real estate appraisal career with American Federal Savings, in 1973, where he last held the position of Chief Appraiser. During his twelve year tenure with this Salem, Oregon firm, he supervised appraisal department personnel and operations, reviewed appraisals from staff and outside appraisers, analyzed secondary market loan security, appraised various types of real estate, and analyzed feasibility of major investments. He accepted the position of Vice President and Assistant Manager of the Los Angeles office of BA Appraisals Inc., in January, 1986. BA Appraisals, Inc., a subsidiary of BankAmerica Company, was purchased by Arthur D. Little Valuation, Inc., in September, 1986. In March, 1987, he opened an independent real estate appraisal office in Monrovia, California, prior to moving back to Salem, Oregon.

During the course of his real estate career, he has appraised various types of residential and income producing properties throughout the United States, primarily the Western Region. Mr. Haskell has instructed Real Estate Principles and Real Estate Appraisal courses at Chemeketa Community College, as well as, SREA Chapter sponsored seminars and workshops.

PROFESSIONAL AFFILIATIONS AND MEMBERSHIPS

The Appraisal Institute,
      MAI (Member, Appraisal Institute) Certificate No. 6118, 1980
      SRPA (Senior Real Property Appraiser) 1978
President, SREA Chapter 85, 1980-81
Delegate, Young Advisory Council, Society of Real Estate Appraisers
Certified Real Estate Appraiser - Oregon (No. C000010) Current license expires 8/31/97

APPRAISAL ASSIGNMENTS

Mr. Haskell has a wide variety of appraisal experience. This experience and expertise is primarily in the residential, commercial and industrial areas, as well as special purpose properties. He has appraised numerous complex properties in these categories for financing, condemnation and various other purposes. He has obtained significant experience over the past decade in appraising hotels and motels. These properties have ranged in size from small local motels to destination resorts, with ownership ranging from local operators to large regional and national franchises. The larger destination resort-type facilities have been valued in multiple millions of dollars. Mr. Haskell's appraisals have been utilized for underwriting conventional loans, issuing development bonds, offer and sale negotiations, listing property for sale, just compensation, and various other purposes. He has qualified as an expert witness in Oregon courts. A partial list of property types in which he is experienced in appraising is located on the following page.

Mr. Haskell is experienced in appraising/consulting and preparing reports on the following:

Residential                                                     Hotels/Motels
Apartments                                                  Postal Facilities
Condominiums                                              Leasehold Interests
Subdivisions                                                Retail Facilities
Mobile Home Parks                                            Office Buildings
Industrial                                                        Vacant Land
Golf Courses                                                 Shopping Centers
Special Purpose Properties                                           Churches
Feasibility Studies                             Highest and Best Use Analyses
Restaurants                                                    Market Studies

PARTIAL LIST OF CLIENTS

First Interstate Mortgage               Resolution Trust Corporation
First Interstate Bank                   U.S. Bancorp Mortgage Corp.
Key Bank of Oregon                      The Bank of Newport
First Security Bank                     The Commercial Bank
Washington Mutual Savings               KeyCorp Mortgage
Federal Deposit Insurance Corp.         State of Oregon
Bank of Salem                           Pioneer Trust Bank
Centennial Bank                         1st Federal Savings of McMinnville
Western Bank                            Evergreen International Aviation
Douglas National Bank                   Citizens Valley Bank
West Coast Bancorp                      West Coast Trust
Bank of America                         West One Bank
The Bank of Tokyo, Ltd.                 Citizens Bank
Valley Community Hospital               Various individuals

Mr. Haskell's client base centers around real estate lending institutions. While he is experienced in condemnation work for governmental agencies, market value estimates for individuals and local governments, as well as providing reports and testimony for attorney's and courts, his primary clients are lenders. His more than twelve years experience as an employee of lending institutions has provided him with a solid understanding of federal regulations, underwriting requirements and other considerations. He has been a regular consultant at the board level regarding property values. He maintains a knowledge of current regulations and requirements set forth by federal regulators.

EDUCATION

The following is a partial listing of Mr. Haskell's education history. After service in the U.S. Army, with tours in Germany and Viet Nam, Mr. Haskell attended college, receiving G.I. Bill benefits, while providing for and raising a young family. He maintained a 4.0 GPA while studying for the A.S. degree in Real Estate. Upon completion of this program he entered the professional designation programs of the Society of Real Estate Appraisers and the American Institute of Real Estate Appraisers. He met the college degree requirements of the Appraisal Institute by taking additional course work, passing exams and review by the Education Committee.

Education has been on-going throughout his appraisal career. The following is a partial list of coursework and education programs completed:

      - Associate in Science, Real Estate Technology, Chemeketa Community College Salem, Oregon.
      - Course 101, Society of Real Estate Appraisers, "Introduction To Real Property Valuation".
      - Course 201, Society of Real Estate Appraisers, "Appraising Income Property".
      - Course VIII, American Institute of Real Estate Appraisers, "Appraising Residential Property".
      - Course IX, American Institute of Real Estate Appraisers, "Appraisal Administration and Review".
      - Course II, American Institute of Real Estate Appraisers, "Case Studies in Urban Property".
      - "Real Estate Investment Analysis" American Institute of Real Estate Appraisers.
      - "Standards of Professional Practice" American Institute of Real Estate Appraisers.
      - "FHLBB Memo R41(c) Seminar" Society of Real Estate Appraisers.
      - "Advanced Lotus 1-2-3 Workshop" American Institute of Real Estate Appraisers.
      - "Retail Property Seminar" American Institute of Real Estate Appraisers.
      - "UCIR Form Report Seminar" American Institute of Real Estate Appraisers.
      - "Subdivision Analysis" Society of Real Estate Appraisers.
      - "Highest and Best Use-Feasibility Analysis For Non-Residential Properties" American Institute of Real Estate Appraisers.
      - "Appraisal Review" Society of Real Estate Appraisers.
      - "Fair Lending and the Appraiser" The Appraisal Institute, December,
        1993.
      - "Legal Liability of Appraisers" Portland Community College, November, 1993.
      - "Understanding Limited Appraisals and Reporting Options" The Appraisal Institute, July, 1994.
      - "Uniform Standards of Professional Appraisal Practice, Parts A & B" American Institute of Real Estate Appraisers April, 1991; Part A - April, 1995.

      - Various seminars, workshops and courses on an on-going basis. Mr. Haskell is currently certified through the continuing education program of the Appraisal Institute.

                               AMENDED & RESTATED
                                  GROUND LEASE
                             SHILO INN SUITES HOTEL
                              PORTLAND / BEAVERTON

LANDLORD:   Jon Katze and Kathryn Deshpande, husband and wife

TENANT: Beaverton Hotel Associates, an Oregon General Partnership, comprised of Patrick G. Lockhart, Rosemary Lockhart, and Mark S. Hemstreet

DATE:       June 1, 1993

                                    RECITALS

A. On August 23, 1968, John Katze and Ethel Katze, husband and wife, entered into a ground lease (the "Ground Lease"), as lessors, with R.E. Harrington and Norma Harrington, husband and wife, as lessees, for the real property described in Exhibit A, attached hereto and incorporated herein. (Jon Katze, one of the persons identified as LANDLORD above, is the son of the original lessors.) A memorandum of the Ground Lease was recorded July 17, 1969, at Book 750, Page 441, Records of Washington County, Oregon. The land described in the Ground Lease contains a hotel and restaurant known for many years as the Nendels Inn, and is now a Shilo Inn. The street address of the property is 9900 S.W. Canyon Road, Portland, Oregon 97225.

B. An addendum to the Ground Lease was executed May 22, 1972, and recorded August 7, 1972, at Book 881, Page 346, Records of Washington County, Oregon; and a Second Addendum to Lease was executed on or about July 1973, and recorded August 8, 1973, at Book 939, Page 442, Records of Washington County. A Lease Modification Agreement was executed July 1, 1980, extending the term of the Ground Lease for an additional five years to June 30, 2033, was recorded February 27, 1986, Records of Washington County, fee number 86-008640.

C. LANDLORD now holds the lessor's interest in such Ground Lease. LANDLORD previously consented to the transfer of the lessee's interest to Patrick G. Lockhart and Rosemary Lockhart (collectively "Lockhart"). Effective March 1, 1993, Lockhart transferred the lessee's interest to TENANT, as identified above.

D. LANDLORD and TENANT desire to enter into this agreement for the purpose of recasting and consolidating the terms of the Ground Lease into one, updated, comprehensive document.


Page 1. Ground Lease (Shilo Inn Suites Hotel-Portland/Beaverton)

THE PARTIES AGREE AS FOLLOWS:

Definitions. As used in this Ground Lease, the following words and phrases shall have the following meaning:

      "Adjustment Date(s)" means the date or dates on which the Rent is adjusted under the terms of this Ground Lease.

      "CPI" means the consumer price index as published by the U.S. Bureau of Labor as more specifically identified in Sub-section 4.4 below.

      "Foreclosing Lender" means a Lender who has protected its rights under Sub-section 16.9 after TENANT'S default and/or a Lender who is foreclosing its Leasehold Mortgage by reason of TENANT'S default under such Leasehold Mortgage.

      "Improvements" means all of the buildings, landscaping, paving, decks, pools, artificial ponds, and all other improvements to the real estate of every nature now existing or hereafter made on the Premises during the term of this Ground Lease.

      "Leasehold Mortgage" means a mortgage, trust deed, or other security document giving a lien on TENANT'S leasehold interest under this Ground Lease (see Sub-section 16.1).

      "Lender" means a party holding a Leasehold Mortgage with respect to which notice has been given and received as provided in Section 16.

      "New Lease" means a new land lease in favor of a Lender, or an assignee of a Lender, given by LANDLORD by reason of this Ground Lease being rejected by the TENANT'S trustee in bankruptcy and/or rejection by a debtor in possession under a Chapter 11 bankruptcy proceeding (see Sub-section 16.10).

      "Notice of Rejection" means the written notice provided by LANDLORD to a Foreclosing Lender to inform the Lender that the Ground Lease has been rejected in bankruptcy (see Sub-section 16.10).

      "Predecessor Tenant" means all persons or entities who were formerly the TENANT under this Ground Lease but who have assigned their interest to a Successor Tenant (see Sub-section 12.2).

      "Premises" means the land leased by Landlord to Tenant as described in Exhibit A.

      "Purchase Money Leasehold Mortgage" means a Leasehold Mortgage given by a Successor Tenant to a Predecessor Tenant as part of the purchase price for the Improvements and TENANT'S rights under this Ground Lease.


Page 2. Ground Lease (Shilo Inn Suites Hotel-Portland/Beaverton)

      "Rent" means the consideration paid to LANDLORD by TENANT under the terms of this Ground Lease for the use and occupancy of the Premises.

      "Sub Tenant" means a sub-lessee of the TENANT, who is occupying either less than all of the Premises and/or all of the Premises for less than the full remaining term of this Ground Lease.

      "Successor Tenant" means an assignee of all of TENANT'S rights under this Ground Lease either from the original TENANT or from a Predecessor Tenant (see Sub-section 12.1).

      "Termination Notice" means the written notice given by LANDLORD to TENANT and Lenders to notify TENANT and Lenders of LANDLORD'S intention to terminate this Ground Lease by reason of TENANT'S default (see Sub-sections 15.1 and 16.8).

1. Replacement of Prior Documents. Effective as of the date of execution hereof, this agreement supersedes and replaces the terms and conditions as contained in the documents identified in the RECITAL and any other prior oral or written agreements pertaining to the Ground Lease. As of the date of execution of this document, the terms of the Ground Lease shall be as contained in this agreement. LANDLORD hereby consents to the assignment of the lessee's interest in the Ground Lease from Lockhart to TENANT, as identified above.

2. Premises. LANDLORD hereby lease the Premises to TENANT and TENANT hereby leases the Premises of and from LANDLORD for term and at the rental and upon the covenants, conditions and stipulations set forth in this Ground Lease. TENANT agrees to use the Premises for a hotel and restaurant. Provided that TENANT retains the use of the Premises as a hotel and restaurant, TENANT shall have the right to remodel, rebuild, or demolish the Improvements, and/or construct new Improvements on the Premises.

3. Term. The remaining term of this Ground Lease shall be for a period of approximately forty (40) years and one month from the date of execution hereof to June 30, 2033.

4. Rent.

      4.1 Rent Deposit. LANDLORD acknowledges that TENANT'S predecessors in interest received a total payment of $12,000 on account of Rent. Such deposit shall be applied, with no interest, to the Rent for the last months of the last year of the term of this Ground Lease.

      4.2 Current Rent. For the month of June, 1993, TENANT shall pay Rent of Three Thousand Four Hundred One and 93/l00ths Dollars ($3,401.93).


Page 3. Ground Lease (Shilo Inn Suites Hotel-Portland/Beaverton)

      4.3 CPI Adjustments. Commencing July 1, 1993, the Rent shall be adjusted each five (5) years (i.e., July 1, 1993, July 1, 1998, July 1, 2003, July 1, 2008, July 1, 2013, July 1, 2018, July 1, 2023, and July 1, 2028) (the
"Adjustment Dates") to reflect changes in the Consumer Price Index ("CPI") according to the following formula: The sum of $3,401.93 shall be multiplied by a fraction, the denominator of which is the average of the CPI for April, May, and June, 1988, and the numerator of which is the average of the CPI for the three (3) months immediately preceding the applicable Adjustment Date. The resulting sum shall be the Rent for the five (5) year period commencing with the applicable Adjustment Date through the month of June immediately preceding the next Adjustment Date.

      4.4 CPI Identification. LANDLORD and TENANT agree that the Consumer Price Index originally used when this Ground Lease originally commenced in 1968 is no longer readily available. The parties agree that, in lieu thereof, the term "CPI," as used herein, shall refer to the Consumer Price Index, as published by the U.S. Department of Labor, Bureau of Labor Statistics, U.S. City Average, All Urban Consumers (1982-84 = 100), and that the base rent shall be the rent established for the period from July 1, 1988 through June 30, 1993 ($3,401.93). The parties further agree that the average of the CPI for April, May, and June, 1988 is fixed at 117.53.

      4.5 Changes to CPI. In the event the Bureau of Labor Statistics shall make any change in the basis of calculating the Consumer Price Index after the date of this Ground Lease, or shall discontinue issuance of the Consumer Price Index, and issue another index in lieu thereof, the computation of any increase or decrease in the average CPI following such change or discontinuance shall be made on the basis of such conversion or adjustment factors, if any, as may be announced by the Bureau of Labor Statistics. If the parties are unable to agree on such conversion or adjustment factors to be applied to the CPI, the matter shall be determined by arbitration in accordance with Section 17 hereof.

      4.6 Time and Place for Payment of Rent; Rent Net to LANDLORD. Rent shall be payable on the first day of each month, and shall be delinquent after the tenth day of each month. Rent shall be payable without notice, in U.S. dollars, without abatement (except as provided in this Ground Lease), set off, or deduction. It is the intention of the parties that all Rent payable under this Ground Lease shall be net to LANDLORD, and that all taxes, costs, expenses, and obligations during the term of the Ground Lease relating to the Premises shall be paid by TENANT. Rent payments shall be mailed or delivered to LANDLORD at the place set forth herein for delivery of notices to LANDLORD, or to such other place as LANDLORD shall designate in writing.


Page 4. Ground Lease (Shilo Inn Suites Hotel-Portland/Beaverton)

5. Liens. TENANT shall at all times keep the Premises free of liens, whether for construction or otherwise, except for liens which LANDLORD and TENANT have otherwise agreed in writing may be placed against or remain on the Premises, and except for liens that are inferior to the LANDLORD'S interest and which TENANT has the right to place on the TENANT'S leasehold interest pursuant to the provisions of Section 16 below. In the event a construction lien, or other lien, is filed against the Premises, and TENANT in good faith contests such lien, and takes all necessary steps to resist the assertion and enforcement of such lien to cause the lien's removal from the Premises, then TENANT shall not be in default under this Ground Lease; provided, however, that TENANT shall hold LANDLORD harmless from such lien, and indemnify and defend LANDLORD (using legal counsel reasonably acceptable to LANDLORD), to include attorneys' fees and costs, and TENANT shall pay such lien in the event of an adverse decision or adjudication as to the merits of the lien. If LANDLORD'S interest is materially threatened, LANDLORD may require TENANT to provide a bond to LANDLORD, or, if the nature of the lien permits the procedure, to remove the lien claim from the Premises through a bond or deposit with the court. LANDLORD shall keep the Premises free of liens or encumbrances arising by or through LANDLORD; provided, however, that LANDLORD shall have the same rights and duties (including, but not limited to, the duty to bond, if reasonably necessary) as TENANT to contest and defend such liens as long as LANDLORD shall hold TENANT harmless and indemnify and defend TENANT, using counsel reasonably acceptable to TENANT, to include attorneys' fees and costs, and LANDLORD shall pay such lien in the event of an adverse decision or adjudication as to the merits of the lien.

6. Taxes and Assessments.

      6.1 Taxes. TENANT shall pay, prior to the last day when payment can be made without interest or penalty, all ad valorem real estate taxes and special assessments levied upon and assessed against the Premises (and the Improvements thereon) which are due and payable during the term of this Ground Lease. TENANT shall provide LANDLORD with receipts or other proof of payment within thirty
(30) days of payment. Taxes assessed covering a fractional year at the termination of this Ground Lease shall be prorated between the parties. LANDLORD shall ensure that all bills and notices which LANDLORD receives, if any, for ad valorem taxes or special assessments are promptly sent or forwarded to TENANT within sufficient time to permit timely control thereof and/or remittance in the normal course of business, provided that TENANT shall contact all taxing authorities and request copies of all tax statements to be sent directly to TENANT.

      6.2 Assessments. LANDLORD shall give TENANT copies of any notice of any special assessments received by LANDLORD. TENANT shall have the right to participate in, all hearings and negotiations regarding special assessments affecting the Premises.


Page 5. Ground Lease (Shilo Inn Suites Hotel-Portland/Beaverton)

Special assessments due and payable during the calendar year in which this Ground Lease terminates shall be prorated between the parties.

      6.3 Contest of Taxes or Assessments. TENANT shall have the right, in its name or in the name of LANDLORD, if required, to contest or review by administrative or legal proceedings all or any part of any tax or special assessment which TENANT is required to pay hereunder. LANDLORD shall cooperate in such reasonable ways as may be necessary to further any such procedure by TENANT, but TENANT shall be responsible for all attorneys' fees and other costs associated with such contest or review.

      6.4 Personal Property Taxes. TENANT shall pay, as the same become due and payable, all personal property taxes, special assessments and other charges levied upon or assessed against the personal property and/or fixtures owned by LESSEE and located on the Premises and which taxes, assessments or charges may or will become a lien against the Premises.

      6.5 Payments by LANDLORD. In the event TENANT fails or refuses to pay any tax, assessment, lien, or charge, before default which is superior (or which LANDLORD, in good faith, believe may be superior) to LANDLORD'S interest in the Premises, then LANDLORD, without waiving any right to declare a default hereunder, or without waiving any right to any other remedy hereunder, shall have the right, after not less than ten (10) days written notice to TENANT, to pay such tax, assessment, lien, or charge, and TENANT shall immediately repay LANDLORD, plus interest thereon at twelve percent (12%) per annum from the date of LANDLORD'S payment until paid. Ten (10) days written notice shall not be required if payment by LANDLORD must be made in less than ten (10) days to protect LANDLORD'S interest; and in such event LANDLORD shall give TENANT such written notice as shall be reasonable in the circumstances. LANDLORD shall not pay any tax, assessment, lien, or charge which is not past due and/or which TENANT is in good faith contesting or otherwise defending, provided that TENANT shall have given LANDLORD reasonably adequate assurance that LANDLORD'S interest is not materially jeopardized and that TENANT shall pay such tax, assessment, lien, or charge if TENANT'S contest or defense is unsuccessful.

7. Insurance and Indemnity.

      7.1 Casualty Insurance. TENANT shall at all times during the term of this Ground Lease, at TENANT'S own expense, keep in effect and force fire and casualty insurance with extended coverage in an amount not less than one hundred percent (100%) of replacement cost of all improvements on the Premises, with a deductible not to exceed $5,000.


Page 6. Ground Lease (Shilo Inn Suites Hotel-Portland/Beaverton)

      7.2 Compliance with Terms of Leasehold Mortgage. TENANT'S insurance coverage shall at all times be in compliance with the terms of any Leasehold Mortgage on TENANT'S leasehold interest, but in no event less than the limits set forth in this section.

      7.3 Indemnity. TENANT shall indemnify, hold harmless and defend (through counsel reasonably acceptable to LANDLORD) LANDLORD and LANDLORD'S successors and assigns from and against all claims, demands, losses, liabilities, obligations, damages, fines, penalties, costs, charges, judgments, and expenses (including, but not limited to, reasonable attorneys' fees) which may be imposed upon or incurred or paid by or asserted against LANDLORD or LANDLORD'S interest in the Premises arising out of or related to (a) any condition of the Premises or the Improvements; (b) the use, non-use, possession, occupation, operation, maintenance, or management of the Premises or Improvements; (c) any act or omission on the part of TENANT or any of TENANT'S agents, contractors, servants, employees, subtenants, licensees, or invitees; (d) any incident involving any accident, injury, death, or damage to any person or property occurring in, from, on or about the Premises or any part thereof, or any street, alley, sidewalk, curb, vault, passageway, or space adjacent thereto; and (e) any failure on the part of TENANT to perform or comply with any of the covenants, agreements, terms, provisions, conditions, or limitations contained in this Ground Lease to be performed by or to be complied with by TENANT. LANDLORD shall indemnify, hold harmless, and defend (through counsel reasonably acceptable to TENANT) TENANT and TENANT'S successors and assigns from and against all liabilities, losses, obligations, damages, fines, penalties, claims, demands, costs, charges, judgments, and expenses (including, but not limited to, reasonable attorneys' fees) which may be imposed upon or incurred or paid by or asserted against TENANT or TENANT'S interest in the Premises arising out of or related to any failure on the part of LANDLORD to perform or comply with any of the covenants, agreements, terms, provisions, conditions, or limitations contained in this Ground Lease to be performed by or complied with by LANDLORD.

      7.4 Liability Insurance. TENANT shall obtain, pay for and maintain throughout the term of this Ground Lease public liability insurance in a company satisfactory to LANDLORD, naming LANDLORD and TENANT therein as insureds and providing for comprehensive general liability coverage against injury to any one person in an amount of not less than One Million Dollars ($1,000,000) and property damage coverage of not less than Five Hundred Thousand Dollars ($500,000), with the deductible not to exceed $5,000, unless otherwise agreed.

      7.5 Proof of Insurance. All the insurance required above shall be procured from responsible insurance companies authorized to do business in the state in which the Premises are located, and such policies of insurance shall be issued in the names of TENANT


Page 7. Ground Lease (Shilo Inn Suites Hotel-Portland/Beaverton) and LANDLORD, as their respective interests may appear, with a loss payable endorsement in favor of any Lender or Lenders. TENANT shall deliver to LANDLORD certificates of insurance from companies providing the policies that TENANT is required to keep in force under the provisions of this Section 7. TENANT may discharge TENANT'S insurance obligation by including the Premises and the Improvements thereon on the master insurance policy covering other properties in which Mark S. Hemstreet has an interest, provided that the terms of this Section 7 are fulfilled.

8. Destruction. In the event that the Improvements, or any part thereof, are destroyed by fire or other casualty at any time or times during the term of this Ground Lease, TENANT shall commence the work of repair or replacement with due diligence and carry the work of repair or replacement through to completion without undue interruption or delay, other than interruptions or delays beyond the control of TENANT. TENANT shall continue to pay Rent as provided herein. TENANT shall, in making such repairs or replacements, follow the original plans and specifications of the Improvements to the extent practicable (subject to requirements of governmental agencies) unless new and different plans and specifications are mutually agreed upon by TENANT and LANDLORD. LANDLORD agrees not to unreasonably withhold consent to new and different plans. TENANT shall be entitled to receive the proceeds of the insurance, hereinbefore required under
Section 7 hereof, to pay for the cost of such repairs or replacements. TENANT shall not be obligated to spend more than the insurance proceeds received on the cost of any rebuilding or repairs caused by a fire or other casualty. In the event TENANT'S Lender refuses to allow the insurance proceeds, or a substantial portion of such proceeds, to be used to repair or replace the Improvements, and in the event TENANT cannot obtain new financing reasonably satisfactory to TENANT, TENANT shall have the right to terminate this Ground Lease; in which event TENANT shall give notice in writing to LANDLORD of TENANT'S decision to terminate, and shall pay the Rent to the date of termination, and shall otherwise perform all other applicable covenants of this Ground Lease to the date of termination, and shall, at TENANT'S expense, remove the Improvements from the Premises, except such Improvements as LANDLORD desires to be left on the Premises. TENANT'S election to terminate this Ground Lease under this
Section 8 shall be made not later than one hundred eighty (180) days from the date of the fire or other casualty.

9. Maintenance, Compliance with Laws. TENANT shall keep the Premises and Improvements in good and sanitary order and repair, shall maintain the structural integrity of the roofs and foundations of all buildings, replacing all broken glass with glass of the same size and quality of that broken, and shall keep the Premises, Improvements and all things connected therewith, including adjacent sidewalks, in a clean and healthy condition and in good repair, in accordance with the ordinances of the community in which the Premises are located, and in accordance with the


Page 8. Ground Lease (Shilo Inn Suites Hotel-Portland/Beaverton) direction of the public officers having jurisdiction over the Premises, during the term of this Ground Lease, at TENANT'S own expense. TENANT shall comply with all applicable laws, rules, and ordinances affecting the Premises or the Improvements. On the termination of this Ground Lease, TENANT will yield up the Premises and Improvements to LANDLORD in good condition and repair, loss by fire or other casualty and ordinary wear and tear excepted. Unless TENANT elects to terminate the lease early under the provisions of Section 8, above, because of TENANT'S inability to find suitable financing to repair or rebuild after a casualty loss, TENANT shall not be required to remove the Improvements at the expiration of this Ground Lease. LANDLORD shall not, during the term of this Ground Lease, be required to make any repairs or perform any maintenance to the Premises and Improvements. LANDLORD shall be entitled to inspect the Premises and Improvements at all reasonable times, and upon providing 24 hours written notice; except that no advance notice shall be required if LANDLORD reasonably believes an emergency exists.

10. Utilities. TENANT shall pay all charges for steam, gas, electricity, lights, water, heat, power, sewer, cable TV, telephone, and other utilities or services used in and for the Premises leased hereunder and shall indemnify LANDLORD against any liability on such account.

11. Condemnation.

      11.1 Termination as to Part Taken. If any part of the Premises shall be taken by any public authority under the power of eminent domain, then the term of this Ground Lease shall cease as to the part so taken from the day possession of the part so taken is denied or constructively denied to TENANT.

      11.2 Immaterial Partial Taking. In the event of a partial permanent taking of the Premises which does not materially affect the value of the Premises and Improvements, taken as a whole, or the ability of the TENANT to operate TENANT'S business on the Premises in substantially the same way as prior to the taking, and the taking affects only the land and none of the buildings, LANDLORD shall be entitled to any sums that may be awarded as compensation for the part of the Premises so taken, and there shall be no adjustment of the Rent. Any taking which reduces the number of parking spaces and/or changes TENANT'S access (particularly from S.W. Canyon Road) shall be a material taking.

      11.3 Total or Material Partial Taking - Remainder Unusable. In the event that all of the Premises are taken, or so much of the Premises are taken as to render the use of the remainder thereof impracticable, TENANT may elect in writing, not later than 120 days from the date of the taking, to cancel this Ground Lease.


Page 9. Ground Lease (Shilo Inn Suites Hotel-Portland/Beaverton)

      11.4 Material Partial Taking - Remainder Usable. In the event of a material partial taking of the Premises which, in TENANT'S reasonable judgment, does not render use of the remainder impracticable, TENANT shall have the right, but not the duty, to make such improvements or repairs and continue this Ground Lease with respect to the remaining Premises. TENANT shall inform LANDLORD in writing of TENANT'S decision to continue or terminate this Ground Lease within 120 days after the taking; and if TENANT fails to so notify LANDLORD, TENANT shall be deemed to have elected to continue this Ground Lease. TENANT shall have the right to change the use of the Premises, if necessary in TENANT'S judgment, to make the most economic use of the Premises; provided, however, that the use of the Premises shall not be changed without LANDLORD'S prior written consent, which consent shall not be unreasonably withheld or delayed. In the event of a material partial taking, and in the event TENANT elects to continue this Ground Lease, the Rent shall be equitably reduced by comparing the area of the Premises before and after the taking.

      11.5 Allocation of Condemnation Award. In the event of a total taking (or a partial taking rendering the remainder unusable), occurring prior to July 1, 2023, the amount of the condemnation award attributable to the fair market value of the Premises taken (but not the Improvements or any personal property) shall be payable to LANDLORD, and the balance of the award shall be payable to the TENANT. If a partial taking of the Premises occurs (and TENANT elects to continue this Ground Lease), prior to July 1, 2023), LANDLORD'S share of the condemnation award shall be limited to the fair market value of the land taken, without any Improvements thereon, and TENANT shall be entitled to the value of the Improvements and personal property, if any, taken, and the amount of the award, if any, by reason of the diminution in value of the remaining land and Improvements. If a total or material partial taking of the Premises occurs less than ten (10) years before the end of the term of this Ground Lease (i.e., on or after July 1, 2023) then the portion of the award otherwise allocable to TENANT under the provisions of this Section 11 (but not Sub-section 11.6), shall be prorated between LANDLORD and TENANT with TENANT'S share to be determined by a fraction, the numerator of which is the time remaining to the expiration of this Ground Lease, and the denominator is ten (10) years. However, in all events, TENANT shall be entitled to the portion of any condemnation award allocable to any personal property taken.

      11.6 Temporary Taking. In the event of a temporary taking, any award shall be the property of the TENANT, but there shall be no adjustment of Rent; provided, however, that the TENANT'S share of an award for a temporary taking shall not extend beyond the term of this Ground Lease.

      11.7 TENANT'S Share to Lender. TENANT'S share of the proceeds arising from an exercise of the power of Eminent Domain


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

shall be disposed of as provided for by any Leasehold Mortgage, and if there be more than one Leasehold Mortgage, by the most senior Leasehold Mortgage.

12. Assignment and Subletting.

      12.1 Assignment Allowed. Except as herein provided, TENANT shall have an absolute right to assign this Ground Lease or sublet all or any portion of the Premises without the prior written approval of LANDLORD. Notwithstanding the above, TENANT shall not assign this Ground Lease or sublet all or any portion of the Premises to Richard Kearns, and/or any person who was a partner with Kearns in Lodging Hospitality Associates, and/or any trust, corporation, partnership or other entity that such persons, directly or indirectly, own or control, without LANDLORD'S prior written consent, which consent LANDLORD shall have an absolute right to withhold.

      12.2 TENANT not Released. No assignment or subletting shall release TENANT and/or any successor in interest of TENANT (collectively, the "Predecessor Tenant") from personal liability on this Ground Lease. LANDLORD may deal with any assignee of any Predecessor Tenant (collectively, the "Successor Tenant") with reference to this Ground Lease and the obligations set forth herein, without notice to the Predecessor Tenant and without in any way discharging or limiting the Predecessor Tenant's liability hereunder, provided that LANDLORD shall not agree to any modification of this Ground Lease that materially increases the obligations of any Predecessor Tenant without the Predecessor Tenant's prior written consent, which consent shall not be unreasonably withheld or delayed.

      12.3 Effect of Modifications. No Predecessor Tenant shall be required to become liable for any more Rent than such Predecessor Tenant would have been liable under the Rent (including any adjustments under the CPI) to which such Predecessor Tenant agreed to under this Ground Lease, nor shall any Predecessor Tenant be required to agree to any liability for the performance of this Ground Lease for a period beyond the June 30, 2033. In the event LANDLORD and a Successor Tenant wish to modify or amend this Ground Lease, and a Predecessor Tenant refuses to agree to the modification or amendment, LANDLORD and the Successor Tenant may agree to such modification or amendment without releasing the Predecessor Tenant, but the Predecessor Tenant's liability shall be limited to the performance of this Ground Lease without the modifications to which such Predecessor Tenant has not agreed. No modifications or amendments to this Ground Lease shall be binding upon any Lender under any Leasehold Mortgage without the written consent of such Lender.

      12.4 Sub Tenants. As long as this Ground Lease is being performed by TENANT as agreed, LANDLORD shall not accept any rent


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

payments directly from any Sub Tenant or agree to any changes in this Ground Lease with any Sub Tenant. However, LANDLORD shall have the right to include any Sub Tenant in any notice in the event of any breach or default under this Ground Lease, and/or deal directly with any Sub Tenant in the event LANDLORD terminates this Ground Lease after TENANT'S default.

13. Ownership of Improvements and Equipment. All Improvements and fixtures, now existing, or placed upon the Premises by TENANT, shall be and remain the property of TENANT so long as this Ground Lease shall remain in effect. Upon the expiration or termination of this Ground Lease, ownership of the Improvements shall pass to LANDLORD. Ownership of all furniture, equipment, and other personal property of every description used in the operation of the Premises and/or Improvements shall remain the property of TENANT.

14. Default. The following shall be deemed to be events of default:

      14.1 Default in Rent. Failure of TENANT to pay the Rent hereunder, or any part thereof, or any other charge when the same becomes due, except that TENANT shall have a ten (10) day grace period from the first day of each month for the payment of rent. LANDLORD may not declare a default for non-payment of Rent unless LANDLORD shall have given TENANT not less than ten (10) days written notice of TENANT'S failure to pay, except that such written notice need not be given more than twice in the same calendar year.

      14.2 Default in Other Covenants. Failure of TENANT to perform any covenant under this Ground Lease, other than the covenant to pay Rent, if such failure persists longer than thirty (30) days after written notice thereof has been given by LANDLORD to TENANT. If a breach takes more than thirty (30) days to cure, TENANT shall not be in default if the cure is commenced within thirty (30) days of notice and diligently pursued to completion; TENANT shall report to LANDLORD in writing not less frequently than every 30 days on the progress toward cure of the breach. TENANT'S failure to report to LANDLORD as required by the preceding sentence shall itself constitute a default, and no further notice of default shall be required of LANDLORD under this Section 14.

      14.3 Insolvency of TENANT. Insolvency of TENANT shall be defined as the occurrence of any of the following events:

            14.3.1 the filing of a voluntary petition for bankruptcy by TENANT, or the failure of TENANT to obtain the discharge of an involuntary petition for bankruptcy within sixty (60) days of the filing; or

            14.3.2 an assignment by TENANT for the benefit of creditors; or


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

            14.3.3 the appointment of a receiver for the properties of TENANT which is not dismissed within sixty (60) days.

15. Remedies. To the extent permitted by law, the remedies given to LANDLORD or TENANT under this Ground Lease for a breach of this Ground Lease shall be cumulative.

      15.1 Termination. Should TENANT default, LANDLORD shall have the option during such default, upon written notice (the "Termination Notice") to TENANT, and to any Lender, to terminate this Ground Lease, after thirty (30) days from delivery of such notice, with respect to monetary defaults, and forty-five (45) days with respect to non-monetary defaults, and to declare that same expires after such period, subject to the rights and obligations of and to the Lender(s) as set forth in Section 16. Copies of the written notice shall also be provided to all Predecessor Tenant's against whom the LANDLORD claims personal liability to perform the terms of this Ground Lease. Termination shall not occur if TENANT or any Lender cures the default within the applicable period, or, TENANT commences to cure such default and such cure is diligently pursued to completion, if the default is of a non-monetary nature and the cure reasonably requires more than thirty (30) days.

      15.2 Reentry of LANDLORD. Should TENANT default, and LANDLORD declare a termination of this Ground Lease, LANDLORD may, at any time after declaration of termination of this Ground Lease, reenter the Premises, or any part thereof, and take possession of the Premises and may remove from the Premises the TENANT and those claiming under TENANT, without further notice, or resort to any legal process, and without being guilty of any trespass or consequent loss or damage occasioned therefrom. No reentry of the Premises by LANDLORD after TENANT'S default and LANDLORD'S declaration of termination of this Ground Lease shall affect the rights of any Lender who has preserved such Lender's rights under
Section 16, but the LANDLORD shall have no duty to make any payments or otherwise comply with the terms of any Leasehold Mortgage.

      15.3 Use of TENANT'S Personal Property. LANDLORD may elect to use all or any part of TENANT'S personal property and trade fixtures remaining on the Premises without compensation to TENANT and without liability for use or damage; or LANDLORD may store all or any of TENANT'S personal property and trade fixtures for the account of and at the cost of TENANT. The election of one remedy for any one item shall not preclude an election of any other remedy for another item or the same item at a later time.

      15.4 Damages. Notwithstanding any termination of this Ground Lease, TENANT shall continue to be liable to LANDLORD for any unpaid past due Rent, and for any other damages caused by the default or breach of this Ground Lease, which damages shall include the difference, if any, between the present value of the remaining


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

Rent obligations under this Ground Lease and the fair market value of the TENANT'S interest for the remainder of the term. LANDLORD'S damages shall include, but not be limited to, the reasonable cost of reentry and reletting, including the cost of any cleanup, broker's or finder's fees and attorneys' fees.

16. Leasehold Mortgages.

      16.1 Leasehold Mortgage Defined. The term "Leasehold Mortgage" shall have the meaning set forth in the definitions section.

      16.2 Leasehold Mortgage Authorized. LANDLORD consents to TENANT mortgaging or otherwise encumbering TENANT'S leasehold estate to a Lender under one or more Leasehold Mortgages (including a Purchase Money Leasehold Mortgage), subject to compliance by TENANT with this Section 16. TENANT may assign TENANT'S interest in this Ground Lease as security for such Leasehold Mortgage(s).

      16.3 Notice to LANDLORD. If, upon sale and assignment of the leasehold estate, TENANT shall, on one or more occasions, take back a Purchase Money Leasehold Mortgage, or, if TENANT shall mortgage TENANT'S leasehold estate to a bank, insurance company, savings and loan, or other third party Lender for a term not beyond June 30, 2033, and if TENANT or the Lender shall provide LANDLORD with notice of such Leasehold Mortgage together with a true copy of such Leasehold Mortgage and the name and address of the Lender, LANDLORD and TENANT agree that, following receipt of such notice by LANDLORD, the provisions of this Section 16 shall apply in respect to each such Leasehold Mortgage. Any Leasehold Mortgage shall contain a statement which disclaims any interest or lien against LANDLORD'S fee interest in the Premises and which provides that LANDLORD shall have no liability whatsoever in connection with such Leasehold Mortgage or the instruments and obligations secured thereby.

      16.4 Assignment of Leasehold Mortgage. In the event of any assignment of a Leasehold Mortgage, or in the event of a change of address of a Lender holding a Leasehold Mortgage, written notice of the new name and address shall be provided to LANDLORD. LANDLORD shall not be required to recognize any assignee of any Lender unless and until LANDLORD has received written notice of the assignment.

      16.5 Purchase Money Leasehold Mortgage. TENANT, or any Successor Tenant, who is the holder of a Purchase Money Leasehold Mortgage shall have all of the rights of a Lender so long as LANDLORD has been notified in writing as to the existence of the Leasehold Mortgage; provided, however, that nothing herein shall be construed to limit the TENANT'S or the Successor Tenant's liability under this Ground Lease.


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

      16.7 Default Notice. LANDLORD, upon providing TENANT any written notice of default under Section 14, shall contemporaneously provide a copy of such notice to every Lender of whom LANDLORD has been provided written notice. From and after such notice has been given to a Lender, such Lender shall have the same period, after the giving of such notice upon it, for remedying any default or causing the same to be remedied, as is given TENANT after the giving of such notice to TENANT, plus in each instance, the additional periods of time specified in Sub-sections 16.9 and 16.10 below, to remedy, commence remedying or cause to be remedied the defaults specified in any such notice. LANDLORD shall accept such performance by or at the instigation of such Lender as if the same had been done by TENANT. TENANT authorizes each Lender to take any such action at such Lender's option and does hereby authorize entry upon the Premises by the Lender for such purpose.

      16.8 Notice to Lender. Anything contained in this Ground Lease to the contrary notwithstanding, if any default shall occur which entitles LANDLORD to terminate this Ground Lease, LANDLORD shall have no right to terminate this Ground Lease unless LANDLORD shall have given each Lender a copy of the Termination Notice, as required by Section 15.1, at least thirty (30) days in advance of the proposed effective date of such termination, if such default is capable of being cured by the payment of money, and at least forty-five (45) days in advance of the proposed effective date of such termination, if such default is not capable of being cured by the payment of money.

            16.8.1 The provisions of Sub-section 16.9 below shall apply if, during such thirty (30) or forty-five (45) day Termination Notice Period, any Lender shall:

                  16.8.1.1 Notify LANDLORD in writing of such Lender's desire to nullify such notice; and

                  16.8.1.2 Pay or cause to be paid the Rent, taxes, insurance, or other monetary obligations then due and in arrears as specified in the Termination Notice to such Lender or which may become due during such thirty
(30) or forty-five (45) day period (provided, however, that in all events all past due Rent, taxes and/or insurance shall be paid within 30 days even if there are other defaults which require 45 days to cure); and

                  16.8.1.3 Comply with all non-monetary requirements of this Ground Lease then in default and reasonably susceptible of being complied with by such Lender (lack of or failure to expend funds not to excuse the failure to cure such a default), and proceed to comply with reasonable diligence and continuity with such requirements not reasonably susceptible of being complied with by such Lender within the notice period; provided, however, that such Lender shall not be required during such forty-five (45) day period to cure or commence to cure any default consisting of


Page 15. Ground Lease (Shilo Inn Suites Hotel-Portland/Beaverton)

TENANT'S failure to satisfy and discharge any lien, charge or encumbrance against the TENANT'S leasehold interest in this Ground Lease which is junior in priority to the lien of the Leasehold Mortgage held by such Lender.

            16.8.2 In the event the Lender decides not to protect its Leasehold Mortgage by exercising its rights under this Section 16, nothing in this Sub-section 16.8 shall be construed to give TENANT additional time to cure a default.

      16.9 Procedure on Default.

            16.9.1 If a Foreclosing Lender shall have proceeded in the manner provided for by Sub-section 16.8 above, the specified date for the termination of this Ground Lease as fixed by LANDLORD in its Termination Notice shall be extended for a period of six (6) months, provided that such Foreclosing Lender shall, during such six (6) month period:

                  16.9.1.1 Pays or causes to be paid the Rent, taxes, insurance, and other monetary obligations of TENANT under this Ground Lease as the same become due, and continues to perform all of TENANT'S other obligations under this Ground Lease, excepting (i) obligations of TENANT to satisfy or otherwise discharge any lien, charge or encumbrance against TENANT'S interest in this Ground Lease or the Premises junior in priority to the lien of the Leasehold Mortgage held by such Foreclosing Lender, and (ii) past non-monetary obligations then in default and not reasonably susceptible of being cured by such Lender (lack of or failure to expend funds not to excuse the failure to cure such a default); and

                  16.9.1.2 If not enjoined or stayed, take steps to acquire or sell TENANT'S interest in this Ground Lease by foreclosure of the Leasehold Mortgage or other appropriate means and prosecute the same to completion with reasonable diligence and continuity. If such Foreclosing Lender is enjoined or stayed from taking such steps, the Foreclosing Lender shall use its best efforts to seek relief from such injunction or stay.

            15.9.2 If, at the end of such (6) month period, such Foreclosing Lender is complying with Sub-section 16.9.1 above, this Ground Lease shall not then terminate, and the time for completion by such Foreclosing Lender of such proceedings shall continue so long as such Foreclosing Lender continues to comply in all respects with the provisions of Sub-section 16.9.1 above and, is enjoined or stayed and thereafter for so long as such Foreclosing Lender proceeds diligently to complete steps to acquire or sell TENANT'S interest in this Ground Lease by foreclosure of the Leasehold Mortgage or by other appropriate means with reasonable diligence and continuity. Nothing in this Sub-section 16.9, however, shall be construed to extend this Ground Lease beyond the original term, nor to require a Foreclosing Lender to continue such foreclosure


Page 16. Ground Lease (Shilo Inn Suites Hotel-Portland/Beaverton) proceedings after all outstanding defaults have been cured. If the outstanding defaults shall be cured and the Foreclosing Lender shall discontinue such foreclosure proceedings, this Ground Lease shall continue in full force and effect as if TENANT had not defaulted under this Ground Lease.

            16.9.3 If a Foreclosing Lender is complying with Subsection 16.9.1 above, upon (i) the acquisition of TENANT'S estate herein by such Foreclosing Lender or (ii) the acquisition of TENANT'S estate herein by any other purchaser of any lien, charge or encumbrance against the TENANT'S interest in this Ground Lease which is junior in priority to the lien of the Leasehold Mortgage held by such Foreclosing Lender and which the TENANT is obligated to satisfy and discharge by reason of the terms of this Ground Lease, this Ground Lease shall continue in full force and effect as if TENANT had not defaulted under this Ground Lease; provided, however, that such Foreclosing Lender, or its designee, or any other such party acquiring the TENANT'S leasehold estate created hereby, shall agree in writing to assume all obligations of the TENANT hereunder, subject to the provisions of this Sub-section 16.9. Nothing in this Sub-section
16.9 shall be construed to require the Foreclosing Lender to pay any lien or other encumbrance against the TENANT'S estate which is junior to the interest of the Leasehold Mortgage held by such Foreclosing Lender if such lien or encumbrance can be and is in fact removed as a lien or encumbrance against the TENANT'S estate whether by foreclosure or otherwise.

            16.9.4 For the purposes of this Section 16, the making of a Leasehold Mortgage shall not be deemed to constitute a complete assignment or transfer of this Ground Lease or of the leasehold estate hereby created, nor shall any Lender, as such, be deemed to be an assignee or transferee of this Ground Lease or of the leasehold estate hereby created. The Lender, prior to foreclosure of the Leasehold Mortgage or other entry into possession of the leasehold estate, shall not be obligated to assume the performance of any of the terms, covenants or conditions on the part of TENANT to be performed hereunder. The purchaser (including any Lender) at any sale or transfer of the TENANT'S estate in this Ground Lease and of the leasehold estate hereby created in any proceedings for the foreclosure of any Leasehold Mortgage, or the assignee or transferee in lieu of the foreclosure of any Leasehold Mortgage, shall be deemed to be an assignee or transferee within the meaning of this Section 16, and shall be deemed to have agreed to perform all of the terms, covenants and conditions on the part of TENANT to be performed hereunder from and after the date of such purchase and assignment.

            16.9.5 Any Foreclosing Lender acquiring the TENANT'S interest pursuant to foreclosure, assignment in lieu of foreclosure or other proceedings may, upon acquiring TENANT'S leasehold estate, without further consent of LANDLORD, sell and assign the leasehold estate on such terms and to such persons and organizations as are


Page 17. Ground Lease (Shilo Inn Suites Hotel-Portland/Beaverton) acceptable to such Foreclosing Lender; provided that such assignee has delivered to LANDLORD its written agreement to be bound by all of the provisions of this Ground Lease and the assignee is not one of the persons (or entities controlled by such persons) identified in Section 12 above. Once a Foreclosing Lender transfers all of its interest in the Ground Lease to an assignee who assumes all of the duties of the TENANT, the Foreclosing Lender shall have no further liability for any performance of this Ground Lease after the date of such assignment unless the Foreclosing Lender held a Purchase Money Leasehold Mortgage.

      16.10 New Lease After Rejection in Bankruptcy. The provisions of this Sub-section 16.10 shall only apply in the event of the termination of this Ground Lease after default by TENANT resulting from failure of a trustee in bankruptcy (or a debtor in possession under a Chapter 11 bankruptcy proceeding) to assume the executory portion of the term of this Ground Lease. If a Foreclosing Lender shall have preserved it rights under Subsections 16.8 and
16.9 above within thirty (30) days after such Lender's receipt of notice required by Sub-section 16.8 above, LANDLORD shall provide each Foreclosing Lender with written notice that this Ground Lease has been terminated ("Notice of Rejection") by reason of the TENANT'S trustee in bankruptcy election not to assume the executory portion of the term of this Ground Lease (or, if TENANT is a debtor in possession under a Chapter 11 bankruptcy proceeding, that TENANT has rejected the executory portion of this Ground Lease). Such Notice of Rejection shall include a statement of all sums which would at that time be due under this Ground Lease for such termination, and of all other defaults, if any, then known to LANDLORD. LANDLORD agrees to enter into a new lease ("New Lease") of the Premises with such Foreclosing Lender for the remainder of the term of this Ground Lease, effective as of the date of termination, at the Rent and upon the terms, covenants and conditions (including all escalations of Rent, but excluding requirements which are not applicable or which have already been fulfilled) (such as, for example, insurance for periods already elapsed) of this Ground Lease, provided:

            16.10.1 Such Foreclosing Lender shall make written request upon LANDLORD for such New Lease within sixty (60) days after the date such Foreclosing Lender receives LANDLORD'S' Notice of Rejection of this Ground Lease given pursuant to this Subsection 16.10.

            16.10.2 Such Foreclosing Lender shall pay or cause to be paid to LANDLORD at the time of the execution and delivery of such New Lease any and all sums which would at the time of execution and delivery thereof be due pursuant to this Ground Lease but for such termination and, in addition thereto, all reasonable attorneys' fees and other expenses which LANDLORD shall have incurred by reason of such termination and the execution and delivery of the New Lease and which have not otherwise been received by LANDLORD


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

from TENANT or other party in interest under TENANT. Upon execution of such New Lease, LANDLORD shall allow to the lessee named therein as an offset against the sums otherwise due under this Sub-section 16.10 or under the New Lease, an amount equal to the net income, if any, actually derived by LANDLORD from the Premises and Improvements during the period from the date of termination of this Ground Lease to the date of the beginning of the lease term of such New Lease. In the event of a controversy as to the amount to be paid to LANDLORD pursuant to this Sub-section 16.10, the payment obligation shall be satisfied if LANDLORD shall be paid the amount not in controversy, and the Foreclosing Lender or its designee shall agree to pay any additional sums ultimately determined to be due pursuant to arbitration as provided in Section 17 below, plus interest as allowed by law, and such obligation shall be adequately secured by bond, or other security reasonably acceptable to LANDLORD.

            16.10.3 Such Foreclosing Lender, or its designee, shall agree to remedy any of TENANT'S defaults of which the Foreclosing Lender was notified by LANDLORD'S Termination Notice and which are reasonably susceptible of being so cured by Foreclosing Lender or its designee (lack of or failure to expend funds not to excuse the failure to cure such defaults).

      16.11 New Lease Priorities. If more than one Foreclosing Lender shall request a New Lease pursuant to Sub-section 16.10 above, LANDLORD shall enter into such New Lease with the Foreclosing Lender whose Leasehold Mortgage is prior in lien, or with the designee of such Foreclosing Lender. LANDLORD, without liability to TENANT or any Lender with an adverse claim, may rely upon a mortgagee's title insurance policy or preliminary title commitment therefore, purchased by the Foreclosing Lender, issued by a responsible title insurance company doing business within the State of Oregon, as the basis for determining the appropriate Foreclosing Lender entitled to such New Lease. Where there is more than one Leasehold Mortgage against the leasehold estate, the Notice of Rejection shall be provided by LANDLORD to all Lenders who have provided notice to LANDLORD of the Lender's interest as provided herein; provided, however, if LANDLORD previously issued a Termination Notice under the terms of Sub-section
16.8 above, Notice of Rejection need only be given to those Lenders who became "Foreclosing-Lenders" by protecting their rights under Sub-sections 16.8 and
16.9. The Lender possessing the most senior Leasehold Mortgage, and who has not waived its rights hereunder, shall have the right to enter into the New Lease unless any junior Lender, within the sixty (60) day period specified in Sub-section 16.10.1 shall have paid in full the claims of any Lender which holds a superior Leasehold Mortgage.

      16.12 Foreclosing Lender Need Not Cure Specified Default. Nothing herein contained shall require any Foreclosing Lender, or its designee, as a condition to its exercise of rights hereunder to


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

cure any default of TENANT which, by reason of passage of time, or other irretrievable event, is not reasonably susceptible of being cured by such Foreclosing Lender, or its designee (lack of or failure to expend funds not to excuse the failure to cure such a default), as measured from the time such Foreclosing Lender receives notice of the default from LANDLORD.

      16.13 Casualty Loss. A standard mortgagee clause naming each Lender may be added to any and all insurance policies required to be carried by TENANT hereunder on condition that the insurance proceeds are to be applied in the manner specified in this Ground Lease, and the Leasehold Mortgage shall so provide; except that the Lender may provide a manner for the disposition of such proceeds, if any, otherwise payable directly to TENANT (but not such proceeds, if any, payable jointly to LANDLORD and TENANT).

      16.14 Arbitration/Legal Proceedings. LANDLORD shall give each Lender, prompt notice of any initiation of any arbitration or legal proceedings between LANDLORD and TENANT involving obligations under this Ground Lease. Each Lender shall have the right to intervene in any such proceedings and be made a party to such proceedings, and the parties hereto do consent to such intervention. Any Lender electing to intervene in the arbitration or legal proceedings between LANDLORD and TENANT must give written notice of such election to LANDLORD, TENANT, and any other Lender, within thirty (30) days of receipt of LANDLORD'S notice of the arbitration or legal proceedings. In the event that any Lender shall not elect to intervene or become a party to any such proceedings, LANDLORD shall give the Lender notice of, and a copy of any award or decision made in any such proceedings, which shall be binding on all Lenders not intervening after receipt of notice of arbitration. In the event a Lender commences any judicial or non-judicial action to foreclose its Leasehold Mortgage or otherwise realize upon its security granted therein, written notice of such proceedings shall be provided to LANDLORD at the same time notice thereof is given TENANT.

      16.15 Consent of Lender Required. No cancellation, surrender or modification of this Ground Lease shall be effective as to any Lender (of whom LANDLORD has been notified as provided in this Ground Lease) unless consented to in writing by such Lender; provided, however, that nothing in this Sub-section
16.15 shall limit or derogate from LANDLORD'S rights to terminate this Ground Lease in accordance with the provisions of this Ground Lease. So long as any Leasehold Mortgage is in existence, unless all Lenders shall otherwise expressly consent in writing, the fee title to the Premises and the leasehold estate shall not merge but shall remain separate and distinct, notwithstanding the acquisition of such fee title and the leasehold estate by LANDLORD or by TENANT or by a third party, by purchase or otherwise. The foregoing shall not apply in the event of termination of this Ground Lease after default by TENANT; provided that no Lender shall have requested and


Page 20. Ground Lease (Shilo Inn Suites Hotel-Portland/Beaverton) been granted a New Lease pursuant to the provisions of Sub-section 16.10 above.

      16.16 Estoppel Certificate. LANDLORD and TENANT shall, without charge, any time and from time to time hereafter, within ten (10) days after written request of the other party to the Ground Lease to do so, certify by written instrument duly executed and acknowledged to any Lender or purchaser, or proposed Lender or proposed purchaser, or any other person, firm or corporation specified in such request the information itemized herein. The party requesting the estoppel certificate shall identify the purpose of the request and the persons to whom the information will be disclosed. The information to be provided is as follows:
(i) as to whether this Ground Lease has been supplemented or amended, and, if so, the substance and manner of such supplement or amendment; (ii) as to whether this Ground Lease remains in full force and effect; (iii) as to the existence of any default hereunder; (iv) to the best of the knowledge of the party from whom the information is requested, as to the existence of any offsets, counterclaims or defenses hereto on the part of LANDLORD or TENANT; and (v) as to the commencement and expiration dates of the Term of this Lease. Any Lender and any other holder of any indebtedness secured by TENANT'S leasehold estate shall provide to LANDLORD, at any time, and from time to time, without charge to LANDLORD, upon LANDLORD'S written request, a statement as to (a) the current amount secured by the Leasehold Mortgage held by such Lender, (b) whether any default exists under the Leasehold Mortgage (or whether any event has occurred which, with notice or lapse of time, or both, would constitute a default), and
(c) whether there exists any offsets, claims or disputes with respect to the Leasehold Mortgage and the instruments secured thereby.

      16.17 Notices. Notices from LANDLORD to the Lender shall be mailed to the address furnished to LANDLORD pursuant to Section 19 below and, those from the Lender to LANDLORD shall be mailed to the address designated pursuant to the provisions of Section 19 below. Such notices, demands and requests shall be given in the manner described in Section 19 below and shall, in all respects, be governed by the provisions of that Section.

      16.18 Erroneous Payments. No payment made to LANDLORD by a Lender shall constitute agreement that such payment was, in fact, due under the terms of this Ground Lease; and a Lender having made any payment to LANDLORD pursuant to LANDLORD'S wrongful, improper or mistaken notice or demand shall be entitled to the return of any such payment or portion thereof provided the Lender shall have made demand therefore not later than one (1) year after the date of its payment.

17. Arbitration. Any controversy, dispute or claim which arises out of or which relates to this Ground Lease, or to the interpretation or breach thereof, shall be resolved by arbitration


Page 21. Ground Lease (Shilo Inn Suites Hotel-Portland/Beaverton) in accordance with the rules of the Arbitration Service of Portland, Inc. which are in effect at the time the arbitration is initiated, and judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof. However, nothing in this paragraph shall preclude LANDLORD from bringing, maintaining, and concluding an action against TENANT for forcible entry or wrongful detainer. The arbitrator shall determine the controversy in accordance with the laws of the State of Oregon as applied to facts found by the arbitrator and in accordance with the rules of the Uniform Arbitration Act and the Arbitration Service of Portland. The arbitrator shall make awards in strict conformity with such rules and shall have no power to depart from or change any of the provisions thereof. All arbitration proceedings shall be conducted in Multnomah County or Washington County, Oregon. The decision of the arbitrator shall be rendered within sixty (60) days after appointment, and such decision shall be in writing, at least in duplicate, one counterpart thereof to be delivered to each of the parties hereto, plus a duplicate original copy to each Lender participating in the proceeding. The award of the arbitrator shall be binding, final and conclusive on LANDLORD, TENANT, and all Lenders, and judgment on such award rendered may be entered in any court having jurisdiction thereof. Fees of the arbitrator and the expenses incident to the proceedings shall be paid equally by LANDLORD and TENANT.

18. Successors. This Ground Lease and each and all of its terms and provisions shall be binding upon and inure to LANDLORD and TENANT, and each of them, and their successors and assigns.

19. Notices. Any notice to be given to LANDLORD or TENANT shall be personally delivered or may be made by certified mail, return receipt requested to:

      TO LANDLORD:      Jon Katze
                        Kathryn Deshpande
                        3017 Dumbarton Road
                        Memphis, Tennessee 38163

                        FAX (901) 577-8462

      TO TENANT:        Mark S. Hemstreet
                        Shilo Inns
                        11600 S. W. Barnes Road
                        Portland, Oregon 97225

                        FAX (503) 641-4611

or at such address as either party shall hereafter designate in writing to the other. Notice may also be given by facsimile transmission with a copy of the notice being immediately mailed to the addressee by first-class mail. Notices hand delivered shall be


Page 22. Ground Lease (Shilo Inn Suites Hotel-Portland/Beaverton) deemed received when delivered, if delivered prior to 5:00 p.m. (local time at the place of delivery) on a business day, or otherwise at 9:00 a.m. (local time at the place of delivery) on the next business day. Notices delivered by certified mail, return receipt requested, shall be deemed delivered on the second business day following the date of mailing. Notices delivered by FAX shall be deemed delivered one hour after facsimile transmission, if transmitted prior to 3:00 p.m. (local time at the place of the receiving FAX machine) on a business day, otherwise at 9:00 a.m. (local time at the place of the receiving FAX machine) on the next business day.

For as long as U.S. National Bank of Oregon is a Lender, as defined in this Ground Lease, copies of all notices to any Lender shall be sent to such bank at the following address:

            U.S. National Bank of Oregon
            Oregon Corporate Banking Division
            321. S.W. Sixth Avenue
            Portland, Oregon 97204

20. Notice of Administrative or Judicial Proceedings. In the event either LANDLORD or TENANT receives actual notice of any pending or proposed administrative or judicial proceeding that affects, or may affect, the Premises or the Improvements (such as, for example, proposed zone changes, comprehensive plan changes, street widening, change of street grade, condemnation proceedings, change of use of adjacent properties), prompt written notice shall be provided to the other party, with a copy, if any exists, of any public notice, newspaper article, or other information relating to the event or proceeding.

21. Waiver. The waiver by LANDLORD or TENANT of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or other term, covenant or condition herein contained.

22. Short Form lease. The parties hereto mutually agree that, at the time of the execution of this restated Ground Lease, they will also execute and acknowledge a short form lease notice which shall be recorded.

23. Holding Over. Failure by TENANT to vacate the Premises at the time specified in this Ground Lease shall not constitute a renewal or extension or give TENANT any rights in the Premises or the Improvements. Upon such a holdover, TENANT shall defend and indemnify LANDLORD from all liability and expense resulting from the failure or delay of TENANT to timely surrender the Premises, including, without limitation, claims made by any succeeding lessee founded on or resulting from TENANT'S failure to so surrender the Premises.


Page 23. Ground Lease (Shilo Inn Suites Hotel-Portland/Beaverton)

24. Attorneys' Fees. In the event it is necessary for either party to employ an attorney to enforce the terms of this Ground Lease, or file a civil action to enforce any terms, conditions or rights under this Ground Lease, or to defend any action or take any appeal from any decree or judgment, or to enforce or defend any rights in any bankruptcy or State receivership proceeding, or to enforce or defend any rights in any arbitration proceeding, then the prevailing party in any such action or appeal or proceeding shall be entitled to recover from the other all reasonable attorneys' fees, costs and expenses as may be fixed by the court or arbitrator, and such attorneys' fees, costs and expenses may be made a part of any decree or judgment entered.

25. Quiet Possession. LANDLORD warrants that TENANT will enjoy peaceful and quiet possession of the Premises.

26. Entire Agreement. This Ground Lease contains the entire agreement between LANDLORD and TENANT, and replaces and supersedes any previous oral or written understandings or agreements with respect to the Premises and/or the Improvements. This Ground Lease may only be modified by written agreement between the parties hereto.

27. Presumptions. This Ground Lease is the result of negotiations between LANDLORD and TENANT, both of whom were represented by counsel of their choosing. No presumption shall exist in favor of either party concerning the interpretation of this document by reason of which party drafted the document.


/ / /
/ / /
/ / /


Page 24. Ground Lease (Shilo Inn Suites Hotel-Portland/Beaverton)

28. Section Headings. The Section headings in this Ground Lease are inserted for convenience and are not intended to indicate completely or accurately the contents of the Sections they introduce.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands on the dates next to their names.

LANDLORD                                   TENANT


/s/ Jon Katze                              Beaverton Hotel Associates
--------------------------                 an Oregon General Partnership
Jon Katze

      Date: June 9, 1993                   by /s/ Mark S. Hemstreet
            --------------                    ----------------------------
                                              Mark S. Hemstreet, Partner


/s/ Kathryn Deshpande                                 Date: 6/14/93
    ----------------------                                  --------------

      Date: 6/9/93                         by /s/ Patrick G. Lockhart
            --------------                    ----------------------------
                                              Patrick G. Lockhart, Partner

                                                      Date: 6/14/93
                                                            --------------


Page 25. Ground Lease (Shilo Inn Suites Hotel-Portland/Beaverton)

Beginning at the Northwest corner of the FIRST ADDITION TO WESTVIEW, a duly recorded subdivision in Section 11, Township 1 South, Range 1 West of the Willamette Meridian, in the County of Washington and State of Oregon, which Northwest corner bears North 89(degrees)18' West 1,067.5 feet and North 0(degrees)46' West 435.0 feet from the one-quarter corner between Sections 11 and 14, Township 1 South, Range 1 West of the Willamette Meridian; thence from the described place of beginning, North 0(degrees)46' West 443.46 feet to the Northwest corner of that certain tract of land conveyed to George Nendel by deed recorded on Page 635 of Volume 130 of Washington County, Oregon, Deed Records; thence North 82(degrees)39' East along the Northerly line of the said Nendel tract, 477.22 feet to the Northeast corner thereof; thence South 0(degrees)46' East along the East line of said Nendel tract and on the center line of County Road Number 1163, a distance of 342.5 feet to the Northeast corner of the said FIRST ADDITION TO WESTVIEW; thence South 71(degrees)03' West along the Northerly line of the FIRST ADDITION TO WESTVIEW, a distance of 499.0 feet to the place of beginning.


EXHIBIT A to the GROUND LEASE (Shilo Inn Suites Hotel-Portland/Beaverton)

================================================================================

      THIS INDENTURE OF LEASE, made and entered into this 1st day of December 1992, by and between Mark S. Hemstreet and Beaverton Hotel Associates hereinafter called the lessor, and Beaverton Restaurant Corp.

                                          hereinafter called the lessee,

      WITNESSETH: In consideration of the covenants, agreements and stipulations herein contained on the part of the lessee to be paid, kept and faithfully performed, the lessor does hereby lease, demise and let unto the said lessee those certain premises, as is, situated in the City of Portland, County of Washington and State of Oregon, known and described as follows:


Restaurant, lounge, meeting and banquet rooms situated at 9900 S.W. Canyon Road, Portland, Washington County, Oregon.


      To Have and to Hold the said described premises unto the said lessee for a period of time commencing with the 1st day of December, 1992, and ending at midnight on the 31st day of December. In addition, lessee is hereby granted one five (5) year renewal option (i.e., January 1, 2003, to and including December 31, 2007), which option shall be exercised not earlier than January 1, 2002, nor later than September 1, 2002. Lessee shall pay to lessor, as and for rental during the term of the lease, the sums set forth in Addendum A, attached hereto and incorporated herein.


      In consideration of the leasing of said premises and of the mutual agreements herein contained, each party hereto does hereby expressly covenant and agree to and with the other, as follows:

================================================================================

================================================================================

LESSEE'S ACCEPTANCE OF LEASE

      (1) The lessee accepts said letting and agrees to pay to the order of the lessor the rentals above stated for the full term of this lease, in advance, at the times and in the manner aforesaid.

USE OF PREMISES

      (2a) The lessee shall use said demised premises during the term of this lease for the conduct of the following business:

restaurant and lounge operation, including meeting and banquet room facilities, also including video poker gaming machines (any other form of legalized gaming activities shall require lessor's consent) and for no other purpose whatsoever without lessor's written consent.

      (2b) The lessee will not make any unlawful, improper or offensive use of said premises; he will not suffer any strip or waste thereof: he will not permit any objectionable noise or odor to escape or to be emitted from said premises or do anything or permit anything to be done upon or about said premises in any way tending to create a nuisance: he will not sell or permit to be sold any spiritous, vinous or malt liquors on said premises, excepting such as lessee may be licensed by law to sell and as may be herein expressly permitted: nor will he sell or permit to be sold any controlled substance on or about said premises.

      (2c) The lessee will not allow the leased premises at any time to fall into such a state of repair or disorder as to increase the dire hazard thereon; he shall not install any power machinery on said premises except under the supervision and with written consent of the lessor; he shall not store gasoline or other highly combustible materials on said premises at any time; he will not use said premises in such a way or for such a purpose that the fire insurance rate on the building in which said premises are located is thereby increased or that would prevent the lessor from taking advantage of any rulings of any agency of the state in which said leased premises are situated or its successors, which would allow the lessor to obtain reduced premium rates for long term fire insurance policies.

      (2d) Lessee shall comply at lessee's own expense with all laws and regulations of any municipal, county, state, federal or other public authority respecting the use of said leased premises.

      (2e) The lessee shall regularly occupy and use the demised premises for the conduct of lessee's business, and shall not abandon or vacate the premises for more than ten days without written approval of lessor.

UTILITIES

      (3) The lessee shall pay for all heat, light, water, power, and other services or utilities used in the above demised premises during the term of this lease.

REPAIRS AND IMPROVEMENTS

      (4a) The lessor shall not be required to make any repairs, alterations, additions or improvements to or upon said premises during the term of this lease, except only those hereinafter specifically provided for; the lessee hereby agrees to maintain and keep said leased premises including all interior and exterior doors, heating, ventilating and cooling systems, interior wiring, plumbing and drain pipes to sewers or septic tank, in good order and repair during the entire term of this lease at lessee's own cost and expense, and to replace all glass which may be broken or damaged during the term hereof in the windows and doors of said premises with glass of as good or better quality as that now in use: lessee further agrees that he will make no alterations, additions or improvements to or upon said premises without the written consent of the lessor first being obtained.

      (4b) The lessor agrees to maintain in good order and repair during the term of this lease the exterior walls, roof, gutters, downspouts and foundations of the building in which the demised premises are situated and the sidewalks thereabouts.

                                                It is understood and agreed that
the lessor reserves and at any and all times shall have the right to alter, repair or improve the building of which said demised premises are a part, or to add thereto and for that purpose at any time may erect scaffolding and all other necessary structures about and upon the demised premises and lessor and lessors representatives, contractors and workmen for that purpose may enter in or about the said demised premises with such materials as lessor may deem necessary therefor, and lessee waives any claim to damages, including loss of business resulting therefrom.

LESSOR'S RIGHT OF ENTRY

      (5) It shall be lawful for the lessor, his agents and representatives, at any reasonable time to enter into or upon said demised premises for the purpose of examining into the condition thereof, or any other lawful purpose.

      (6) The lessee will not assign, transfer, pledge, hypothecate, surrender or dispose of this lease, or any interest herein, sub let, or permit any other person or persons whomsoever to occupy the demised premises without the written consent of the lessor being first obtained in writing; this lease is personal to said lessee; lessee's interests, in whole or in part, cannot be sold, assigned, transferred, seized or taken by operation at law, or under or by virtue of any execution or legal process, attachment or proceedings instituted against the lessee, or under or by virtue of any bankruptcy or insolvency proceedings had in regard to the lessee, or in any other manner, except as aboved mentioned. SEE ADDENDUM A FOR ADDITIONAL TERMS.

LIENS

      (7) The lessee will not permit any lien of any kind, type or description to be placed or imposed upon the building in which said leased premises are situated, or any part thereof, or the real estate on which it stands.

ICE, SNOW, DEBRIS

      (8) If the premises herein leased are located at street level, then at all times lessee shall keep the sidewalks in front of the demised premises free and clear of ice, snow, rubbish, debris and obstruction; and if the lessee occupies the entire building, he will not permit rubbish, debris, ice or snow to accumulate on the roof of said building so as to stop up or obstruct gutters or downspouts or cause damage to said roof, and will save harmless and protect the lessor against any injury whether to lessor or to lessor's property or to any other person or property caused by his failure in that regard.

OVERLOADING OF FLOORS

      (9) The lessee will not overload the floors of said premises in such a way as to cause any undue or serious stress or strain upon the building in which said demised premises are located, or any part thereof, and the lessor shall have the right, at any time, to call upon any competent engineer or architect whom the lessor may choose, to decide whether or not the floors of said premises, or any part thereof, are being overloaded so as to cause any undue or serious stress or strain on said building, or any part thereof, and the decision of said engineer or architect shall be final and binding upon the lessee; and in the event that the engineer or architect so called upon shall decide that in his opinion the stress or strain is such as to endanger or injure said building, or any part thereof, then and in that event the lessee agrees immediately to relieve said stress or strain either by reinforcing the building or by lightening the load which causes such stress or strain in a manner satisfactory to the lessor.

ADVERTISING SIGNS

      (10) The lessee will not use the outside walls of said premises, or allow signs or devices of any kind to be attached thereto or suspended therefrom, for advertising or displaying the name or business of the lessee or for any purpose whatsoever without the written consent of the lessor; however, the lessee may make use of the windows of said leased premises to display lessee's name and business when the workmanship of such signs shall be of good quality and permanent nature; provided further that the lessee may not suspend or place within said windows or paint thereon any banners, signs, sign-boards or other devices in violation of the intent and meaning of this section.

LIABILITY INSURANCE

      (11) The lessee further agrees at all times during the term hereof, at his own expense, to maintain, keep in effect, furnish and deliver to the lessor liability insurance policies in form and with an insurer satisfactory to the lessor, insuring both the lessor and the lessee against all liability for damages to person or property in or about said leased premises; the amount of said liability insurance shall not be less than $100,000.00 for injury to one person, $300,000.00 for injuries arising out of any one accident and not less than $100,000.00 for property damage. Lessee agrees to and shall indemnify


      SEE ADDENDUM A FOR ADDITIONAL TERMS.

================================================================================

================================================================================

and hold lessor harmless against any and all claims and demands arising from the negligence of the lessee, his officers, agents, invitees and/or employees, as well as those arising from lessees failure to comply with any covenant of this lease on his part to be performed, and shall at his own expense defend the lessor against any and all suits or actions arising out of such negligence, actual or alleged, and all appeals therefrom and shall satisfy and discharge any judgment which may be awarded against lessor in any such suit or action.

FIXTURES

      (12) All partitions, plumbing, electrical wiring, additions to or improvements upon said leased premises, whether installed by the lessor or lessee, shall be and become a part of the building as soon as installed and the property of the lessor unless otherwise herein provided.

LIGHT AND AIR

      (13) This lease dose not grant any rights of access to light and air over the property.

DAMAGE BY CASUALTY, FIRE AND DUTY TO REPAIR

      (14) In the event of the destruction of the building in which said leased premises are located by fire or other casualty, either party hereto may terminate this lease as of the date of said fire or casualty, provided, however, that in the event of damage to said building by fire or other casualty to the extent of 50 per cent or more of the sound value of said building, the lessor may or may not elect to repair said building; written notice of lessor's said election shall be given lessee within fifteen days after the occurrence of said damage; if said notice is not so given, lessor conclusively shall be deemed to have elected not to repair; in the event lessor elects not to repair said building, then and in that event this lease shall terminate with the date of said damage; but if the building in which said leased premises are located be but partially destroyed and the damage so occasioned shall not amount to the extent indicated above, or if greater than said extent and lessor elects to repair, as aforesaid, then the lessor shall repair said building with all convenient speed and shall have the right to take possession of and occupy, to the exclusion of the lessee, all or any part of said building in order to make the necessary repairs, and the lessee hereby agrees to vacate upon request, all or any part of said building which the lessor may require for the purpose of making necessary repairs, and for the period of time between the day of such damage and until such repairs have been substantially completed there shall be such an abatement of rent as the nature of the injury or damage and its interference with the occupancy of said leased premises by said lessee shall warrant; however, if the premises be but slightly injured and the damage so occasioned shall not cause any material interference with the occupation of the premises by said lessee, then there shall be no abatement of rent and the lessor shall repair said damage with all convenient speed.

WAIVER OF SUBROGATION RIGHTS

      (15) Neither the lessor nor the lessee shall be liable to the other for loss arising out of damage to or destruction of the leased premises, or the building or improvement of which the leased premises are a part or with which they are connected, or the contents of any thereof, when such loss is caused by any of the perils which are or could be included within or insured against by a standard form of fire insurance with extended coverage, including sprinkler leakage insurance, if any. All such claims for any and all loss, however caused, hereby are waived. Such absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either lessor or lessee or by any of their respective agents, servants or employees. It is the intention and agreement of the lessor and the lessee that the rentals reserved by this lease have been fixed in contemplation that each party shall fully provide his own insurance protection at his own expense, and that each party shall look to his respective insurance carriers for reimbursement of any such loss, and further, that the insurance carriers involved shall not be entitled to subrogation under any circumstances against any party to this lease. Neither the lessor nor the lessee shall have any interest or claim in the other's insurance policy or policies, or the proceeds thereof, unless specifically covered therein as a joint assured.

EMINENT DOMAIN

      (16) In case of the condemnation or purchase of all or any substantial part of the said demised premises by any public or private corporation with the power of condemnation this lease may be terminated, effective on the date possession is taken, by either party hereto on written notice to the other and in that case the lessee shall not be liable for any rent after the termination date. Lessee shall not be entitled to and hereby expressly waives any right to any part of the condemnation award or purchase price.

FOR SALE AND FOR RENT SIGNS

      (17) During the period of 60 days prior to the date above fixed for the termination of said lease, the lessor herein may post on said premises or in the windows thereof signs of moderate size notifying the public that the premises are "for sale" or "for lease."

DELIVERING UP PREMISES ON TERMINATION

      (18) At the expiration of said term or upon any sooner termination thereof, the lessee will quit and deliver up said leased premises and all future erections or additions to or upon the same, broom-clean, to the lessor or those having lessor's estate in the premises, peaceably, quietly, and in as good order and condition, reasonable use and wear thereof, damage by fire, unavoidable casualty and the elements alone excepted, as the same are now in or hereafter may be put in by the lessor.

ADDITIONAL COVENANTS OR EXCEPTIONS

      (19) See additional terms in Addendum A, attached hereto and incorporated herein.

================================================================================

================================================================================

ATTACHMENT BANKRUPT DEFAULT

      PROVIDED, ALWAYS, and these presents are upon these conditions, that (1) if the lessee shall be in arrears in the payment of said rent for a period of ten days after the same becomes due, or (2) if the lessee shall fail or neglect to do, keep, perform or observe any of the covenants and agreements contained herein on lessee's part to be done, kept, performed and observed and such default shall continue for ten days or more after written notice of such failure or neglect shall be given to lessee, or (3) if the lessee shall be declared bankrupt or insolvent according to law, or (4) if any assignment of lessee's property shall be made for the benefit of creditors, or (5) if on the expiration of this lease lessee fails to surrender possession of said leased premises, then and in either or any of said cases or events, the lessor or those having lessor's estate in the premises, may terminate this lease and, lawfully, at his or their option immediately or at any time thereafter, without demand or notice, may enter into and upon said demised premises and every part thereof and repossess the same as of lessor's former estate, and expel said lessee and those claiming by, through and under lessee and remove lessee's effects at lessees expense, forcibly if necessary and store the same, all without being deemed guilty of trespass and without prejudice to any remedy which otherwise might be used for arrears of rent or preceding breach of covenant.

      Neither the termination of this lease by forfeiture nor the taking or recovery of possession of the premises shall deprive lessor of any other action, right, or remedy against lessee for possession, rent or damages, nor shall any omission by lessor to enforce any forfeiture, right or remedy to which lessor may be entitled be deemed a waiver by lessor of the right to enforce the performance of all terms and conditions of this lease by lessee.

      In the event of any re-entry by lessor, lessor may lease or relet the premises in whole or in part to any tenant or tenants who may be satisfactory to lessor, for any duration, and for the best rent, terms and conditions as lessor may reasonably obtain. Lessor shall apply the rent received from any new tenant first to the cost of retaking and reletting the premises, including remodeling required to obtain any new tenant, and then to any arrears of rent and future rent payable under this lease and any other damages to which lessor may be entitled hereunder.

      Any property which lessee leaves on the premises after abandonment or expiration of the lease, or for more than ten days after any termination of the lease by landlord, shall be deemed to have been abandoned, and lessor may remove and sell said property at public or private sale as lessor sees fit, without being liable for any prosecution therefor or for damages by reason thereof, and the net proceeds of said sale shall be applied toward the expenses of landlord and rent as aforesaid, and the balance of such amounts, if any, shall be held for and paid to the lessee.

HOLDING OVER

      In the event the lessee for any reason shall hold over after the expiration of this lease, such holding over shall not be deemed to operate as a renewal or extension of this lease, but shall only create a tenancy from month to month which may be terminated at will at any time by the lessor.

ATTORNEY FEES AND COURT COSTS

      In case suit or action is instituted to enforce compliance with any of the terms, covenants or conditions of this lease or to collect the rental which may become due hereunder, or any portion thereof, the losing party agrees to pay such sum as the trial court may adjudge reasonable as attorney's fees to be allowed the prevailing party in such suit or action and in the event any appeal is taken from any judgment or decree in such suit or action, the losing party agrees to pay such further sum as the appellate court shall adjudge reasonable as prevailing party's attorney's fees on such appeal. The lessee agrees to pay and discharge all lessor's costs and expenses, including lessor's reasonable attorney's fees that shall arise from enforcing any provision or covenants of this lease even though no suit or action is instituted.

WAIVER

      Any waiver by the lessor of any breach of any covenant herein contained to be kept and performed by the lessee shall not be deemed or considered as a continuing waiver, and shall not operate to bar or prevent the lessor from declaring a forfeiture for any succeeding breach, either of the same condition or covenant or otherwise,

NOTICES

      Any notice required by the terms of this lease to be given by one party hereto to the other or desired so to be given, shall be sufficient if in writing contained in a sealed envelope, deposited in the U. S. Registered Mails with postage fully prepaid, and if intended for the lessor herein then if addressed to said lessor at 11600 SW Barnes Road Portland, Oregon 97225 and if intended for the lessee, then if addressed to the lessee at 11600 SW Barnes Road, Portland, OR 97225. Any such notice shall be deemed conclusively to have been delivered to the addressee thereof forty-eight hours after the deposit thereof in said U. S. Registered Mails.

HEIRS AND ASSIGNS

      All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto shall extend to, inure to the benefit of and bind, as the circumstances may require, the heirs, executors, administrators, successors and, so far as this lease is assignable by the term hereof, to the assigns of such parties.

      In construing this lease, it is understood that the lessor or the lessee may be more than one person; that if the context so requires, the singular pronoun shall be taken to mean and include the plural, the masculine, the feminine and the neuter, and that generally all grammatical changes shall be made, assumed and implied to make the provisions hereof apply equally to corporations and to individuals,

      IN WITNESS WHEREOF, the respective parties have executed this instrument in duplicate on this, the day and year first hereinabove written, any corporation signature being by authority of its Board of Directors.

Beaverton Restaurant Corp.


By: /s/ Mark S. Hemstreet                     /s/ Mark S. Hemstreet
    ---------------------------------             ------------------------------
    /s/ Mark S. Hemstreet, President          /s/ Mark S. Hemstreet  "LESSOR"
    "LESSEE"                                  Beaverton Hotel Associates


                                              /s/ Mark S. Hemstreet
                                                  ------------------------------
                                              /s/ Mark S. Hemstreet  "LESSOR"

================================================================================

A. RENTAL

      1. Lessee agrees to pay to Lessor during the entire term of this lease, without deductions or offsets, at the offices of Lessor, or Lessor's agent, as rent for the Premises, a monthly rental, which shall be due on the first day of each month and shall be delinquent if not paid by the tenth (10th) day of each month, as follows:

            1.1 First (1st) through third (3rd) months (i.e., December 1, 1992, through February 28, 1993), it is agreed between the parties that the base rent and percentage rent shall be zero (-0-)

            1.2 Fourth (4th) through twenty-fourth (24th) months during the term hereof, a minimum monthly rental of Three Thousand Five Hundred Dollars ($3,500.00), plus percentage rent of an amount equal to four percent (4%) of Lessee's annual gross sales (as hereinafter defined), less the amount paid or credited as minimum rent.

            1.3 Twenty-fifth (25th) through sixtieth (60th) months during the term hereof, a minimum monthly rental of Four Thousand Dollars, plus percentage rent of an amount equal to five percent (5%) of Lessee's annual gross sales (as hereinafter defined), less the amount paid or credited as minimum rent.

            1.4 Sixty-first (61st) through one hundred twentieth (120th) months during the term hereof, a minimum monthly rental of Five Thousand Dollars, plus percentage rent of an amount equal to six percent (6%) of Lessee's annual gross sales (as hereinafter defined), less the amount paid or credited as minimum rent.

            1.5 One hundred twenty-first (121st) through one hundred eightieth (180th) months during the term hereof (if Lessee elects to exercise the one (1) five (5) year renewal option), a minimum monthly rental of Six Thousand Dollars, plus percentage rent of an amount equal to seven percent (7%) of Lessee's annual gross sales (as hereinafter defined), less the amount paid or credited as minimum rent.

      2. Lessee agrees to pay all personal property taxes attributable to Lessee and hold Lessor harmless thereon. Lessee agrees to pay Lessee's pro rata share of the real property taxes attributable to Lessee's share of the demised Premises. Lessee's pro rata share of the real property taxes is twenty-five percent (25%) of the total real property tax bill on the entire hotel and restaurant complex of which the demised Premises is a part.

      3. Lessee agrees to pay all charges for heat, light, power, water, sewage, garbage and other services or utilities used by


Page 1. Addendum A (Shilo Restaurant and Lounge, Portland/Beaverton)

Lessee in the Premises. Lessee's share of utilities not separately metered shall be twenty-five percent (25%) of the total utility bills on the entire hotel and restaurant complex of which the demised Premises is a part.

      4. One-twelfth (1/12th) of Lessee's share of the real property taxes shall be paid at the same time as the payment of the minimum monthly rental as set forth in paragraph 1 above. In the event the reserves for real property taxes are insufficient, or in the event there are other payments required of Lessee under this lease (other than percentage rent), Lessee shall pay such additional sums owing within ten (10) days of written notice of demand.

      5. Gross Sales shall be determined and reported as follows:

            5.1 The term "gross sales" as used herein shall be construed to include the entire amount of the actual sales receipts, whether for cash, credit or otherwise, of all consumable products, including alcoholic beverages, food, snacks, tobacco products, sundries, goods and services incidental thereto, to be sold on or from the leased Premises, whether consumed on the leased Premises, Lessor's premises, or elsewhere. There shall be excluded from gross sales the amount added to, or included n, the sale price or charges on account of any gross sales or use taxes now or hereafter imposed upon or in respect to, the ale of any such merchandise or services, by any governmental body, and collected by Lessee merely as the collection agent for such governmental body.

            5.2 Lessee shall keep proper books of account and other records pertaining to all sales of merchandise and service and all other revenue derived from the business conducted by Lessee at, in, from or upon the leased Premises, during each day of the term hereof. The books and records shall be kept in the Premises or at the corporate offices of Lessee, and made accessible to Lessor who may inspect all such books and records, and copies of Lessee's federal and state income tax returns for relevant years at all reasonable times to verify Lessee's gross receipts. Lessee shall preserve for at least twelve (12) months after the expiration of each calendar year all sales slips and other pertinent original records.

            5.3 Lessee shall submit to Lessor on or before the twentieth (20th) day of each month, at the place where the minimum monthly rental is then payable, a complete written statement signed by an authorized representative of Lessee showing in all reasonable detail the amount of gross sales (as defined herein) made from the leased Premises during the preceding month. The additional sum over the minimum monthly rental (as identified in paragraph 1 above) owing for percentage rent shall be due on the thirtieth


Page 2. Addendum A (Shilo Restaurant and Lounge, Portland/Beaverton)

(30th) day of the month following the month for which the percentage rent is calculated, and shall be delinquent if not paid by the thirtieth (30th) day of such month.

B. CONTINGENCIES. This lease is conditioned upon Lessee maintaining in full force and effect during the term of this lease and any extensions thereof a liquor license through the Oregon Liquor Control Commission for the restaurant operation located on the demised Premises. Lessee's failure to maintain a valid and existing liquor license for the restaurant operation shall constitute a material breach and default under the terms of this lease and the remedies herein provided for default shall also be applicable.

C. ASSIGNMENT. Lessee shall not, directly or indirectly, sell, assign, encumber, pledge, transfer or hypothecate (collectively "Assignment") all or any part of the Premises or Lessee's leasehold estate hereunder, or sublet the Premises or any portion thereof or permit occupation by anyone other than Lessee WITHOUT LESSOR'S PRIOR WRITTEN CONSENT. WHICH CONSENT MAY BE ARBITRARILY WITHHELD. Lessor must be able to control the identity of the tenant in this restaurant in view of the fact that the restaurant is incorporated into the building on which the leased Premises is a portion thereof.

D. INSURANCE. In addition to the casualty and liability insurance requirements as contained in paragraph (11) of the lease, Lessee shall carry liquor liability insurance coverage insuring Lessor and Lessee in an amount of not less than Five Hundred Thousand Dollars ($500,000.00), if economically obtainable.


Page 3. Addendum A (Shilo Restaurant and Lounge, Portland/Beaverton)

                               ASSIGNMENT OF LEASE

     KNOW ALL MEN BY THESE PRESENTS, That Beaverton Hotel Associates Assignor, for value received hereby assigns unto Mark S. Hemstreet Assignee, the lessee's interest in that certain lease made by Beaverton Hotel Associates in which Jon Katze and Kathryn Desphande is lessor dated June 1, 1993(*) and covering the following described premises, to-wit:

Real property commonly known as 9900 SW Canyon Road, Portland, Washington County, Oregon, the legal description of which is attached hereto, marked as Exhibit A.


(*) Notice of such lease was recorded June 15, 1993, at Fee No. 93046792, Washington County Deed Records, including all additions, addendums and amendments thereto (if any). This Assignment includes all of Assignor's interest in all improvements, furniture, furnishings and equipment associated with the above-described real property.

         To Have and to Hold the same unto said Assignee and assigns from September 1, 1993, for all the rest of the term of said lease, subject to the covenants, conditions and provisions therein mentioned. The rents provided for in said lease are paid to and including September 1, 1993.

         AND the Assignor hereby covenants that the interest in said lease hereby assigned is free from encumbrances.

         In construing this assignment and where the context so requires, the singular includes the plural and all grammatical changes shall be implied to make the provisions hereof apply equally to corporations and to individuals.

         In Witness Whereof, the assignor has executed this instrument on September 23, 1993; if a corporate assignor, it has been done by order of assignor's board of directors with its corporate seal affixed.

/s/ Mark S. Hemstreet                                /s/ Patrick G. Lockhart
------------------------                             --------------------------
Mark S. Hemstreet                                    Patrick G. Lockhart

                                                     /s/ Rosemary Lockhart
                                                     --------------------------
                                                     Rosemary Lockhart

(If executed by a corporation,
affix corporate seal)

STATE OF OREGON, County of Washington ) ss. September 23, 1993.

     Personally appeared the above named Patrick G. Lockhart and Rosemary Lockhart and acknowledged the foregoing instrument to be their voluntary act and deed.

                  Before me: /s/ Douglas A. Pease, Sr.

                                 OFFICIAL SEAL
                              DOUGLAS A. PEASE SR.
                             NOTARY PUBLIC - OREGON
                             COMMISSION NO. 019196
                      MY COMMISSION EXPIRES OCT. 23, 1996


STATE OF OREGON, County of Washington ) ss. September 22, 1993.

Personally appeared Mark S. Hemstreet and acknowledged said instrument to be his voluntary act and deed.

                         Before me:

                         /s/ Shirley Jean Stewart

                                 OFFICIAL SEAL
                              SHIRLEY JEAN STEWART
                             NOTARY PUBLIC - OREGON
                             COMMISSION NO. 026678
                      MY COMMISSION EXPIRES SEPT. 5, 1997

       SHILO INN                                       DATE_____________________

[LOGO] PORTLAND/BEAVERTON                             ROOMS (142)_______________

              C/O  S/O                     C/O  S/O                         C/O  S/O
===============================================================================================
    Canyon Building                332   S                     257     K
-----------------------------------------------------------------------------------------------
 103     K                         333   K                     258     K
-----------------------------------------------------------------------------------------------
 105     K                         334   S                     259     K
-----------------------------------------------------------------------------------------------
 201     K                         335   K                     260     K
-----------------------------------------------------------------------------------------------
 203     K                         336   K                     261     K
-----------------------------------------------------------------------------------------------
 205     K                         337   D                     262     K
-----------------------------------------------------------------------------------------------
 206     D                         338   D                     263     K
-----------------------------------------------------------------------------------------------
 208     D                          King Building               Executive Building
-----------------------------------------------------------------------------------------------
 209   K-STE                      140-H  K                     171     Q
-----------------------------------------------------------------------------------------------
 210     D                         141   K                     173     Q
-----------------------------------------------------------------------------------------------
 211   S-STE                      142-H  K                     177     D
-----------------------------------------------------------------------------------------------
 212    D-H                       143-H  K                     179     D
-----------------------------------------------------------------------------------------------
       Oregonian Building          144   K                     181     D
-----------------------------------------------------------------------------------------------
 127     K                         145   K                     183     D
-----------------------------------------------------------------------------------------------
 129     D                         146   K                     185     D
-----------------------------------------------------------------------------------------------
 131     D                         147   K                     187     D
-----------------------------------------------------------------------------------------------
 133     D                         148   K                     189     D
-----------------------------------------------------------------------------------------------
 135     D                         149   K                     191     D
-----------------------------------------------------------------------------------------------
 137     D                         150   K                     193     D
-----------------------------------------------------------------------------------------------
 220     S                         151   K                    s275   K-STE
-----------------------------------------------------------------------------------------------
 221     D                         152   K                    s277     D
-----------------------------------------------------------------------------------------------
 222     S                         153   K                    s279     D
-----------------------------------------------------------------------------------------------
 223     D                         154   K                    s281     D
-----------------------------------------------------------------------------------------------
 224     S                        s155   K                    s283     D
-----------------------------------------------------------------------------------------------
 225     D                        s156   K                    s285     D
-----------------------------------------------------------------------------------------------
 226     S                        s157   K                    s287     D
-----------------------------------------------------------------------------------------------
 227     K                        s158   K                    s289     D
-----------------------------------------------------------------------------------------------
 228     S                        s159   K                    s291     D
-----------------------------------------------------------------------------------------------
 229     D                        s160   K                    s293     D
-----------------------------------------------------------------------------------------------
 230     S                        s161   K                     375   K-STE
-----------------------------------------------------------------------------------------------
 231     D                        s162   K                     377     D
-----------------------------------------------------------------------------------------------
 232     S                        s163   K                     379     D
-----------------------------------------------------------------------------------------------
 233     D                         240   K                     380     S
-----------------------------------------------------------------------------------------------
 234     S                         241   K                     381     D
-----------------------------------------------------------------------------------------------
 235     D                         242   K                     382     S
-----------------------------------------------------------------------------------------------
 236     S                         243   K                     383     D
-----------------------------------------------------------------------------------------------
 237     D                         244   K                     384     S
-----------------------------------------------------------------------------------------------
 238     D                         245   K                     385     D
-----------------------------------------------------------------------------------------------
 320     S                         246   K                     386     S
-----------------------------------------------------------------------------------------------
 321     D                         247   K                     387     D
-----------------------------------------------------------------------------------------------
 322     S                         248   K                     388     S
-----------------------------------------------------------------------------------------------
 323     D                         249   K                     389     D
-----------------------------------------------------------------------------------------------
 324     S                         250   K                     390     S
-----------------------------------------------------------------------------------------------
 325     K                         251   K                     391     D
-----------------------------------------------------------------------------------------------
 326     S                         252   K                     392     S
-----------------------------------------------------------------------------------------------
 327     K                         253   K                     393     D
-----------------------------------------------------------------------------------------------
 328     S                         254   K                     394     S
-----------------------------------------------------------------------------------------------
 329     K                         255   K
-----------------------------------------------------------------------------------------------
 330     S                         256   K
-----------------------------------------------------------------------------------------------
 331     K
===============================================================================================

C/0 _____________________

S/O _____________________

TOTAL ___________________                                                MK 1/96

                            PORTLAND/BEAVERTON (142)

GUEST ROOM RESERVATIONS                               DATE ____________ 19 _____

     ------------------------------          -------------
DAY: SUN  MON TUES WED THUR FRI SAT   RATE:  A  B  C  D  E
     ------------------------------          -------------

QUEEN - NON-SMOKING (MQ)
----------------------------------------------------------------------
 26  25  24  23  22  21  20  19  18  17  16  15  14  13  12  11  10  9
----------------------------------------------------------------------
  8   7   6   5   4   3   2   1
-------------------------------

DOUBLE/QUEEN/VIEW - NON-SMOKING (MQQP)
---------------------------------------------------------------
 16  15  14  13  12  11  10   9   8   7   6   5   4   3   2   1
---------------------------------------------------------------

DOUBLE/QUEEN - NON-SMOKING - SPECIAL ASSIST (MQQP)
---
  1
---

DOUBLE/QUEEN - NON-SMOKING (MQQ)
-----------------------------------------------------------------------
 21  20  19  18  17  16  15  14  13  12  11  10   9   8   7   6   5   4
-----------------------------------------------------------------------
  3   2   1
-----------

DOUBLE/QUEEN - NON-SMOKING (MQQ)
-------------------------------
  8   7   6   5   4   3   2   1
-------------------------------

KING/VIEW - SMOKING (MKP)
---------------
  4   3   2   1
---------------

KING/VIEW - NON-SMOKING (MKP)
-----------------------------------------------------------------------
 28  27  26  25  24  23  22  20  19  18  17  16  15  14  13  12  11  10
-----------------------------------------------------------------------
  9   8   7   6   5   4   3   2   1
-----------------------------------

KING - SMOKING (MK)
-----------------------------------------------
 12  11  10   9   8   7   6   5   4   3   2   1
-----------------------------------------------

KING - NON-SMOKING (MK)
-------------------------------------------------------------------
 17  16  15  14  13  12  11  10   9   8   7   6   5   4   3   2   1
-------------------------------------------------------------------

KING/VIEW - SPECIAL-ASSIST/NON-SMOKING (MKP)
-------
  2   1
-------

KING/VIEW - SPECIAL-ASSIST/SMOKING (MK)
---
  1
---

** CALL BEFORE BOOKING ROOMS

** QUEEN SUITE - SMOKING (FQS)
--------
171  173
--------

** QUEEN SUITE - NON-SMOKING (MQ1)
---
211
---

** KING SUITE - NON-SMOKING (MKSV)
---
275
---

** KING SUITE - NON-SMOKING (MKSV)
---
375
---

** KING SUITE - NON-SMOKING (FK)
---
209
---

ROLLAWAYS
-------------------------------------------
 11  10   9   8   7   6   5   4   3   2   1
-------------------------------------------

CRIBS
-------------------
  5   4   3   2   1
-------------------

NOTES: _________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                                                         MK 7/96

================================================================================
                         SHILO INN - PORTLAND/BEAVERTON
================================================================================
9900 SW Canyon Road     Computer code: PPBOR   142 units, 3 floors
Portland, Oregon 97225  Tax: 7%                Elevators - no
Hotel: 503/297-2551     Hold time: 6:00pm      Interior & Exterior room entrance
Fax: 503/297-7708       CXL date: 6:00pm day   Washington County
Sales:  503/297-1214              of arrival   Constructed 1938
Rest: 503/297-6125      AAA rating - ^^        Refurbished 1993
Speed dial - #60        Mobil rating - **
--------------------------------------------------------------------------------
Directions: Canyon Road exit off Highway 26, continue for two miles, the hotel is located on the left side of the road.
--------------------------------------------------------------------------------
      The Shilo Inn - Portland/Beaverton was recently remodeled, and is a full service hotel located only minutes away from downtown Portland. The newly renovated restaurant and lounge features casual, affordable dining. The new Sports Den has satellite TV for sporting events; espresso bar serves fine liqueurs & wines. The Courtyard is beautifully landscaped surrounding a large pond with three fountains. There is a gazebo and walking paths in the courtyard. Ideal for Weddings. Complimentary shuttle to Portland Airport free breakfast is available to guests.
--------------------------------------------------------------------------------
                                   FACILITIES
Fitness center
Outdoor heated pool & spa
Meeting space for up to 250 people - theater style
Sports Den - espresso, liqueurs, cigar & pipe smoking section, non-smoking section, big screen TV & games. Now a "Blazer Fan Site" with live Blazer games @ $5.50 per person.

                               RESTAURANT & LOUNGE
Banquet space will accommodate up to 180 people
Shilo Lounge - Mon - Sat 11:00 a.m. - 2:00 a.m., Sun 11:00 a.m. - 2:00 a.m.
Shilo Restaurant - Mon - Sat 6:00 a.m. - 10:00 p.m. Sun 6:00 a.m. - 10:00 p.m.
  restaurant is non-smoking
Room Service - 6:00 a.m. - 10:00 p.m.
Sunday Brunch - 10:00 a.m. -2:00 p.m.
--------------------------------------------------------------------------------
Beaverton Chamber of Commerce: 503/644-0123
Portland Chamber of Commerce: 503/228-9411
Tigard Chamber of Commerce: 503/639-1656
Washington County Visitors Association: 503/644-5555
--------------------------------------------------------------------------------

AMENITIES/SERVICES

Blazer Cable for home games $5.50
Bus package - shuttle to & from
Blazer games on home game ngts.
Complimentary full breakfast buffet
Data ports available
Free local calls
Free coffee, fruit & popcorn
Free USA Today newspaper
Iron & Ironing Board
Satellite TV - w/HBO/Disney/ESPN Showtime/CNN
Valet laundry
VCR/movie rental
--------------------------------------------------------------------------------
Complimentary shuttle: is available to the Portland International Airport between the hours of 6:00 a.m. - 12:00 a.m. (20 miles)
--------------------------------------------------------------------------------

                                   ROOM TYPES

30 MK - Mini-suite with king size bed, microwave & refrigerator
37 MKP - Mini-suite with king size bed and courtyard view, microwave &
     refrigerator
28 MQQ - Mini-suite with two queen size beds, microwave & refrigerator
26 MQ - Mini-suite with one queen size bed, microwave & refrigerator
15 MQQP - Mini-suite with two queen size beds and courtyard view, microwave &
     refrigerator
 2 *MKX - Larger mini-suite with king size bed, sitting area, microwave, refrigerator. Balcony overlooks pond.
 1 *MQI - Business suite with queen size bed, microwave, refrigerator & TV.
     Includes small sitting room/office.
 1 *FQS - Full suite. One room has queen size bed, bathroom, TV and the parlor room has queen size sleeper sofa, loveseat, wet bar area, microwave, refrigerator, and bathroom. Balcony overlooks pond.
 1 *FK - Full suite with separate king bedroom and parlor room. Parlor room has sofa, dining room table and chairs and a TV. The king bedroom has a recliner and second TV. Balcony overlooks the pool and spa area. Microwave & refrigerator.

---------
142 Total Units                                                              -

* these room types must be booked through the hotel direct
--------------------------------------------------------------------------------

Cooking facilities: The mini-suites all have microwaves and refrigerators. Call for special-assist room information.
--------------------------------------------------------------------------------

Meeting room information: 5 meeting rooms, the Oregonian Ballroom will hold a maximum of 250 people theater style, 150 classroom, and 180 banquet, 2400 square feet 100' x 24'. Total 6,567 square feet of meeting space. Canyon room will accommodate 40 theater style. Audio/Visual equipment available.
================================================================================
August 1, 1995

                               PORTLAND/BEAVERTON
                             RATES EFFECTIVE 1/1/96
                                  Rev. 1/26/96

--------------------------------------------------------------------------------
Room        No.           A           B           C            D         E
Type      Avail        1 or 2p      1 or 2p     1 or 2      1 or 2p   1 or 2p
--------------------------------------------------------------------------------
MK          30                       105          99           95        89
MKP         37                       115         109           99        95
MQQ         28                        99          95           89        85
MQQP        15                       105          99           95        89
MQ          26                        95          89           85        79

   CALL BEFORE
   BOOKING
MKX  2                               115         109          105        99
MQI  1                                99          95           89        85
FQS  1                               189         179          175       169
FK   1                               159         149          145       139
--------------------------------------------------------------------------------
Lodging Tax: 7%
Additional people: $10.00. maximum 5 per room; Children 12 or under free.
Miscellaneous: Rollaway $25.00; Pet $7.00; Crib "free".
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                         Fed/GSA                 State
Room         No.    Commercial         Restricted             Restricted
Type       Avail.   1p      2p         1p      2p             1p      2p
--------------------------------------------------------------------------------
MK          30          75             --      --             --      --
MKP         37          --             --      --             --      --
MQQ         28          75             65      65              5       6
MQQP        15          --             --      --             --      --
MQ          26          69           57.75     65           57.75     65.00

 CALL BEFORE
  BOOKING
MKX          2       less 10%          --      --
MQ1          1                         --      --
FQS          1                         --      --
FK           1                         --      --
--------------------------------------------------------------------------------

                              SPECIAL INSTRUCTIONS

Central will quote "D" rates unless otherwise instructed by the property. Except for the following exceptions: none noted.

Weekly or monthly rates: Based on projected occupancy weekly (7 days), 5% discount off Commercial. Monthly paid in advance 10% off Commercial and no room tax.

All rate types are available all days through Central Reservations unless otherwise instructed by the property. This includes corporate, government and discounted rates. Please inform central reservations of exception dates.

                  * THANK YOU FOR USING FIRST AMERICAN TITLE *

                                Washington County

********************************************************************************

                              =====================
                              OWNERSHIP INFORMATION
                              =====================

             Reference Parcel #:1S111CD 02600
             Parcel Number     :R0076786
             Owner             :KATZE JON & DESHPANDE KATHRYN
             CoOwner           :
             Site Address      :9900 SW CANYON RD PORTLAND 97225
             Mail Address      :9900 SW CANYON RD PORTLAND OR 97225
             Telephone         :

                           ==========================
                           SALES AND LOAN INFORMATION
                           ==========================

             Transferred:12/24/92                     Loan Amount:
             Document # :92227                        Lender     :
             Sale Price :                             Loan Type  :
             Deed Type  :BARGAIN & SALE

                         ==============================
                         ASSESSMENT AND TAX INFORMATION
                         ==============================

             Land     :$939,150                       Exempt Amount:
             Structure:$2,782,500                     Exempt Type  :
             Other    :                               Levy Code    :05093
             Total    :$3,721,650                     95-96 Taxes  :$48,831.76
             %Improved:75

                              ====================
                              PROPERTY DESCRIPTION
                              ====================

             Map Grid:625 E2
             Census  :Tract 313.00       Block 1
             MillRate:13.1210
             Sub/Plat:
             Land Use:2015 COM,IMPROVED
             Legal   :ACRES 3.92
                     :
                     :

                            ========================
                            PROPERTY CHARACTERISTICS
                            ========================

   Bedrooms  :                     Lot Acres :3.92           Year Built:
                                   Lot SqFt  :170,755        Bldg SqFt :

********************************************************************************

      The Information Provided Is Deemed Reliable, But Is Not Guaranteed.

                               [GRAPHIC OMITTED]


                                   [SITE MAP]

                               [GRAPHIC OMITTED]


                 [Flood Insurance Rate Map: City of Beaverton]

WASHINGTON                     Copyright (c) 1996 Dataquick Information Network
--------------------------------------------------------------------------------
APN   : R76786            USE    COMMERC IMPROVED           REFPAR: 1S111CD02600
OWNRS : KATZE, JON/DESHPANDE, KATHRYN                       PHONE :
SITE  : 9900 SW CANYON RD*PORTLAND OR              97225    BL/LOT:
MAIL  : 11600 SW BARNES RD 200*PORTLAND OR         97225    CENSUS:
LEGAL : ACRES 3.92                        PG-GRD:           STRQ  : 1101S01WCD
ASSD  : $3,721,650 TXAREA: 5093           SALEDT:              SALEAM: UNAVAIL
LAND  : $939,345   TAXANT: $48,831.76      DOC# :              LENDER:
%IMPRV: 74%                               TITLE :              1STLN :
EXEMPT:            EXMPT$:                $/SQFT:               +ADDL:
LAST TRANS W/O $: 06/07/91                PREVDT:              PREVAM: UNAVAIL
YRBLT :       SQR/FT:          LOTSZ : 3.92A      GRGDOR:        APPLNC:
EFFYB :       LIVNSQ:          EXTERI:            FOUNDN:        ALARM :
YRAPPR:       BSMTSF:          EXTER2:            EXTCMP:        RNGFAN:
APAREA:       FLOOR :          INTERI:            NHOOD#: ZCAN   INTRCM:
BEDBTH:       FLRTY2:          CONSTR:            CLSCOD:        DISHWA:
#UNITS:       ROOF  :          HEATNG:            YRACQ :        DISPOS:
FIRETY:       RFCONS:          ELECTR:            #FIXTR:        MICROW:
--------------------------------------------------------------------------------
***  DETAIL FINISHED *** 1 RECORDS PRINTED
PRESS RETURN TO CONTINUE >

SHILO INN - PORTLAND/BEAVERTON, OREGON (141 units)
NET OPERATING INCOME DETAIL
FOR THE YEARS 1993, 1994 and 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)
(Shilo Inns first year of operation was 1993)

                          $2,000,000 remodel was                                          For The
                          completed in 1993-1994                                     12 Months Ended
                               1993                1994                 1995              3-31-96
REVENUE                     (actual)       %    (actual)        %    (actual)        %    (actual)        %
  Guest Room              $1,176,355   94.1%  $1,718,670    94.9%  $2,300,322    95.1%  $2,332,202    95.3%
  Restaurant Rent             36,379    2.9%      34,029     1.9%      42,160     1.9%      44,300     1.8%
  Telephone                   31,023    2.5%      46,316     2.5%      54,943     2.5%      59,504     2.4%
  Meeting/Banquet Room             0    0.0%           0     0.0%           0     0.0%           0     0.0%
  Fax                            878    0.1%       1,959     0.1%       1,030     0.0%       1,123     0.0%
  Valet                        2,303    0.2%       5,295     0.3%       3,713     3.2%       4,285     0.2%
  Video                          942    0.1%       1,347     0.1%       1,611     0.1%       1,720     0.1%
  Sports and Athletics             0    0.0%           0     0.0%           0     0.0%           0     0.0%
  Vending Machines                10    0.0%         305     0.0%       1,665     0.1%       1,732     0.1%
  Guest Laundry/Soap               0    0.0%         546     0.0%         726     0.0%         321     0.0%
  Miscellaneous                2,783    0.2%       2,790     0.2%       2,426     0.1%       2,031     0.1%
                          ==================  ===================  ===================  ===================
    TOTAL REVENUE          1,250,673  104.0%   1,810,957   100.0%   2,188,602   100.0%   2,447,718   100.0%
                          ==================  ===================  ===================  ===================
OPERATING EXPENSE

  PAYROLL & RELATED EXPENSE
   Managers                   20,014    1.6%      34,533     1.9%      30,115     1.4%      35,523     1.5%
   Front Desk                 40,663    3.3%      60,603     3.3%      78,685     3.6%      87,154     3.6%
   Bookkeeper/Auditor         20,840    1.7%      23,512     1.3%      26,631     1.2%      28,231     1.2%
   Head Housekeeper           18,245    1.5%      19,579     1.1%      29,315     1.3%      31,121     1.3%
   Housekeeper - Rooms        50,422    4.0%      59,273     3.3%      78,766     3.6%      89,124     3.6%
   Housekeeper Other           5,411    0.4%       5,659     0.3%       8,773     0.4%      10,050     0.4%
   Laundry                     9,848    0.8%      13,244     0.7%      12,409     0.6%      13,122     0.5%
   Guest Services             39,579    3.2%      33,408     2.1%      35,822     1.6%      40,329     1.6%
   Sales & Marketing          22,133    1.8%      35,231     1.9%      36,926     1.7%      44,269     1.6%
   Security                   15,193    1.2%      10,637     0.6%      14,351     0.7%      15,178     0.6%
   Maintenance                24,467    2.0%      23,539     1.3%      24,821     1.1%      28,392     1.2%
   Ground Maintenance         11,345    0.9%      15,721     0.9%      29,208     1.3%      31,221     1.3%
   Windows/Carpets                 0    0.0%         150     0.0%           0     0.0%           0     0.0%
   Bonuses                       355    0.0%       1,293     0.1%         459     0.0%         832     0.0%
   Payroll Taxes              31,154    2.5%      32,369     1.3%      40,172     1.0%      43,788     1.8%
   Workers' Comp              19,977    1.6%      19,334     1.1%      21,802     1.8%      24,978     1.0%
   Workers' Comp Claims           11    0.3%         604     0.0%       1,046     0.0%       1,211     0.0%
   Health Insurance           15,659    1.3%      25,158     1.4%      20,149     0.9%      22,396     0.9%
   Medical                     2,775    0.2%       3,619     0.2%       2,001     0.1%       2,259     0.1%
   Uniforms/Cleaning           2,226    0.2%       2,746     0.2%       1,271     0.1%       1,363     0.1%
   Other                         142    0.0%         353     0.0%         643     0.0%         759     0.0%
                          ==================  ===================  ===================  ===================
   TOTAL PAYROLL             350,459   28.0%     426,161    23.5%     493,371    22.5%     547,305    22.4%
                          ==================  ===================  ===================  ===================

SHILO INN - PORTLAND/BEAVERTON, OREGON (141 units)                        PAGE 2
NET OPERATING INCOME DETAIL
FOR THE YEARS 1993, 1994 and 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)
(Shilo Inns first year of operation was 1993)

                                                                                          For The
                                                                                     12 Months Ended
                                1993                1994                 1995              3-31-96
                            (actual)       %    (actual)        %    (actual)        %    (actual)        %
UTILITIES
  Electricity                 47,606    3.3%      28,812     1.6%      24,343     1.1%      21,445     1.1%
  Gas                          9,635    0.0%      13,680     1.3%      12,717     0.6%      14,519     3.6%
  Telephone                   26,034    2.1%      28,836     1.6%      33,379     1.4%      19,736     1.6%
  Water                       10,471    0.3%      13,214     3.7%      11,953     0.5%      13,633     0.6%
  Garbage                      7,375    3.6%      13,478     0.6%       6,733     0.3%       6,444     0.3%
  Sewer                       13,505    1.5%      13,125     0.1%      13,649     0.6%      16,706     0.7%
                          ==================  ===================  ===================  ===================
  TOTAL UTILITIES            119,630    9.6%     113,145     6.2%     104,321     4.6%     113,449     4.3%
                          ==================  ===================  ===================  ===================

ADVERTISING
  Advertising                    900    0.1%          80     3.3%          44     0.0%          48     0.0%
  Airport Advertising              0    0.0%           3     0.0%           0     0.3%           0     0.0%
  Billboards                  29,356    2.3%      30,350     1.7%      13,383     0.6%      14,526     0.6%
  Highway Logos                  100    0.3%      15,254     0.3%       3,093     0.1%       4,365     0.2%
  Radio Media                      0    3.0%           0     0.0%       4,707     3.2%       2,447     0.1%
  Radio Tradeouts              3,7l2    0.3%      11,569     0.6%      34,957     1.6%      24,363     1.0%
  TV Media                         0    0.3%         242     0.0%         439     3.0%         699     0.0%
  TV Tradeouts                 2,903    0.2%       3,734     0.2%      13,141     0.5%       8,779     0.4%
  Brochures/Postcards         13,321    1.1%       8,405     0.5%       5,995     3.31       6,230     0.3%
  Brochures/Tradout                0    0.0%           0     0.3%           0     0.0%           0     0.0%
  Yellow Pages                14,443    1.2%       6,083     0.3%      13,248     0.5%       8,433     0.3%
  Newspaper Ad,                4,634    0.4%       6,076     0.3%       6,524     0.3%       7,669     0.3%
  Magazine Ads                 1,744    0.1%       1,577     0.1%         500     0.0%         149     0.0%
  Magazine Tradeouts           1,231    0.1%       1,799     3.1%       3,948     0.2%       2,831     0.1%
  Property Ads                   831    0.1%       1,366     0.1%         483     0.0%         540     0.0%
  Advertising Tradeouts Other  7,041    0.6%       3,711     0.2%       4,121     0.2%       4,213     0.2%
  Sports Events/Tradeouts         79    3.3%       3,395     3.2%       9,971     0.5%       4,969     0.2%
  Sports Sponsorship               0    0.0%         147     0.0%         429     0.0%         674     0.3%
  Displays                         0    0.0%         354     0.0%         112     0.3%         121     0.3%
  Local Events Promotion         123    0.0%          27     3.0%         175     3.0%         186     0.3%
  Travel Guides/Directories    3,177    0.1%       2,711     3.1%       2,186     0.1%       2,263     0.1%
  Promotional Items                0    0.3%           0     0.0%         120     0.0%         128     0.0%
  Advertising & Promotion     12,143    1.3%      81,491     4.5%     102,289     4.7%      96,963     4.3%
  Travel Agents                1,545    0.1%       5,930     0.3%      15,593     0.7%      14,165     0.6%
  Marketing                      353    3.3%         218     0.0%       1,963     0.1%       1,843     0.1%
  Taxi Limo                       66    0.0%          53     0.0%          51     0.0%          26     0.0%
                          ==================  ===================  ===================  ===================
  TOTAL ADVERTISING           97,744    7.3%     184,580    10.2%     231,478    10.6%     207,230     8.5%
                          ==================  ===================  ===================  ===================

SHILO INN - PORTLAND/BEAVERTON, OREGON (141 units)                        PAGE 3
NET OPERATING INCOME DETAIL
FOR THE YEARS 1993, 1994 and 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)
(Shilo Inns first year of operation was 1993)

                                                                                          For The
                                                                                     12 Months Ended
                                1993                1994                 1995              3-31-96
                            (actual)       %    (actual)        %    (actual)        %    (actual)        %
SUPPLIES
  Linen                        5,971    0.5%       1,477     0.1%         505     0.0%       2,516     0.1%
  Bathroom                    12,854    1.0%      11,121     0.6%      15,117     0.7%      15,083     0.6%
  Cleaning                    12,486    1.0%      13,649     1.0%      18,435     0.8%      18,343     0.7%
  Continental Breakfast        3,295    0.3%       1,820     0.1%       2,214     0.1%       4,028     0.2%
  Office                       3,876    3.3%       5,788     0.3%       3,646     0.2%       8,263     0.3%
  Operating                   20,461    1.6%      20,968     1.2%      27,144     1.3%      23,738     1.0%
  Replacements                 3,561    0.3%       5,157     0.3%       3,951     0.2%       3,921     0.2%
  Guest Amenity                6,754    0.5%       3,541     0.5%      39,366     1.8%      47,530     1.9%
                          ==================  ===================  ===================  ===================
    TOTAL SUPPLIES            69,258    5.5%      73,521     4.1%     110,902     5.1%     123,422     5.0%
                          ==================  ===================  ===================  ===================

REPAIRS & MAINTENANCE
  Carpets, Draperies &
   Furniture                   1,157    0.1%         755     0.0%       1,953     0.1%       1,736     0.1%
  Elevators                        0    0.3%           0     0.0%           0     0.0%           0     0.0%
  Landscaping                 14,994    1.2%      25,173     1.4%      36,699     1.7%      31,326     1.3%
  Painting & Wallpaper           219    0.0%       3,623     0.2%         331     0.0%         556     0.0%
  Pool                         2,749    0.2%       5,500     0.3%       4,083     0.2%       3,078     0.1%
  Telephone                      651    0.1%       3,733     0.2%       1,480     0.1%       1,693     0.1%
  TV Cable & Satellite        15,814    1.2%      13,391     0.7%      12,019     0.5%      10,239     0.4%
  Pest Control                 1,228    0.1%       1,176     0.1%       1,176     0.1%       1,176     0.0%
  Janitorial Services            395    0.0%      13,790     0.8%       5,000     0.2%       4,394     0.2%
  Plumbing                       397    0.0%      13,407     0.7%       4,314     0.2%       5,533     0.2%
  Electrical                   4,898    0.4%       8,211     0.5%       3,191     0.11       3,212     0.1%
  Heating Ventilation
   Cooling                     2,491    0.2%       8,107     0.5%       1,266     0.1%       2,369     0.1%
  Sign                         7,855    0.6%       1,527     0.1%         759     0.0%         850     0.0%
  Keys & Locks                 1,290    0.1%       2,788     0.2%       2,244     0.1%       2,136     0.1%
  Laundry/Housekeeping         2,233    0.2%       3,476     0.2%       2,450     0.1%       2,247     0.1%
  Photo Copier                 3,387    0.3%       1,742     0.1%       1,393     0.1%       1,537     0.1%
  Micros Register              2,101    0.2%       2,856     0.2%       1,678     0.1%       1,899     0.1%
  Tools & Supplies            16,863    1.3%      27,002     1.5%       9,317     0.41      12,369     0.5%
  Maintenance and Repairs      3,401    0.3%       4,008     0.2%       5,317     0.2%       4,236     0.2%
  Contract Labor Repair        1,360    0.1%         200     0.0%         495     0.0%         504     0.0%
                          ==================  ===================  ===================  ===================
   TOTAL REPAIRS &
    MAINTENANCE               82,683    6.6%     140,865     7.8%      95,165     4.3%      91,090     3.7%
                          ==================  ===================  ===================  ===================

SHILO INN - PORTLAND/BEAVERTON, OREGON (141 units)                        PAGE 4
NET OPERATING INCOME DETAIL
FOR THE YEARS 1993, 1994 and 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)
(Shilo Inns first year of operation was 1993)

                                                                                          For The
                                                                                     12 Months Ended
                                1993                1994                 1995              3-31-96
                            (actual)       %    (actual)        %    (actual)        %    (actual)        %
OTHER OPERATING EXPENSE
  Sales/Use/Taxes             (3,358)  -0.3%      (4,697)   -0.3%      (8,213)   -0.4%      (7,265)   -0.3%
  Credit Card Discounts       20,269    1.6%      30,592     1.7%      33,315     1.5%      36,122     1.5%
  Telecheck                      970    0.1%       1,672     0.1%       1,584     0.1%       1,692     0.1%
  End Debts                    1,573    0.1%      11,207     0.6%       7,674     0.4%       6,277     0.3%
  Cash Over/Short              2,286    0.2%         439     0.0%         264     0.0%         550     0.0%
  Administrative Telephone     6,571    0.5%       9,153     0.5%       8,450     0.4%       9,631     0.4%
  Security Services                0    0.0%           0     0.0%           0     0.3%           0     0.0%
  Coinop Laundry Services          0    0.0%           0     0.0%         455     0.0%         366     0.0%
  Dry Cleaning, Valet          1,715    0.1%       3,399     0.2%       2,153     0.1%       2,213     0.1%
  Flours                       1,155    0.1%       2,871     0.2%       1,307     1.1%       1,541     0.1%
  Video Rentals                  274    3.0%         918     0.1%         948     0.0%       1,002     0.0%
  Vending Machine
   Maintenance                 1,799    0.1%          41     0.0%         352     0.0%         326     0.0%
  Bask Fees                    2,355    3.2%       1,808     0.1%       2,000     0.1%       1,901     0.1%
  Equipment Rectal             4,482    3.4%       6,767     0.4%       4,554     0.2%       4,632     0.2%
  Licenses and
   Miscellaneous Taxes         1,293    3.1%         861     0.0%       1,066     0.0%         945     0.0%
  Vehicle Repair &
   Maintenance                 6,283    0.5%       7,623     0.4%       6,097     0.3%       4,762     0.2%
  Auto & Travel                2,791    3.2%       4,980     0.3%       2,209     0.1%       2,310     0.1%
  Business Meals               2,374    3.2%         590     0.0%         479     0.0%         569     0.0%
  Training/Seminars                0    0.0%           0     0.0%           0     0.0%           0     0.0%
  Staff Travel Telephone       1,067    3.1%       1,137     0.1%          53     0.0%          75     0.0%
  Theft Loss                       0    3.0%         500     0.0%       1,014     0.0%         758     0.0%
  Insurance Settlement -
   Theft                           0    0.0%           0     0.0%           0     0.0%           0     0.0%
  Miscellaneous -
   Resale/Services             2,437    0.2%       1,777     0.1%       1,781     0.1%       1,632     0.1%
  Attorney Fees                6,463    3.5%          42     0.3%           0     0.0%           0     0.0%
  Professional Fees            1,797    0.1%       3,121     0.2%       2,634     0.1%       2,213     0.1%
  Dues & Subscriptions         2,014    3.2%       3,868     0.2%       2,047     0.1%       2,693     0.1%
  Charitable Contributions         0    0.0%           0     0.0%           0     0.0%           0     0.0%
  Political Contributions          0    0.0%           0     0.0%           0     0.0%           0     0.0%
  Restaurant Expenses              0    0.3%          68     0.0%           0     0.0%           0     0.0%
                          ==================  ===================  ===================  ===================
   TOTAL OTHER
    OPERATING EXPENSE         67,410    5.4%      88,737     4.9%      72,223     3.3%      74,945     3.1%
                          ==================  ===================  ===================  ===================
     TOTAL OPERATING
      EXPENSE                787,184   62.9%   1,027,009    56.7%   1,103,240    50.4%   1,162,401    47.5%
                          ==================  ===================  ===================  ===================
     TOTAL OPERATING
      INCOME                 463,489   37.1%     783,948    43.3%   1,085,362    49.6%   1,285,317    52.5%
                          ==================  ===================  ===================  ===================
OTHER EXPENSE
  Insurance                   12,690    1.0%       8,652     0.5%       9,306     0.4%      10,025     0.4%
  Insurance Claims                 0    0.0%           0     0.0%       4,000     0.2%       3,581     0.1%
  Property Ten                59,176    4.7%      49,608     2.8%      45,412     2.1%      40,811     1.7%
  Land Rent                   38,714    3.1%      50,213     2.8%      50,213     2.3%      50,213     2.1%
  Office Overhead             62,534    5.0%      90,548     5.0%     109,430     5.0%     122,386     5.0%
                          ==================  ===================  ===================  ===================
   TOTAL OTHER
    EXPENSE                  173,114   13.8%     199,021    11.0%     218,361    10.0%     227,016     9.3%
                          ==================  ===================  ===================  ===================
     NET OPERATING
      INCOME                $290,375   23.2%    $584,927    32.3%    $867,001    39.6%  $1,058,301    43.2%
                          ==================  ===================  ===================  ===================

                      Property under
                             remodel

--------------------------------------------------------------------------------
                 -----------------------------------------------
                 RECONSTRUCTED INDUSTRY STANDARDS OPERATING DATA
                 ===============================================
                        TRENDS IN THE HOTEL INDUSTRY 1996
================================================================================

                                     All Limited Service       Average for            Rate Group              Geographic Division
                                                                 Top 25%               Over $50                Mountain/Pacific
------------------------------------------------------------------------------------------------------------------------------------
REVENUES                              % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room
                                      -------  -------------  -------  -------------  -------  -------------  -------  -------------
 Rooms                                  95.5%     $13,057       95.4%     $18,002       95.5%     $16,126       95.1%     $13,000
 Telephone                               2.4%        $331        2.4%        $449        2.4%        $406        2.3%        $313
 Other Income                            2.1%        $280        2.2%        $427        2.1%        $359        2.6%        $355
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                          100.0%     $13,668      100.0%     $18,878      100.0%     $16,891      100.0%     $13,668

EXPENSES
Departmental Expenses
 Rooms Department                       23.2%      $3,166       20.9%      $3,950       22.0%      $3,721       23.6%      $3,227
 Telephone                               1.5%        $206        1.4%        $256        1.4%        $235        1.4%        $186
Other Departments                        0.6%         $80        0.7%        $139        0.7%        $111        0.5%         $75

Undistributed Operating Expenses
 Administrative & General                9.0%      $1,225        7.8%      $1,463        8.4%      $1,422        8.5%      $1,163
 Franchise Fees                          1.9%        $256        1.4%        $265        1.7%        $292        0.9%        $122
 Marketing                               3.7%        $510        3.7%        $691        4.0%        $669        3.9%        $530
 Property Operations & Maintenance       5.6%        $759        4.5%        $858        4.9%        $835        6.2%        $843
 Energy (Utilties)                       5.0%        $681        3.9%        $744        4.4%        $751        4.6%        $633

Fixed Charges
 Management                              2.8%        $380        3.2%        $597        2.9%        $484        3.1%        $430
 Property Tax & Other Charges            4.0%        $548        4.1%        $773        4.0%        $679        3.5%        $473
 Insurance                               1.1%        $147        1.1%        $203        1.1%        $178        1.2%        $159
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                          58.4%      $7,958       52.7%      $9,939       55.5%      $9,377       57.4%      $7,841

Net Income Before Reserves              41.6%      $5,710       47.3%      $8,939       44.5%      $7,514       42.6%      $5,827

Percentage Occupancy                    66.9%                   78.1%                   73.5%                   66.8%
Average Daily Rate                     $51.15                  $63.13                  $60.14                  $53.28
------------------------------------------------------------------------------------------------------------------------------------

================================================================================

LIMITED-SERVICE HOTELS
Performance in 1995
================================================================================

Since the proliferation of all the new limited-service chains in the mid-1980s, this hotel segment has been viewed extremely favorably. For hotel guests, new limited-service hotels offered a guest room that was frequently superior to existing full-service hotels at one-half to two-thirds the price. For hotel managers, the properties were simple to operate. For the hotel ownership and financial community, limited-service properties represented high profit margins with a lesser degree of financial risk.

After ten years of being the darling child of the industry, however, it appears that limited-service hotels have not only matured in the marketplace, but are beginning to show some signs of fatigue. For the first time since 1984, the limited-service hotel segment achieved the lowest occupancy of any property type surveyed in Trends in the Hotel Industry.

Realistically, all this means is that the limited-service hotel segment is not enjoying the upside of the industry resurgence to the same degree as the other types of hotels. Limited-service properties still achieved an aggregate occupancy just shy of 70 percent, and their average room rates rose 5.9 percent, second highest of all segments. In addition, an average operating profit margin of 41.8 percent still make these properties the most fiscally efficient.

                             LIMITED-SERVICE HOTELS

                                   Market Mix

    [THE FOLLOWING TABLE WAS DEPICTED AS A PIE CHART IN THE PRINTED MATERIAL]

                              ----------------------
                               Convention      0.4%

                               Conference      1.9%

                               Other           0.5%

                               Business       45.8%

                               Tourists       51.4%
                              ----------------------

However, a degree of caution needs to be raised. The vast majority of new hotel construction (measured in number of properties) is still occurring in this segment. In several suburban markets in the United States, we have seen localized pockets of overdevelopment causing significant declines in market occupancies. This should not be construed as a blanket condemnation of all limited-service hotel development, but it should be a warning to examine the individual merits of each proposed project. Even with low development costs and high profit margins, automatic success is not as sure as it has been in the past. With increasing competition, time has proven that the need to maintain a quality facility and offer good service is crucial in determining the success of a limited-service operation.

================================================================================

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                                Figure Number 14
================================================================================

                                                                                         Rate Groups
                                                                              ---------------------------------
                                                        All         Average                $35.00
                                                  Limited-Service     for       Under        to          Over
                                                       Hotels       Top 25%*    $35.00     $50.00       $50.00
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                95.5%        95.4%       94.4%      95.7%        95.5%
   Telephone                                             2.4          2.4         2.6        2.4          2.4
   Other Operated Departments                            0.8          0.9         1.3        0.7          0.8
   Rentals and Other Income                              1.2          1.3         1.6        1.2          1.3
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                23.2%        20.9%       28.3%      24.3%        22.0%
   Telephone                                             1.5          1.4         2.1        1.6          1.4
   Other Operated Departments                            0.6          0.7         0.6        0.5          0.7
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           25.3%        23.0%       31.0%      26.4%        24.1%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   74.7%        77.0%       69.0%      73.6%        75.9%

Undistributed Operating Expenses:**
   Administrative and General                            9.0%         7.8%       11.2%       9.5%         8.4%
   Franchise Fees                                        1.9          1.4         1.7        2.1          1.7
   Marketing and Guest Entertainment                     3.7          3.7         4.5        3.3          4.0
   Property Operation and Maintenance                    5.6          4.5        10.3        6.0          4.9
   Energy Costs                                          5.0          3.9         7.6        5.5          4.4
   Other Unallocated Operated Departments                --           --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       25.1%        21.3%       35.3%      26.5%        23.5%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          49.6%        55.7%       33.7%      47.1 %       52.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       2.8%         3.2%        3.1%       2.6%         2.9%
   Property Taxes and Other Municipal Charges            4.0          4.1         3.5        4.0          4.0
   Insurance on Buildings and Contents                   1.1          1.1         1.2        1.1          1.1
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     7.8%         8.3%        7.8%       7.7%         7.9%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    41.8%        47.3%       25.9%      39.4%        44.5%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.3%        11.7%       17.5%      14.2%        12.4%
   Payroll Taxes and Employee Benefits                   3.5          3.4         4.0        3.4          3.5
                                                  -------------------------------------------------------------
     Subtotal                                           16.8%        15.1%       21.5%      17.6%        15.9%
   Laundry, Linen, and Guest Supplies                    1.6          1.2         3.3        1.8          1.3
   Commissions and Reservation Expenses                  1.6          1.6         1.0        1.4          1.7
   Complimentary Food and/or Beverage Expenses           1.7          1.6         0.6        1.8          1.7
   All Other Expenses                                    2.7          2.5         3.6        2.7          2.6
                                                  -------------------------------------------------------------
     Total Rooms Expense                                24.4%        22.0%       30.0%      25.3%        23.2%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            75.6%        78.0%       70.0%      74.7%        76.8%
                                                  =============================================================
Percentage of Occupancy                                 69.9%        78.1%       64.3%      67.3%        73.5%
Average Daily Rate per Occupied Room                   $51.15       $63.13      $31.31     $44.34       $60.14
Average Size (Rooms)                                     107          111          98        100          116

================================================================================

  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995
Ratios to Total Revenues
Figure Number 14 (Continued)
================================================================================

                                                                        Geographic Divisions
                                                  -------------------------------------------------------------
                                                    New England                                        Mountain
                                                        and          North      South       South         and
                                                  Middle Atlantic   Central    Atlantic    Central      Pacific
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                94.3%        95.4%       94.8%      96.9%        95.1%
   Telephone                                             3.0          2.7         2.7        2.0          2.3
   Other Operated Departments                            1.5          0.4         1.2        0.3          0.9
   Rentals and Other Income                              1.2          1.5         1.3        0.7          1.7
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                26.6%        23.1%       22.6%      22.2%        23.6%
   Telephone                                             1.7          1.5         1.7        1.4          1.4
   Other Operated Departments                            1.3          0.3         0.9        0.3          0.5
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           29.6%        24.9%       25.2%      23.8%        25.5%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   70.4%        75.1%       74.8%      76.2%        74.5%

Undistributed Operating Expenses:**
   Administrative and General                           10.2%         8.7%        9.8%       8.4%         8.5%
   Franchise Fees                                        2.9          2.8         2.6        1.2          0.9
   Marketing and Guest Entertainment                     4.5          3.9         4.3        2.8          3.9
   Property Operation and Maintenance                    5.7          5.0         5.6        5.3          6.2
   Energy Costs                                          6.0          4.7         5.4        4.7          4.6
   Other Unallocated Operated Departments                0.1          --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       29.4%        25.1%       27.9%      22.3%        24.1%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          40.9%        50.0%       46.9%      53.8 %       50.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       3.5%         4.2%        2.9%       1.4%         3.1%
   Property Taxes and Other Municipal Charges            5.5          4.7         3.6        3.9          3.5
   Insurance on Buildings and Contents                   0.7          0.7         1.1        1.3          1.2
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     9.6%         9.6%        7.6%       6.6%         7.8%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    31.3%        40.4%       39.3%      47.2%        42.6%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                15.6%        13.6%       12.9%      12.3%        13.8%
   Payroll Taxes and Employee Benefits                   4.7          2.4         3.1        3.8          3.7
                                                  -------------------------------------------------------------
     Subtotal                                           20.3%        16.0%       16.0%      16.1%        17.5%
   Laundry, Linen, and Guest Supplies                    1.6          2.0         1.7        0.9          1.9
   Commissions and Reservation Expenses                  2.1          1.8         1.8        1.0          1.6
   Complimentary Food and/or Beverage Expenses           1.3          2.0         1.7        1.8          1.4
   All Other Expenses                                    3.0          2.4         2.6        3.0          2.4
                                                  -------------------------------------------------------------
     Total Rooms Expense                                28.3%        24.2%       23.8%      22.8%        24.8%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            71.7%        75.8%       76.2%      77.2%        75.2%
                                                  =============================================================
Percentage of Occupancy                                 69.0%        71.6%       70.9%      71.0%        66.8%
Average Daily Rate per Occupied Room                   $58.94       $49.83      $48.92     $49.93       $53.28
Average Size (Rooms)                                     116           80         123        122           96

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                    Figure Number 14 (Continued)
================================================================================

                                                      Property Size Classifications
                                                  -------------------------------------
                                                       Under        75 to        Over
                                                        75           150         150
                                                       Rooms        Rooms       Rooms
                                                  -------------------------------------
Revenues:
   Rooms                                                96.0%        95.9%       93.9%
   Telephone                                             2.6          2.3         2.6
   Other Operated Departments                            0.3          0.7         1.7
   Rentals and Other Income                              1.1          1.1         1.9
                                                  -------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%

Departmental Costs and Expenses:
   Rooms                                                22.1%        23.0%       24.5%
   Telephone                                             1.6          1.5         1.6
   Other Operated Departments                            0.2          0.5         1.2
                                                  -------------------------------------
     Total Costs and Expenses                           23.8%        25.0%       27.3%
                                                  -------------------------------------
   Total Operated Departmental Income                   76.2%        75.0%       72.7%

Undistributed Operating Expenses:**
   Administrative and General                            8.3%         9.0%        9.3%
   Franchise Fees                                        2.6          1.7         1.9
   Marketing and Guest Entertainment                     3.7          3.6         4.3
   Property Operation and Maintenance                    5.5          5.5         5.7
   Energy Costs                                          4.6          5.0         5.2
   Other Unallocated Operated Departments                --           --          --
                                                  -------------------------------------
     Total Undistributed Expenses                       24.7%        24.9%       26.5%
                                                  -------------------------------------
   Income before Fixed Charges                          51.5%        50.2%       46.2%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       6.2%         2.2%        2.5%
   Property Taxes and Other Municipal Charges            3.8          4.0         4.1
   Insurance on Buildings and Contents                   0.6          1.1         1.3
                                                  -------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                    10.6%         7.3%        8.0%
                                                  -------------------------------------
Income before Other Fixed Charges***                    40.9%        42.9%       38.2%
                                                  =====================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.0%        13.1%       14.3%
   Payroll Taxes and Employee Benefits                   2.1          3.5         4.3
                                                  -------------------------------------
     Subtotal                                           15.1%        16.6%       18.6%
   Laundry, Linen, and Guest Supplies                    2.6          1.4         1.5
   Commissions and Reservation Expenses                  1.6          1.5         1.8
   Complimentary Food and/or Beverage Expenses           1.6          1.8         1.1
   All Other Expenses                                    2.1          2.7         3.1
                                                  -------------------------------------
     Total Rooms Expense                                23.0%        24.0%       26.1%
                                                  -------------------------------------
   Rooms Departmental Income                            77.0%        76.0%       73.9%
                                                  =====================================
Percentage of Occupancy                                 69.0%        70.2%       69.9%
Average Daily Rate per Occupied Room                   $47.93       $50.46      $56.90
Average Size (Rooms)                                      54          118         186

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15
================================================================================

                                                    All Limited-Service              Average for
                                                           Hotels                      Top 25%*
                                                  -------------------------   ----------------------
                                                                  Compared                 Compared
                                                       1995       with 1994      1995      with 1994
                                                  --------------------------------------------------
Revenues:
   Rooms                                            $ 13,057          6.7%   $ 18,002          7.3%
   Telephone                                             331          4.0         449          4.1
   Other Operated Departments                            110          9.6         178        (12.0)
   Rentals and Other Income                              170         17.4         249         30.1
                                                  --------------------------------------------------
     Total Revenues                                 $ 13,669          6.8%   $ 18,878          7.2%

Departmental Costs and Expenses:
   Rooms                                            $  3,166          4.5%   $  3,950          3.4%
   Telephone                                             206          7.3         256          9.0
   Other Operated Departments                             80         34.5         139         27.9
                                                  --------------------------------------------------
     Total Costs and Expenses                       $  3,452          5.2%   $  4,345          4.4%
                                                  --------------------------------------------------
   Total Operated Departmental Income               $ 10,216          7.3%   $ 14,532          8.1%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,225          8.4%   $  1,463          8.7%
   Franchise Fees                                        256         10.7         265         (4.6)
   Marketing and Guest Entertainment                     510          5.3         691          8.1
   Property Operation and Maintenance                    759          5.8         858          3.4
   Energy Costs                                          681         (3.2)        744         (3.5)
   Other Unallocated Operated Departments                  3          N/C         --           --
                                                  --------------------------------------------------
     Total Undistributed Expenses                   $  3,435          5.1%   $  4,021          4.1%
                                                  --------------------------------------------------
   Income before Fixed Charges                      $  6,782          8.4%   $ 10,511          9.8%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    380        (24.0)%  $    597        (22.6)%
   Property Taxes and Other Municipal Charges            545          2.8         773          4.5
   Insurance on Buildings and Contents                   147         (3.2)        203          6.6
                                                  --------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,072         (9.3)%  $  1,573         (7.5)%
                                                  --------------------------------------------------
Income before Other Fixed Charges***                $  5,710         12.5%   $  8,938         13.5%
                                                  ==================================================

Rooms Department:
   Rooms Net Revenue                                $ 13,057          6.7%   $ 18,002          7.3%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,735          2.5%   $  2,107          1.5%
   Payroll Taxes and Employee Benefits                   456         (2.2)        606         (1.1)
                                                  --------------------------------------------------
     Subtotal                                       $  2,191          1.5%   $  2,713          0.9%
   Laundry, Linen, and Guest Supplies                    203        (13.3)        211        (20.1)
   Commissions and Reservation Expenses                  203          8.3         289          0.8
   Complimentary Food and/or Beverage Expenses           219         12.7         287          6.7
   All Other Expenses                                    350         38.1         450         45.0
                                                  --------------------------------------------------
     Total Rooms Expense                            $  3,166          4.5%   $  3,950          3.4%
                                                  --------------------------------------------------
   Rooms Departmental Income                        $  9,891          7.4%   $ 14,052          8.4%
                                                  ==================================================
Percentage of Occupancy                                 69.9%         0.8%       78.1%         0.8%
Average Daily Rate per Occupied Room                $   51.15         5.9%   $   63.13         6.4%
Average Size (Rooms)                                     107         (0.2)%       111          0.1%

================================================================================

N/C - Data not comparable.
  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                                               Rate Groups
                                                  ---------------------------------------------------------------------------
                                                        Under $35.00           $35.00 to $50.00             Over $50.00
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
1  Rooms                                            $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%
2  Telephone                                             206         (2.2)        277          3.3         406          5.0
3  Other Operated Departments                            105          N/C          79         43.1         142         (7.0)
4  Rentals and Other Income                              123        (10.8)        132         11.1         217         25.1
                                                  ---------------------------------------------------------------------------
5    Total Revenues                                 $  7,788          3.8%   $ 11,384          7.0%   $ 16,891          6.8%

Departmental Costs and Expenses:
6  Rooms                                            $  2,202          8.5%   $  2,766          5.0%   $  3,721          3.8%
7  Telephone                                             166         (1.2)        184          6.6         235          8.8
8  Other Operated Departments                             46         (1.2)         55          N/C         111         30.2
                                                  ---------------------------------------------------------------------------
9    Total Costs and Expenses                       $  2,414          7.5%   $  3,005          5.7%   $  4,067          4.7%
                                                  ---------------------------------------------------------------------------
10 Total Operated Departmental Income               $  5,374          2.2%   $  8,379          7.4%   $ 12,824          7.5%

Undistributed Operating Expenses:**
11 Administrative and General                       $    875          7.9%   $  1,084          7.5%   $  1,422          9.2%
12 Franchise Fees                                        130          3.7         240         19.9         292          4.2
13 Marketing and Guest Entertainment                     351         (0.3)        379          5.4         669          5.6
14 Property Operation and Maintenance                    802         18.1         680          6.1         835          4.1
15 Energy Costs                                          589         (9.3)        626         (3.7)        751         (2.1)
16 Other Unallocated Operated Departments                 --          --            3          N/C           4          N/C
                                                  ---------------------------------------------------------------------------
17   Total Undistributed Expenses                   $  2,748          5.0%   $  3,013          5.3%   $  3,972          4.9%
                                                  ---------------------------------------------------------------------------
18 Income before Fixed Charges                      $  2,626         (0.6)%  $  5,366          8.7%   $  8,851          8.6%

Management Fees, Property Taxes, and Insurance:**
19 Management Fees                                  $    244          2.2%   $    300        (25.6)%  $    484        (24.4)%
20 Property Taxes and Other Municipal Charges            275        (10.2)        457          3.5         675          3.2
21 Insurance on Buildings and Contents                    90        (21.9)        124         (6.4)        178          1.0
                                                  ---------------------------------------------------------------------------
22   Total Management Fees, Property Taxes,
       and Insurance                                $    609         (7.7)%  $    881         (9.8)%  $  1,337         (9.1)%
                                                  ---------------------------------------------------------------------------
23 Income before Other Fixed Charges***             $  2,017          1.7%   $  4,485         13.3%   $  7,514         12.5%
                                                  ===========================================================================

Rooms Department:
24 Rooms Net Revenue                                $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%

Departmental Expenses:
25 Salaries and Wages including Vacation            $  1,285          4.9%   $  1,548          2.8%   $  1,995          2.0%
26 Payroll Taxes and Employee Benefits                   296          6.6         369         (4.9)        568         (0.9)
                                                  ---------------------------------------------------------------------------
27   Subtotal                                       $  1,581          5.3%   $  1,917          1.2%   $  2,563          1.4%
28 Laundry, Linen, and Guest Supplies                    241         17.1         197         (7.9)        204        (21.5)
29 Commissions and Reservation Expenses                   74         12.5         158         13.5         269          5.2
30 Complimentary Food and/or Beverage Expenses            45         22.6         196         18.5         267          8.3
31 All Other Expenses                                    261         18.8         298         35.3         417         42.2
                                                  ---------------------------------------------------------------------------
32   Total Rooms Expense                            $  2,202          8.5%   $  2,766          5.1%   $  3,720          3.8%
                                                  ---------------------------------------------------------------------------
33 Rooms Departmental Income                        $  5,151          1.6%   $  8,129          7.5%   $ 12,406          7.7%
                                                  ===========================================================================
34 Percentage of Occupancy                              64.3%         2.2%       67.3%         1.1%       73.5%         0.3%
35 Average Daily Rate per Occupied Room             $   31.31         1.3%   $   44.34         5.7%   $   60.14         6.4%
36 Average Size (Rooms)                                   98         (0.6)%       100         (0.2)%       116         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15 (Continued)
================================================================================

                                                         Geographic Divisions
   -----------------------------------------------------------------------------------------------------------------------------
         New England                   North                    South                    South                  Mountain
     and Middle Atlantic              Central                  Atlantic                 Central                and Pacific
   -------------------------  -----------------------  -----------------------  -----------------------  -----------------------
                   Compared                 Compared                 Compared                 Compared                 Compared
        1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994
   -----------------------------------------------------------------------------------------------------------------------------

1    $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%
2         465          0.1         369          8.1         355         13.6         270         (1.9)        313          0.1
3         240         34.0          58         36.6         166         33.3          46         (0.2)        122        (21.2)
4         191         16.7         200         20.3         178         15.9          95          5.0         233         24.8
   -----------------------------------------------------------------------------------------------------------------------------
5    $ 15,747          6.6%   $ 13,645          6.9%   $ 13,350         11.5%   $ 13,354          4.0%   $ 13,668          5.8%


6    $  4,191          5.1%   $  3,148          4.8%   $  3,019          6.8%   $  2,958          3.1%   $  3,227          3.8%
7         264         (5.3)        204          1.6         230          8.2         188         15.3         186          8.2
8         209         46.4          42          N/C         118         33.4          38          N/C          75          9.6
   -----------------------------------------------------------------------------------------------------------------------------
9    $  4,664          5.8%   $  3,394          5.1%   $  3,367          7.6%   $  3,185          4.1%   $  3,488          4.2%
   -----------------------------------------------------------------------------------------------------------------------------
10   $ 11,083          6.9%   $ 10,252          7.5%   $  9,984         12.9%   $ 10,169          4.0%   $ 10,180          6.3%


11   $  1,611          8.0%   $  1,187          5.6%   $  1,311         10.7%   $  1,118         10.4%   $  1,163          5.8%
12        463          4.3         384          6.8         353         12.8         160         10.7         122         24.0
13        715        (13.0)        537         10.0         575          4.2         372         13.8         530          7.3
14        894          3.6         679         (0.3)        754          8.2         702          2.7         843         11.7
15        945         (0.2)        645         (1.9)        725          1.2         627         (3.5)        633         (9.7)
16          8        (40.1)        --           --            6          --            4          --          --           --
   -----------------------------------------------------------------------------------------------------------------------------
17   $  4,636          1.2%   $  3,432          3.7%   $  3,724          7.6%   $  2,983          5.9%   $  3,290          4.6%
   -----------------------------------------------------------------------------------------------------------------------------
18   $  6,447         11.5%   $  6,820          9.6%   $  6,260         16.4%   $  7,186          3.2%   $  6,889          7.1%


19   $    544         15.2%   $    569         (3.5)%  $    387         (8.4)%  $    192          N/C    $    430        (20.4)%
20        863         15.3         640          2.6         476          0.3         518          0.3%        473          2.1
21        107        (39.2)         98        (13.6)        146         (6.4)        174         22.2         159         (9.4)
   -----------------------------------------------------------------------------------------------------------------------------
22   $  1,514          8.4%   $  1,307         (1.5)%  $  1,009         (4.1)%  $    884        (23.3)%  $  1,062         (9.9)%
   -----------------------------------------------------------------------------------------------------------------------------
23   $  4,933         12.4%   $  5,513         12.6%   $  5,251         21.3%   $  6,302          8.4%   $  5,828         11.0%
   =============================================================================================================================


24   $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%


25   $  2,317          2.8%   $  1,770          5.8%   $  1,637          3.0%   $  1,590          0.6%   $  1,790          2.1%
26        693          6.8         317        (12.3)        397          1.6         488         (3.2)        480         (3.0)
   -----------------------------------------------------------------------------------------------------------------------------
27   $  3,010          3.7%   $  2,087          2.6%   $  2,034          2.7%   $  2,078         (0.4)%  $  2,270          1.0%
28        237         (8.1)        260          2.9         215        (12.2)        120        (38.7)        247         (2.0)
29        306         (4.2)        234          1.0         224         15.9         136          8.3         211         14.2
30        199         48.4         260          8.6         211         24.8         234          4.2         187          8.5
31        440         18.1         307         25.7         334         39.6         389          N/C         311         24.3
   -----------------------------------------------------------------------------------------------------------------------------
32   $  4,192          5.1%   $  3,148          4.8%   $  3,018          6.8%   $  2,957          3.0%   $  3,226          3.8%
   -----------------------------------------------------------------------------------------------------------------------------
33   $ 10,659          6.8%   $  9,870          7.2%   $  9,633         12.6%   $  9,986          4.5%   $  9,774          6.7%
   =============================================================================================================================
27       69.0%         1.3%       71.6%         0.2%       70.9%         3.7%       71.0%        (1.2)%      66.8%         0.6%
28   $   58.94         5.0%   $   49.83         6.4%   $   48.92         7.2%   $   49.93         5.4%   $   53.28         5.3%
29        116         (1.0)%        80          --          123         (0.2)%       122         (0.3)%        96         (0.1)%

================================================================================

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                         Property Size Classifications
                                                  ---------------------------------------------------------------------------
                                                             Under                  75 to 150                   Over
                                                           75 Rooms                   Rooms                  150 Rooms
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
   Rooms                                            $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%
   Telephone                                             330         10.5         316          3.2         399          2.6
   Other Operated Departments                             38         (7.5)         89          2.7         259         24.9
   Rentals and Other Income                              137         42.5         150         19.3         286          5.8
                                                  ---------------------------------------------------------------------------
     Total Revenues                                 $ 12,577          5.5%   $ 13,486          6.9%   $ 15,394          7.3%

Departmental Costs and Expenses:
   Rooms                                            $  2,779          2.7%   $  3,103          5.1%   $  3,770          3.9%
   Telephone                                             195         (0.2)        199          9.3         246          6.0
   Other Operated Departments                             25         28.6          65          N/C         191         16.2
                                                  ---------------------------------------------------------------------------
     Total Costs and Expenses                       $  2,999          2.7%   $  3,368          5.9%   $  4,206          4.6%
                                                  ---------------------------------------------------------------------------
   Total Operated Departmental Income               $  9,578          6.4%   $ 10,118          7.2%   $ 11,187          8.4%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,038          6.4%   $  1,213          8.8%   $  1,437          8.3%
   Franchise Fees                                        332         10.1         232         14.5         297         (0.2)
   Marketing and Guest Entertainment                     465         (0.7)        485          7.8         656          1.6
   Property Operation and Maintenance                    692          7.3         745          5.6         878          5.5
   Energy Costs                                          576        (10.7)        673         (2.9)        803          0.8
   Other Unallocated Operated Departments                 --          N/C           4          N/C           4          --
                                                  ---------------------------------------------------------------------------
     Total Undistributed Expenses                   $  3,102          2.2%   $  3,352          5.8%   $  4,075          4.5%
                                                  ---------------------------------------------------------------------------
   Income before Fixed Charges                      $  6,476          8.5%   $  6,766          7.8%   $  7,112         10.7%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    775          6.5%   $    299        (33.3)%  $    388        (26.8)%
   Property Taxes and Other Municipal Charges            473          0.1         539          3.0         634          4.0
   Insurance on Buildings and Contents                    81        (40.5)        146         (1.2)        206         14.1
                                                  ---------------------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,330         (0.6)%  $    984        (12.1)%  $  1,228         (7.0)%
                                                  ---------------------------------------------------------------------------
   Income before Other Fixed Charges***             $  5,146         11.1%   $  5,782         12.2%   $  5,884         15.3%
                                                  ===========================================================================

Rooms Department:
   Rooms Net Revenue                                $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,572          3.0%   $  1,691          2.7%   $  2,066          1.6%
   Payroll Taxes and Employee Benefits                   254        (14.3)        458         (2.3)        618          3.4
                                                  ---------------------------------------------------------------------------
     Subtotal $                                     $  1,826          0.2%   $  2,149          1.5%   $  2,684          2.0%
   Laundry, Linen, and Guest Supplies                    320         21.1         176        (20.7)        217        (16.4)
   Commissions and Reservation Expenses                  192         12.2         191         10.9         264         (1.1)
   Complimentary Food and/or Beverage Expenses           194          9.9         237         13.6         163          9.8
   All Other Expenses                                    247         (8.8)        349         49.1         442         37.8
                                                  ---------------------------------------------------------------------------
     Total Rooms Expense                            $  2,779          2.7%   $  3,102          5.0%   $  3,770          3.9%
                                                  ---------------------------------------------------------------------------
   Rooms Departmental Income                        $  9,293          5.8%   $  9,829          7.4%   $ 10,680          8.4%
                                                  ===========================================================================
   Percentage of Occupancy                              69.0%         0.1%       70.2%         0.7%       69.6%         1.8%
   Average Daily Rate per Occupied Room             $   47.93         5.0%   $   50.46         6.2%   $   56.90         5.3%
   Average Size (Rooms)                                   54         (0.1)%       118         (0.2)%       186         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                              SMITH TRAVEL RESEARCH
                     HOTEL OPERATING STATISTICS 1996 REPORT
================================================================================

LIMITED-SERVICE HIGHLIGHTS

o Limited-service hotels showed strong profitability improvement from 14.6 percent of total revenue in 1994 to 23.0 percent in 1995.

o     Sample Characteristics:

        -   Sample comprised of 1,410 limited-service hotels.

        - Occupancy was slightly lower at 72.7 percent...highest occupancies were in Southeast states.

        - Room Rates increased 1.4 percent to $55.18...highest ADR's were in Middle Atlantic (New York) and Pacific (Hawaii) regions.

        -   RevPAR improved to $40.12.

o Gross operating profit (GOP) (before management fees) improved from 45.2 percent in 1994 to 46.6 percent in 1995...GOP was above 44 percent across all census regions except New England.

o     Higher priced properties generally reported higher GOP and pre-tax income.

o     Total fixed charges (including property taxes and insurance) decreased
      12.5 percent from $3,530 per available room in 1994 to $3,087 in 1995...fixed charges were highest in Mountain and Pacific regions.

o Payroll and related expenses, as a ratio to sales, were higher for West South Central and Pacific region properties...highest labor expense per available room was in Pacific region (Hawaii).

o Expressed as an amount per available room, limited-service profits improved over 12 percent from $3,091 per room in 1994 to $3,474 in 1995 due to GOP enhancements and reduced fixed charges.

o Properties in the Central regions reported the highest pre-tax income ranging from 22.8 percent to 29.4 of total revenue, while properties in New England reported the lowest pre-tax income at 13.0 percent of total revenue.

o Chain-Affiliated properties, with pre-tax income of 23.8 percent, were more profitable than the reporting Independent properties at 10.4 percent.

Limited-Service Hotels--Statements of Operating Income & Expenses - 1995

--------------------------------     -----------------------------------------------------------------------------------------------
                                                                             Geographic Region
--------------------------------     -----------------------------------------------------------------------------------------------
Ratios to Sales                          New     Middle     South   East North  East South  West North  West South
                                       England  Atlantic  Atlantic    Central     Central     Central     Central  Mountain  Pacific
Occupancy                               66.1%     70.8%     75.0%      73.4%       74.7%        72.4%      72.3%      73.3%    68.7%
Average Size of Property (Rooms)         105       112       125        114         114          123        127        124      133
Average Rate                           $52.95    $60.23    $52.66     $53.88      $51.96       $54.46     $53.65     $58.05   $62.93

REVENUE
  Rooms                                 95.1%     95.7%     95.7%      95.9%       96.1%        95.7%      95.3%      95.1%    94.2%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Other Food & Beverage                   .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                              2.3       2.3       2.2        2.2         1.8          2.0        1.1        1.6      2.5
  Minor Operated Departments              .6       1.1        .9        1.2          .8          1.1         .5        1.0      1.3
  Rentals & Other Income                 2.0        .9       1.3         .7         1.3          1.3        3.1        2.2      2.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Revenue                        100.0%    100.0%    100.0%     100.0%      100.0%       100.0%     100.0%     100.0%   100.0%

DEPARTMENTAL EXPENSES
  Rooms                                 25.0%     24.9%     25.5%      23.6%       25.7%        27.1%      28.5%      27.2%    28.3%
  Food & Beverage                         .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                             79.4      72.5      96.4       72.7        97.1         86.5       72.2       68.5     59.4
  Other Departmental Expenses             .9        .6        .5         .5          .7           .5         .6         .8      1.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Expenses           26.5%     26.1%     27.0%      24.7%       27.1%        28.1%      28.6%      27.8%    29.2%
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Profit             73.5%     73.9%     73.0%      75.3%       72.9%        71.9%      71.4%      72.2%    70.8%

UNDISTRIBUTED OPERATING EXPENSES
  Administrative & General              12.1%     10.9%     10.0%       9.7%        9.2%         9.4%       8.3%       8.6%     9.4%
  Marketing                              3.7       3.8       4.7        4.6         4.4          5.0        3.5        4.2      4.9
  Franchise Fee                          2.8       2.5       2.0        2.0         2.1          2.0         .9        2.0      1.7
  Energy                                 7.0       6.4       5.7        5.0         4.9          4.6        4.7        4.7      5.0
  Property Operation & Maintenance       5.8       5.2       5.7        5.6         4.8          5.4        3.8        4.6      5.2
------------------------------------------------------------------------------------------------------------------------------------
  Total Undistributed Operating
   Expenses                             31.3%     28.8%     28.1%      26.8%       25.5%        26.4%      21.2%      24.0%    26.0%

  GROSS OPERATING PROFIT                42.2%     45.1%     44.9%      48.5%       47.4%        45.5%      50.2%      48.2%    44.8%

  Management Fees                        2.3%      2.4%      3.2%       2.7%        3.2%         2.5%       3.9%       3.0%     2.8%
------------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE FIXED CHARGES*            39.9%     42.7%     41.7%      45.8%       44.2%        43.0%      46.3%      45.2%    42.0%
  Property Taxes                         4.5%      5.2%      3.1%       4.3%        2.6%         4.4%       3.8%       3.4%     3.2%
  Insurance                               .9        .9       1.0         .9         1.0          1.0        1.1        1.0      1.4
  Reserve For Replacement                 .3       1.1       1.1         .1          .2           .3         .1         .5       .6
------------------------------------------------------------------------------------------------------------------------------------
AMOUNT AVAILABLE FOR DEBT SERVICE
& OTHER FIXED CHARGES                   34.2%     35.5%     36.5%      40.5%       40.4%        37.3%      41.3%      40.3%    36.8%

Total Fixed Charges* (Including
  Property Taxes & Insurance)           26.9%     25.5%     19.3%      19.5%       14.8%        20.2%      18.0%      23.5%    24.9%
------------------------------------------------------------------------------------------------------------------------------------
Pre-Tax Income (Loss)                   13.0%     17.2%     22.4%      26.3%       29.4%        22.8%      28.3%      21.7%    17.1%
====================================================================================================================================
PAYROLL & RELATED EXPENSES
  Rooms                                 17.7%     18.2%     16.9%      15.7%       16.1%        17.7%      19.8%      17.0%    18.7%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                               .0       1.3        .7         .2          .0           .0         .0         .6       .6
  Other Operated Departments              .2        .3        .1         .1          .1           .2         .1         .2       .2
  Administrative & General               4.3       4.3       4.5        4.2         4.0          4.1        4.0        4.4      5.0
  Marketing                              1.7       1.3       1.7        1.6         1.2          1.8        1.9        1.6      1.8
  Property Operations & Maintenance      2.6       2.1       2.5        2.4         2.3          2.3        2.6        2.4      2.6
------------------------------------------------------------------------------------------------------------------------------------
  Total Payroll & Related Expenses      25.6%     25.5%     25.0%      23.4%       23.1%        25.3%      27.5%      24.8%    27.2%

* Total Fixed Charges does not include deductions for Replacements; but does include Depreciation and Amortization, Interest, Rent and Equipment Leases.

Expense ratios to sales for departmental expenses are based on their respective departmental revenues. All other expenses are based on total revenue. Totals may not add due to rounding.

----------------------------------------------   --------------------------------------  ---------------------------
                 Location                                     Price Category                        Size
----------------------------------------------   --------------------------------------  ---------------------------
                                                                                         Under 75  75-125   Over 125
 Urban   Suburban   Airport   Highway   Resort   Upscale   Mid-Price   Economy   Budget    Rooms    Rooms     Rooms
 73.2%     73.6%     74.4%     71.3%     70.8%     76.5%     72.4%      71.9%     69.1%    68.4%    73.1%     73.4%
  150       125       134       109       172       133       123        115       109       57      108       159
$70.88    $58.55    $53.02    $49.40    $61.51    $74.44    $54.25     $47.67    $39.99   $52.05   $51.89    $61.05

 94.2%     95.3%     95.3%     96.1%     92.9%     95.1%     95.0%      96.0%     96.3%    96.2%    95.8%     94.8%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.1       2.3       1.8       1.7       2.0       2.5       1.7        1.8       2.1      2.2      1.9       2.1
  1.4       1.2        .7        .6       1.3       1.6       1.0         .6        .5       .6       .8       1.2
  2.2       1.3       2.2       1.6       3.8        .8       2.3        1.6       1.1       .9      1.4       1.9
--------------------------------------------------------------------------------------------------------------------
100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%     100.0%    100.0%   100.0%   100.0%    100.0%

 27.3%     25.4%     28.5%     25.9%     28.8%     23.5%     26.9%      26.6%     26.9%    26.2%    25.5%      6.7%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
132.0      68.3      74.3      88.3      86.4      73.8      68.4       91.2      92.9     83.1     83.0      75.2
  1.0        .8        .5        .4       1.4       1.0        .8         .5        .3       .4       .5        .9
--------------------------------------------------------------------------------------------------------------------
 29.5%     26.6%     29.0%     26.8%     29.9%     25.2%     27.5%      27.7%     28.2%    27.5%    26.5%     27.8%
--------------------------------------------------------------------------------------------------------------------
 70.5%     73.4%     71.0%     73.2%     70.1%     74.8%     72.5%      72.3%     71.8%    72.5%    73.5%     72.2%

  9.4%      9.6%      9.4%      9.7%     10.6%      9.2%      9.1%       9.8%     10.9%    13.1%     9.3%      9.1%
  4.7       4.9       4.1       3.8       6.3       5.7       4.2        3.8       3.6      3.7      4.4       4.6
  1.5       2.2       1.7       1.6       1.4       2.1       2.2        1.2       1.9      3.5      1.7       1.7
  4.9       5.2       5.0       5.5       5.3       4.5       4.8        5.4       7.2      6.3      5.2       5.1
  5.2       5.0       4.3       5.6       5.1       4.6       4.2        5.5       7.4      5.2      5.5       4.7
--------------------------------------------------------------------------------------------------------------------
 25.8%     26.8%     24.5%     26.2%     28.7%     26.1%     24.5%      25.8%     30.9%    31.8%    26.1%     25.2%

 44.7%     46.6%     46.5%     47.0%     41.4%     48.7%     48.0%       6.5%      0.9%    40.7%    47.4%     47.0%

  3.3%      3.2%      3.4%      2.7%      3.2%      2.8%      3.8%       2.6%      2.2%     3.4%     2.6%     $3.5%
--------------------------------------------------------------------------------------------------------------------
 41.4%     43.4%     43.1%     44.3%     38.2%     45.9%     44.2%      43.9%     38.7%    37.3%    44.8%     43.5%

  3.9%      3.7%      4.1%      3.6%      2.1%      3.4%      3.4%       3.9%      4.2%     3.7%     3.6%      3.9%
  1.1       1.0       1.0       1.1       1.2       1.0       1.1        1.0       1.1      1.5      1.0       1.0
   .7        .5        .2        .6        .6        .2        .0         .5       1.2      1.5       .5        .4
--------------------------------------------------------------------------------------------------------------------
 35.7%     38.2%     37.8%     39.0%     34.3%     41.3%     39.3%      38.5%     32.2%    30.6%    39.7%     38.2%

 17.6%     22.3%     18.2%     19.8%     20.6%     18.4%     21.7%      19.7%     22.0%    33.3%    18.2%     20.4%
--------------------------------------------------------------------------------------------------------------------
 23.8%     21.1%     24.9%     24.5%     17.6%     27.5%     22.5%      24.2%     16.7%     4.0%    26.6%     23.1%
====================================================================================================================

 17.9%     15.7%     19.7%     18.7%     19.7%     11.9%     18.1%      19.7%     20.8%    18.3%    17.4%     17.2%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.8        .1        .3        .4       5.6        .3        .4        1.2        .0       .0       .3        .9
   .3        .1        .0        .2        .4        .1        .1         .4        .7       .1       .1        .2
  4.0       4.2       4.1       4.6       5.2       3.8       4.0        4.8       4.8      4.9      4.3       4.2
  1.9       1.5       1.9       1.6       3.0       1.5       1.2        2.2       1.7       .3      1.7       2.0
  2.5       2.3       2.4       2.5       2.6       2.1       2.2        2.5       2.8      2.0      2.4       2.5
--------------------------------------------------------------------------------------------------------------------
 25.6%     23.1%     27.2%     26.9%     29.6%     18.8%     24.7%      28.8%     30.0%    24.9%    25.2%     25.2%

                                                                      ----------
                                                                       SPECIAL
                                                                      SUPPLEMENT
                                                                      ----------

================================================================================
TRENDS IN THE HOTEL INDUSTRY
United States Cities 1995 and 1996 Projections
================================================================================

                                         Occupancy                    Average Daily Rate
                                ---------------------------------------------------------------
                                 1994     1995        1996       1994       1995        1996
                                Actual  Estimated   Projected   Actual    Estimated   Projected
                                ---------------------------------------------------------------
South Central Cities
   Austin, TX                    74.4%     76.0%       75.0%    $63.13     $65.50      $68.00
   Baton Rouge, LA               66.4      67.0        67.0      49.78      51.75       54.00
   Birmingham, AL                68.4      68.6        69.0      57.00      59.75       60.75
   Corpus Christi, TX            63.7      67.0        66.0      53.45      55.00       57.00
   Dallas/Fort Worth, TX         68.5      70.0        70.0      72.31      76.00       79.00
   El Paso, TX                   72.8      72.5        73.0      43.76      44.50       46.00
   Houston, TX                   64.3      64.0        65.0      67.32      71.00       74.00
   Jackson, MS                   65.6      65.0        67.0      48.90      49.20       51.00
   Knoxville, TN                 63.4      64.7        65.7      55.38      56.49       57.25
   Little Rock, AR               64.4      61.0        61.5      45.32      48.25       49.00
   Memphis, TN                   70.8      71.0        73.0      63.05      65.95       66.75
   Nashville, TN                 78.0      82.8        84.0      93.32      97.62       99.00
   New Orleans, LA               73.4      73.5        75.0      89.61      92.75       95.00
   Oklahoma City, OK             62.0      66.3        67.5      46.47      49.21       51.00
   San Antonio, TX               71.5      71.0        72.0      69.79      71.75       74.00
   Tulsa, OK                     58.8      59.2        61.0      56.79      58.54       59.00
                               -----------------       ---------------     ------------------
             Subtotal            68.6%     69.3%       70.0%    $69.56     $72.66      $75.28

Mountain and Pacific Cities

   Albuquerque, NM               73.4%     71.3%       73.0%    $63.28     $67.24      $68.00
   Billings, MT                  60.2      60.4        62.0      48.58      49.35       52.00
   Boise, ID                     75.5      75.0        75.0      58.00      62.00       64.00
   Colorado Springs, CO          69.3      69.7        71.2      59.31      62.33       63.75
   Denver, CO                    72.0      74.0        75.0      64.42      69.72       71.00
   Great Falls, MT               60.0      65.2        66.0      48.29      48.02       50.00
   Honolulu, HI                  81.1      80.2        80.5      98.82     105.00      110.00
   Los Angeles, CA               66.3      67.0        68.0      83.05      85.00       88.00
   Orange County, CA             65.5      69.0        70.0      76.50      77.34       80.24
   Phoenix, AZ                   71.4      72.9        73.0      90.13      99.34      100.00
   Portland, OR                  75.0      77.0        75.0      85.00      89.00       92.00
   Sacramento, CA                71.3      70.9        72.0      70.09      74.88       77.00
   Salt Lake City, UT            79.7      78.9        80.0      58.44      62.28       64.75
   San Diego County, CA          67.1      70.0        71.0      77.71      81.00       84.00
   San Francisco, CA             70.1      73.8        75.7     105.92     108.68      112.50
   Santa Fe, NM                  71.2      70.5        71.5     109.21     108.45      109.75
   Scottsdale, AZ                70.9      72.8        73.0     112.76     121.21      123.50
   Seattle, WA                   75.5      77.0        78.0     100.00     104.00      107.00
   Tucson, AZ                    69.2      71.6        72.0      74.25      78.68       79.00

             Subtotal            71.2%     72.5%       73.2%    $84.25     $88.41      $91.19
                               -----------------       ---------------     ------------------
             Total Cities        70.1%     71.3%       72.1%    $83.65     $87.51      $90.64
                               -----------------       ---------------     ------------------
             National Average*   68.9%     70.2%       71.2%    $81.68     $85.24      $88.10

================================================================================

* Average property size: 210 rooms.

                                Portland, OR Area
                          JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                          11/07/96

                  OCCUPANCY               ROOM RATE                ROOM SUPPLY              ROOM DEMAND
                  --------------------    --------------------     ----------------------   ------------------------
                  CURRENT  PRIOR  %       CURRENT PRIOR   %        CURRENT   PRIOR   %      CURRENT   PRIOR     %
YEAR MONTH        YEAR     YEAR   CHNG    YEAR    YEAR    CHNG     YEAR      YEAR    CHNG   YEAR      YEAR      CHNG
---- ---------    ----     ----   ----    -----   -----   ----     -------   ------- ----   -------   -------   ----

1990 January      50.8     52.9   -4.0    50.53   48.76    3.6      142073    132463  7.3     72214     70074    3.1
1990 February     57.5     56.5    1.8    52.36   48.45    8.1      129892    123816  4.9     74738     69913    6.9
1990 March        66.4     65.3    1.7    50.11   47.15    6.3      143809    137082  4.9     95515     89516    6.7
1990 April        66.4     64.6    2.8    49.90   49.74     .3      139170    132660  4.9     92443     85675    7.9
1990 May          67.3     68.4   -1.6    51.09   47.33    7.9      143809    137082  4.9     96797     93753    3.2
1990 June         81.4     79.6    2.3    54.30   48.53   11.9      139170    132660  4.9    113352    105578    7.4
1990 July         78.2     79.4   -1.5    53.25   49.46    7.7      143809    137082  4.9    112526    108850    3.4
1990 August       85.0     88.4   -3.8    56.10   51.49    9.0      143809    137082  4.9    122237    121131     .9
1990 September    77.7     75.2    3.3    51.48   48.89    5.3      139170    132660  4.9    108080     99814    8.3
1990 October      65.8     69.9   -5.9    52.67   50.92    3.4      143809    142073  1.2     94603     99281   -4.7
1990 November     56.3     65.1  -13.5    51.73   51.23    1.0      139770    137490  1.7     78649     89520  -12.1
1990 December     48.5     49.2   -1.4    52.15   47.89    8.9      144429    142073  1.7     69985     69880     .2
                  ----------------------------------------------------------------------------------------------------

     TOTAL 1990   66.8     67.9   -1.6    52.32   49.26    6.2     1692719   1624223  4.2   1131139   1102985    2.6

ROOM SAMPLE PERCENT - 38.7%        Number of Sample Properties - 12          Number of Census Properties - 49

1991 January      49.9     50.8   -1.8    53.20   50.53    5.3      144429    142073  1.7     72000     72214    -.3
1991 February     57.9     57.5     .7    53.08   52.36    1.4      130452    129892   .4     75561     74738    1.1
1991 March        65.5     66.4   -1.4    50.70   50.11    1.2      144429    143809   .4     94573     95515   -1.0
1991 April        74.3     66.4   11.9    52.11   49.90    4.4      139770    139170   .4    103901     92443   12.4
1991 May          68.0     67.3    1.0    51.28   51.09     .4      144429    143809   .4     98208     96797    1.5
1991 June         83.7     81.4    2.8    53.44   54.30   -1.6      139770    139170   .4    117030    113352    3.2
1991 July         81.8     78.2    4.6    55.28   53.25    3.8      145111    143809   .9    118707    112526    5.5
1991 August       89.0     85.0    4.7    56.00   56.10    -.2      145111    143809   .9    129180    122237    5.7
1991 September    74.3     77.7   -4.4    52.40   51.48    1.8      140430    139170   .9    104285    108080   -3.5
1991 October      60.2     65.8   -8.5    53.92   52.67    2.4      145111    143809   .9     87401     94603   -7.6
1991 November     54.9     56.3   -2.5    54.64   51.73    5.6      140430    139770   .5     77121     78649   -1.9
1991 December     47.7     48.5   -1.6    51.11   52.15   -2.0      145111    144429   .5     69285     69985   -1.0
                  ----------------------------------------------------------------------------------------------------
     TOTAL 1991   67.3     66.8     .7    53.23   52.32    1.7     1704583   1692719   .7   1147252   1131139    1.4

ROOM SAMPLE PERCENT - 37.0%        Number of Sample Properties - 13          Number of Census Properties - 50

                  ROOM REVENUE
                  --------------------------
                  CURRENT    PRIOR     %
YEAR MONTH        YEAR       YEAR      CHNG
---- ---------    -------    -------   ----

1990 January      3649066    3416496    6.8
1990 February     3913637    3387391   15.5
1990 March        4785968    4220680   13.4
1990 April        4613190    4261117    8.3
1990 May          4945435    4437717   11.4
1990 June         6154731    5123233   20.1
1990 July         5992123    5383642   11.3
1990 August       6857622    6236997   10.0
1990 September    5564442    4879916   14.0
1990 October      4983009    5055075   -1.4
1990 November     4068199    4586115  -11.3
1990 December     3649618    3346369    9.1
                 --------------------------
     TOTAL 1990  59177040   54334748    8.9



1991 January      3830518    3649066    5.0
1991 February     4010519    3913637    2.5
1991 March        4795033    4785968     .2
1991 April        5414310    4613190   17.4
1991 May          5036247    4945435    1.8
1991 June         6254128    6154731    1.6
1991 July         6562617    5992123    9.5
1991 August       7234533    6857622    5.5
1991 September    5464749    5564442   -1.8
1991 October      4713075    4983009   -5.4
1991 November     4213738    4068199    3.6
1991 December     3541106    3649618   -3.0
                 --------------------------
     TOTAL 1991  61070573   59177040    3.2

                                 Portland, OR Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                          11/07/96

                  OCCUPANCY               ROOM RATE                ROOM SUPPLY              ROOM DEMAND
                  --------------------    --------------------     ----------------------   ------------------------
                  CURRENT  PRIOR  %       CURRENT PRIOR   %        CURRENT   PRIOR   %      CURRENT   PRIOR     %
YEAR MONTH        YEAR     YEAR   CHNG    YEAR    YEAR    CHNG     YEAR      YEAR    CHNG   YEAR      YEAR      CHNG
---- ---------    ----     ----   ----    -----   -----   ----     -------   ------- ----   -------   -------   ----

1992 January      50.1     49.9     .4    52.45   53.20   -1.4      145111    144429   .5     72690     72000    1.0
1992 February     52.2     57.9   -9.8    53.33   53.08     .5      131068    130452   .5     68421     75561   -9.4
1992 March        58.5     65.5  -10.7    51.59   50.70    1.8      145111    144429   .5     84873     94573  -10.3
1992 April        60.1     74.3  -19.1    52.38   52.11     .5      140430    139770   .5     84348    103901  -18.8
1992 May          60.9     68.0  -10.4    52.72   51.28    2.8      145111    144429   .5     88365     98208  -10.0
1992 June         80.4     83.7   -3.9    53.65   53.44     .4      140430    139770   .5    112885    117030   -3.5
1992 July         79.8     81.8   -2.4    53.65   55.28   -2.9      145111    145111   .0    115778    118707   -2.5
1992 August       82.9     89.0   -6.9    54.12   56.00   -3.4      145111    145111   .0    120312    129180   -6.9
1992 September    74.2     74.3    -.1    53.21   52.40    1.5      140430    140430   .0    104151    104285    -.1
1992 October      64.7     60.2    7.5    52.68   53.92   -2.3      147064    145111  1.3     95149     87401    8.9
1992 November     55.7     54.9    1.5    52.44   54.64   -4.0      142320    140430  1.3     79289     77121    2.8
1992 December     48.1     47.7     .8    51.65   51.11    1.1      147064    145111  1.3     70762     69285    2.1
                  ----------------------------------------------------------------------------------------------------
TOTAL 1992        64.0     67.3   -4.9    52.93   53.23  -.6       1714361   1704583   .6   1097023   1147252   -4.4

ROOM SAMPLE PERCENT - 33.6%        Number of Sample Properties - 14           Number of Census Properties - 51

1993 January      47.8     50.1   -4.6    54.62   52.45    4.1      147064    145111  1.3     70333     72690   -3.2
1993 February     54.5     52.2    4.4    54.35   53.33    1.9      134652    131068  2.7     73449     68421    7.3
1993 March        61.6     58.5    5.3    54.38   51.59    5.4      149079    145111  2.7     91779     84873    8.1
1993 April        65.2     60.1    8.5    55.15   52.38    5.3      144270    140430  2.7     94047     84348   11.5
1993 May          62.4     60.9    2.5    54.88   52.72    4.1      149079    145111  2.7     93020     88365    5.3
1993 June         71.2     80.4  -11.4    55.81   53.65    4.0      144270    140430  2.7    102712    112885   -9.0
1993 July         78.2     79.8   -2.0    56.36   53.65    5.1      149079    145111  2.7    116530    115778     .6
1993 August       76.8     82.9   -7.4    57.49   54.12    6.2      149079    145111  2.7    114473    120312   -4.9
1993 September    67.9     74.2   -8.5    55.90   53.21    5.1      144270    140430  2.7     97964    104151   -5.9
1993 October      60.3     64.7   -6.8    55.12   52.68    4.6      149079    147064  1.4     89843     95149   -5.6
1993 November     60.5     55.7    8.6    53.26   52.44    1.6      146130    142320  2.7     88349     79289   11.4
1993 December     48.3     48.1     .4    52.40   51.65    1.5      151001    147064  2.7     72896     70762    3.0
                  ----------------------------------------------------------------------------------------------------
TOTAL 1993        62.9     64.0   -1.7    55.14   52.93    4.2     1757052   1714361  2.5   1105415   1097023     .8

ROOM SAMPLE PERCENT - 39.5%         Number of Sample Properties - 17          Number of Census Properties - 53

                  ROOM REVENUE
                  --------------------------
                  CURRENT    PRIOR     %
YEAR MONTH        YEAR       YEAR      CHNG
---- ---------    -------    -------   ----

1992 January      3812484    3830518    -.5
1992 February     3648632    4010519   -9.0
1992 March        4378796    4795033   -8.7
1992 April        4418492    5414310  -18.4
1992 May          4658948    5036247   -7.5
1992 June         6056819    6254128   -3.2
1992 July         6210966    6562617   -5.4
1992 August       6511256    7234533  -10.0
1992 September    5541466    5464749    1.4
1992 October      5012340    4713075    6.3
1992 November     4157992    4213738   -1.3
1992 December     3655023    3541106    3.2
                 --------------------------
TOTAL 1992       58063216   61070573   -4.9



1993 January      3841727    3812484     .8
1993 February     3992123    3648632    9.4
1993 March        4990603    4378796   14.0
1993 April        5186679    4418492   17.4
1993 May          5104996    4658948    9.6
1993 June         5732547    6056819   -5.4
1993 July         6567803    6210966    5.7
1993 August       6580952    6511256    1.1
1993 September    5476893    5541466   -1.2
1993 October      4951881    5012340   -1.2
1993 November     4705414    4157992   13.2
1993 December     3819595    3655023    4.5
                 --------------------------
TOTAL 1993       60951213   58063216    5.0


                                Portland, OR Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                          11/07/96

                  OCCUPANCY               ROOM RATE                ROOM SUPPLY              ROOM DEMAND
                  --------------------    --------------------     ----------------------   ------------------------
                  CURRENT  PRIOR  %       CURRENT PRIOR   %        CURRENT   PRIOR   %      CURRENT   PRIOR     %
YEAR MONTH        YEAR     YEAR   CHNG    YEAR    YEAR    CHNG     YEAR      YEAR    CHNG   YEAR      YEAR      CHNG
---- ---------    ----     ----   ----    -----   -----   ----     -------   ------- ----   -------   -------   ----

1994 January      46.7     47.8   -2.3    53.22   54.62   -2.6      151001    147064  2.7     70505     70333     .2
1994 February     53.6     54.5   -1.7    54.63   54.35     .5      136388    134652  1.3     73069     73449    -.5
1994 March        59.4     61.6   -3.6    54.63   54.38     .5      151001    149079  1.3     89751     91779   -2.2
1994 April        62.3     65.2   -4.4    54.88   55.15    -.5      146130    144270  1.3     91074     94047    3.2
1994 May          59.6     62.4   -4.5    56.29   54.88    2.6      152272    149079  2.1     90784     93020   -2.4
1994 June         74.7     71.2    4.9    59.16   55.81    6.0      147360    144270  2.1    110107    102712    7.2
1994 July         78.2     78.2     .0    59.43   56.36    5.4      152272    149079  2.1    119001    116530    2.1
1994 August       83.3     76.8    8.5    60.86   57.49    5.9      156054    149079  4.7    129943    114473   13.5
1994 September    74.4     67.9    9.6    57.92   55.90    3.6      151020    144270  4.7    112377     97984   14.7
1994 October      68.6     60.3   13.8    56.60   55.12    2.7      156054    149079  4.7    107131     89843   19.2
1994 November     63.2     60.5    4.5    55.58   53.26    4.4      151020    146130  3.3     95501     88349    8.1
1994 December     52.2     48.3    8.1    55.12   52.40    5.2      156054    151001  3.3     81399     72896   11.7
                  ----------------------------------------------------------------------------------------------------
TOTAL 1994        64.8     62.9    3.0    56.91   55.14    3.2     1806626   1757052  2.8   1170642   1105415    5.9

ROOM SAMPLE PERCENT - 39.7%         Number of Sample Properties - 17          Number of Census Properties - 55

1995 January      52.4     46.7   12.2    58.41   53.22    9.8      156054    151001  3.3     81729     70505   15.9
1995 February     58.6     53.6    9.3    58.78   54.63    7.6      140952    136388  3.3     82531     73069   12.9
1995 March        64.5     59.4    8.6    59.35   54.63    8.6      156054    151001  3.3    100659     89751   12.2
1995 April        62.6     62.3     .5    59.53   54.88    8.5      151020    146130  3.3     94614     91074    3.9
1995 May          66.7     59.6   11.9    60.34   56.29    7.2      156054    152272  2.5    104105     90784   14.7
1995 June         77.6     74.7    3.9    62.06   59.16    4.9      151020    147360  2.5    117266    110107    6.5
1995 July         80.5     78.2    2.9    62.97   59.43    6.0      156054    152272  2.5    125664    119001    5.6
1995 August       85.4     83.3    2.5    64.66   60.86    6.2      156054    156054   .0    133236    129943    2.5
1995 September    74.7     74.4     .4    62.50   57.92    7.9      151020    151020   .0    112842    112377     .4
1995 October      70.0     68.6    2.0    63.33   56.60   11.9      156054    156054   .0    109283    107131    2.0
1995 November     59.9     63.2   -5.2    62.29   55.58   12.1      151020    151020   .0     90491     95501   -5.2
1995 December     56.2     52.2    7.7    61.81   55.12   12.1      156054    156054   .0     87678     81399    7.7
                  ----------------------------------------------------------------------------------------------------
TOTAL 1995        67.5     64.8    4.2    61.57   56.91    8.2     1837410   1806626  1.7   1240098   1170642    5.9

ROOM SAMPLE PERCENT - 41.8%         Number of Sample Properties - 18          Number of Census Properties - 55

                  ROOM REVENUE
                  -------------------------
                  CURRENT    PRIOR     %
YEAR MONTH        YEAR       YEAR      CHNG
---- ---------    -------    -------   ----

1994 January      3752209    3841727   -2.3
1994 February     3991960    3992123    -.0
1994 March        4902878    4990603   -1.8
1994 April        4997915    5186679   -3.6
1994 May          5109868    5104996     .1
1994 June         6513858    5732547   13.6
1994 July         7072366    6567803    7.7
1994 August       7908858    6580952   20.2
1994 September    6509137    5476893   18.8
1994 October      6063955    4951881   22.5
1994 November     5307644    4705414   12.8
1994 December     4486618    3819595   17.5
                 --------------------------
TOTAL 1994       66617286   60951213    9.3



1995 January      4773541    3752209   27.2
1995 February     4851332    3991980   21.5
1995 March        5974289    4902878   21.9
1995 April        5632778    4997915   12.7
1995 May          6281219    5109868   22.9
1995 June         7277521    6513858   11.7
1995 July         7912989    7072366   11.9
1995 August       8615120    7908858    8.9
1995 September    7053084    6509137    8.4
1995 October      6920448    6063955   14.1
1995 November     5636675    5307644    6.2
1995 December     5418973    4486618   20.8
                 --------------------------
TOTAL 1995       76347969   66617286   14.6

                                Portland, OR Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                  OCCUPANCY               ROOM RATE                ROOM SUPPLY               ROOM DEMAND
                  --------------------    --------------------     ----------------------    -----------------------
                  CURRENT  PRIOR  %       CURRENT PRIOR   %        CURRENT   PRIOR   %       CURRENT   PRIOR    %
YEAR MONTH        YEAR     YEAR   CHNG    YEAR    YEAR    CHNG     YEAR      YEAR    CHNG    YEAR      YEAR     CHNG
---- ---------    ----     ----   ----    -----   -----   ----     -------   ------- ----    ------   -------   ----

1996 January      51.4     52.4   -1.9    63.07   58.41    8.0      156054    156054   .0     80262     81729   -1.8
1996 February     63.0     58.6    7.5    61.64   58.78    4.9      140952    140952   .0     88828     82531    7.6
1996 March        68.8     64.5    6.7    62.81   59.35    5.8      156054    156054   .0    107329    100659    6.6
1996 April        66.1     62.6    5.6    64.88   59.53    9.0      154320    151020  2.2    102080     94614    7.9
1996 May          69.1     66.7    3.6    65.91   60.34    9.2      159464    156054  2.2    110120    104105    5.8
1996 June         76.6     71.6   -1.3    66.71   62.06    7.5      154320    151020  2.2    118186    117266     .8
1996 July         81.1     80.5     .7    70.29   62.97   11.6      165664    156054  6.2    134336    125664    6.9
1996 August       85.3     85.4    -.1    68.96   64.66    6.7      165664    156054  6.2    141234    133236    6.0
1996 September    69.5     74.7   -7.0    66.67   62.50    6.7      163440    151020  8.2    113563    112842     .6
                  ----------------------------------------------------------------------------------------------------
     TOTAL 1996   70.3     69.3    1.4    66.07   61.27    7.8     1415932   1374282  3.0    995938    952646    4.5

     ROOM SAMPLE PERCENT 37.2%           Number of Sample Properties - 17         Number of Census Properties - 59

                  ROOM REVENUE
                  -------------------------
                  CURRENT    PRIOR     %
YEAR MONTH        YEAR       YEAR      CHNG
---- ---------    -------    -------   ----

1996 January      5062444    4773541    6.1
1996 February     5475382    4851332   12.9
1996 March        6741775    5974289   12.8
1996 April        6623387    5632778   17.6
1996 May          7258174    6281219   15.6
1996 June         7883960    7277521    8.3
1996 July         9442163    7912909   19.3
1996 August       9740108    8615120   13.1
1996 September    7570869    7053084    7.3
                 --------------------------
     TOTAL 1996  65798262   58371873   12.7


SOURCE: SMITH TRAVEL RESEARCH - The information contained in this report is based upon independent surveys and research from sources considered reliable but no representation is made as to its completeness or accuracy. This information is in no way to be construed as a recommendation by Smith Travel Research of any industry standard and is intended solely for the internal purposes of your company and should not be published in any manner unless authorized by Smith Travel Research.

                         LIST OF PROPERTIES INCLUDED IN
                               Portland, OR Area                11/07/96 Page: 1
                                                RESPONSE REPORT Report #: Res-14

                                                                               Zip
STR CODE    Name of Establishment                    City                ST    Code    Telephone        YEAR     ROOMS
---------   -----------------------------------      ---------------     ----  -----  --------------    -----    -------
    17602   GREENWOOD INN                            BEAVERTON           OR    97005  (503) 643-7444              253
    22913   SATELLITE MOTEL                          BEAVERTON           OR    97005  (503) 646-2155    8004       48
     3353   VAL U MOTOR INN                          BEAVERTON           OR    97005  (503) 646-4131               62
    10276   RAMADA BEAVERTON                         BEAVERTON           OR    97005  (503) 643-9100              143
    17603   PEPPER TREE MOTOR INN                    BEAVERTON           OR    97005  (503) 641-7477               75
    29792   EXECUTIVE INN AT THE LAKE                BEAVERTON           OR    97006  (503) 645-2640    8600       98
    33271   FAIRFIELD INN HILLSBORO                  BEAVERTON           OR    97006                    9613      105
    22896   AMERICAN MOTOR INN                       ALOHA               OR    97006  (503) 649-8591               50
    25749   COURTYARD PORTLANO/BEAVERTON             BEAVERTON           OR    97008  (503) 641-3200    8902      149
    33051   COMFORT INN CANBY                        CANBY               OR    97013  (503) 266-5400    8605       35
    23115   MONARCH MOTOR HOTEL                      CLACKANAS           OR    97015  (503) 652-1515              193
    25860   HAMPTON INN PORTLAND                     CLACKAMAS           OR    97015  (503) 655-0062    9609      104
    31855   CLACKAMAS INN                            CLACKAMAS           OR    97015  (503) 650-5340              105
     3377   BEST WESTERN SUNNYSIDE INN               CLACKAMAS           OR    97015  (503) 652-1500    8000      141
    22467   DAYS INN PORTLAND/SOUTH                  CLACKAMAS           OR    97015  (503) 654-1699              110
    22964   RED FOX MOTEL                            ESTACADA            OR    97023  (503) 630-4243               35
    13075   MT HOOD INN                              GOVERNMENT CAMP     OR    97028  (503) 272-3205    9002       56
    17710   TIMBERLINE LODGE                         TIMBERLINE          OR    97028  (503) 231-5400               60
    29255   PHOENIX INN                              LAKE OSWEGO         OR    97035  (503) 624-7400    9311       62
     5303   RESIDENCE INN PORTLAND SOUTH             LAKE OSWEGO         OR    97035  (503) 684-2603    8412      112
     3376   BEST WESTERN SHERWOOD INN MOTE           LAKE OSWEGO         OR    97035  (503) 620-2980    7200      101
    26993   CROWNE PLAZA PORTLAND/LAKE 0SW           LAKE OSWEGO         OR    97035  (503) 624-8400    8910      161
    17729   VALU INN                                 OREGON CITY         OR    97045  (503) 655-7141              120
    33190   BEST WESTERN SANDY INN                   SANDY               OR    97055  (503) 668-7100    9607       45
    32848   CENTURY HOTEL                            TUALATIN            OR    97062  (503) 692-3600               40
    17744   SWEETBRIAR INN                           TUALATIN            OR    97062  (503) 692-5800               98
    23159   RESORT AT THE MOUNTAIN                   WELCHES             OR    97067  (503) 622-3101              160
     8998   SNOOZ INN                                WILSONVILLE         OR    97070  (503) 682-2333    6800       57
    29025   COMFORT INN WILSONVILLE                  WILSONVILLE         OR    97070  (503) 682-9000    9210       63
    23453   SUPER 8 PORTLAND/WILSONVILLE             WILSONVILLE         OR    97070  (503) 682-2088    8512       72
    13102   MOTEL ORLEANS WILSONVILLE                WILSONVILLE         OR    97070  (503) 682-3184    8706       78
    10279   BURNS WEST MOTEL                         WILSONVILLE         OR    97070  (503) 682-2123               74
      434   HOLIDAY INN PORTLAND I-5 S               WILSONVILLE         OR    97070  (503) 682-2211              166
    19114   BEST WESTERN WILLIAMETTE INN             WILSONVILLE         OR    97070  (503) 682-2288    3612       63
    30131   TRAVELODGE FOREST GROVE                  FOREST GROVE        OR    97116  (503) 357-9000    9405       41
    27755   FOREST GROVE INN                         FOREST GROVE        OR    97116  (503) 357-9700    9011       20
    17661   DUNES                                    HILLSBORO           OR    97123  (503) 648-8991               40
    17662   PARK DUNES MOTEL                         HILLSBORO           OR    97123  (503) 640-4791               60

                                                ---------1995---------    ----------------------- 1996 ---------------------------
STR CODE    Name of Establishment               SEP   OCT    NOV   DEC    JAN    FEB   MAR    APR   MAY    JUN   JUL    AUG    SEP
---------   ----------------------------------  ----------------------------------------------------------------------------------
    17602   GREENWOOD INN
    22913   SATELLITE MOTEL                      X     X      X     X      X      X     X      X     X      X     X             X
     3353   VAL U MOTOR INN
    10276   RAMADA BEAVERTON                     X     X      X     X      X      X     X      X     X      X     X      X      X
    17603   PEPPER TREE MOTOR INN
    29792   EXECUTIVE INN AT THE LAKE
    33271   FAIRFIELD INN HILLSBORO
    22896   AMERICAN MOTOR INN
    25749   COURTYARD PORTLANO/BEAVERTON         X     X      X     X      X      X     X      X     X      X     X      X      X
    33051   COMFORT INN CANBY                                                                  X     X      X     X      X      X
    23115   MONARCH MOTOR HOTEL
    25860   HAMPTON INN PORTLAND                 X     X      X     X      X                                                    X
    31855   CLACKAMAS INN
     3377   BEST WESTERN SUNNYSIDE INN
    22467   DAYS INN PORTLAND/SOUTH              X     X      X     X      X      X     X      X     X      X     X      X      X
    22964   RED FOX MOTEL
    13075   MT HOOD INN
    17710   TIMBERLINE LODGE
    29255   PHOENIX INN
     5303   RESIDENCE INN PORTLAND SOUTH         X     X      X     X      X      X     X      X     X      X     X      X      X
     3376   BEST WESTERN SHERWOOD INN MOTE       X     X      X     X      X      X     X
    26993   CROWNE PLAZA PORTLAND/LAKE 0SW       X     X      X     X      X      X     X      X     X      X     X      X      X
    17729   VALU INN
    33190   BEST WESTERN SANDY INN
    32848   CENTURY HOTEL
    17744   SWEETBRIAR INN
    23159   RESORT AT THE MOUNTAIN               X     X      X     X      X      X
     8998   SNOOZ INN
    29025   COMFORT INN WILSONVILLE              X     X      X     X      X      X     X      X     X      X
    23453   SUPER 8 PORTLAND/WILSONVILLE
    13102   MOTEL ORLEANS WILSONVILLE
    10279   BURNS WEST MOTEL
      434   HOLIDAY INN PORTLAND I-5 S           X     X      X     X      X      X     X      X     X      X     X      X      X
    19114   BEST WESTERN WILLIAMETTE INN
    30131   TRAVELODGE FOREST GROVE              X     X      X     X                                       X     X      X      X
    27755   FOREST GROVE INN
    17661   DUNES
    17662   PARK DUNES MOTEL

                         LIST OF PROPERTIES INCLUDED IN
                               Portland, OR Area                11/07/96 Page: 2
                                                RESPONSE REPORT Report #: Res-14

                                                                               Zip
STR CODE    Name of Establishment                    City                ST    Code    Telephone        YEAR     ROOMS
---------   -----------------------------------      ---------------     ----  -----  --------------    -----    -------
    22998   BEST WESTERN HALLMARK INN                HILLSBORO           OR    97124  (503) 648-3500    8500      123
    30166   RESIDENCE INN PORTLAND WEST              HILLSBORO           OR    97124  (503) 531-3200    9408      122
    31730   COURTYARD HILLSBORO                      HILLSBORO           OR    97124  (503) 690-1800    9607      155
    17702   SAFARI MOTOR INN                         MC MINNVILLE        OR    97128  (503) 472-5187               90
    17701   PAROGON MOTEL                            MC MINNVILLE        OR    97128  (503) 472-9493               55
    29644   BEST WESTERN VINEYARD INN                MC MINNVILLE        OR    97128  (503) 472-4900    9302       65
    12676   SHILO INN NEWBERG                        NEWBERG             OR    97132  (503) 537-0303               60
    23061   TOWNE & COUNTRY MOTEL                    NEWBERG             OR    97132  (503) 538-2800               21
    23164   FLYING M RANCH                           YANHILL             OR    97148  (503) 662-3222               35
    17749   WAYSIDE MOTOR INN                        PORTLAND            OR    97223  (503) 245-6421              117
    11195   SHILO INN TIGARD/WASHINGTON SQ           TIGARD              OR    97223  (503) 620-4320    8400       77
    26183   EMBASSY SUITES PORTLAND/TIGARD           TIGARD              OR    97223  (503) 644-4000    8701      354
    31864   PHOENIX INN/WASHINGTON SO                TIGARD              OR    97223  (503) 624-9000               56
    17748   DAYS INN TIGARD                          TIGARD              OR    97223  (503) 246-8451               51
    32586   COURTYARD TIGARD                         TIGARD              OR    97224  (503) 684-7900    9604      110
     5947   MOTEL 6 PORTLAND/TIGARD EAST             TIGARD              OR    97224  (503) 684-0760               80
     6529   MOTEL 6 PORTLAND                         TIGARD              OR    97224  (503) 620-2066              117
    23117   QUALITY TIGARD                           TIGARD              OR    97224  (503) 620-3460              122
     3378   BEST WESTERN CHATEAU 290                 TIGARD              OR    97224  (503) 620-2030    7400       68
    17743   LAMPLIGHTER MOTEL                        PORTLAND            OR    97225  (503) 297-2211               56
    10275   SHILO INN PORTLAND/BEAVERTON             PORTLAND            OR    97225  (503) 297-2551              142
    23150   ECONO LODGE MILWAUKIE/PORTLAND           MILWAUKIE           OR    97267  (503) 654-2222    9107       22
                                                                                                                   ---
                                                                                                                   5553

                                                ---------1995---------    ----------------------- 1996 ----------------------------
STR CODE    Name of Establishment               SEP   OCT    NOV   DEC    JAN    FEB   MAR    APR   MAY    JUN   JUL    AUG    SEP
---------   ----------------------------------- -----------------------------------------------------------------------------------
    22998   BEST WESTERN HALLMARK INN
    30166   RESIDENCE INN PORTLAND WEST          X     X      X     X      X      X     X      X     X      X     X      X
    31730   COURTYARD HILLSBORO                                                                                   X
    17702   SAFARI MOTOR INN
    17701   PAROGON MOTEL
    29644   BEST WESTERN VINEYARD INN
    12676   SHILO INN NEWBERG
    23061   TOWNE & COUNTRY MOTEL
    23164   FLYING M RANCH
    17749   WAYSIDE MOTOR INN
    11195   SHILO INN TIGARD/WASHINGTON SQ
    26183   EMBASSY SUITES PORTLAND/TIGARD       X     X      X     X      X      X     X      X     X      X     X      X      X
    31864   PHOENIX INN/WASHINGTON SO
    17748   DAYS INN TIGARD                      X     X      X     X      X      X     X      X     X      X     X      X      X
    32586   COURTYARD TIGARD                                                                   X     X      X     X      X      X
     5947   MOTEL 6 PORTLAND/TIGARD EAST         X     X      X     X      X      X     X      X     X      X     X      X      X
     6529   MOTEL 6 PORTLAND                     X     X      X     X      X      X     X      X     X      X     X      X      X
    23117   QUALITY TIGARD                       X     X                   X      X     X      X     X      X     X      X      X
     3378   BEST WESTERN CHATEAU 290
    17743   LAMPLIGHTER MOTEL
    10275   SHILO INN PORTLAND/BEAVERTON
    23150   ECONO LODGE MILWAUKIE/PORTLAND       X     X      X     X             X     X      X     X      X     X      X

                                                   X - Denotes data received by Smith Travel Research.